Exhibit 4.4 INNOVATE CORP. as Issuer EACH OF THE SUBSIDIARY GUARANTORS PARTY HERETO AND U.S. Bank Trust Company, National Association as Trustee and Collateral Trustee Indenture Dated as of August 4, 2025 9.5% Convertible Senior Secured Notes due 2027 (i) Table of Contents Page Article 1. DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION.......................................... 1 Section 1.01. Definitions ................................................................................................................................. 1 Section 1.02. Compliance Certificates and Opinions .................................................................................... 30 Section 1.03. Form of Documents Delivered to Trustee ............................................................................... 30 Section 1.04. Acts of Holders; Record Dates ................................................................................................ 31 Section 1.05. Notices, Etc., to Trustee and Company .................................................................................... 31 Section 1.06. Notice to Holders; Waiver ....................................................................................................... 32 Section 1.07. [Reserved] ............................................................................................................................... 32 Section 1.08. Effect of Headings and Table of Contents ............................................................................... 32 Article 2. SECURITY FORMS ................................................................................................................................... 32 Section 2.01. Forms Generally ...................................................................................................................... 32 Section 2.02. Form of Face of Note .............................................................................................................. 32 Section 2.03. Form of Reverse of Note .......................................................................................................... 36 Article 3. THE SECURITIES ...................................................................................................................................... 41 Section 3.01. Title and Terms; Payments ...................................................................................................... 41 Section 3.02. Ranking .................................................................................................................................... 42 Section 3.03. Denominations ......................................................................................................................... 42 Section 3.04. Execution, Authentication, Delivery and Dating ..................................................................... 42 Section 3.05. Temporary Notes ..................................................................................................................... 42 Section 3.06. Registration; Registration of Transfer and Exchange ............................................................. 43 Section 3.07. Transfer Restrictions ............................................................................................................... 44 Section 3.08. [Reserved] ............................................................................................................................... 45 Section 3.09. Mutilated, Destroyed, Lost and Stolen Notes .......................................................................... 45 Section 3.10. Persons Deemed Owners ......................................................................................................... 46 Section 3.11. Transfer and Exchange ............................................................................................................ 46 Section 3.12. Cancellation ............................................................................................................................ 48 Section 3.13. CUSIP Numbers ...................................................................................................................... 48 Section 3.14. PIK Interest ............................................................................................................................. 48 Section 3.15. Offer to Purchase by Application of Net Cash Proceeds ......................................................... 49 Article 4. PARTICULAR COVENANTS OF THE COMPANY ............................................................................... 50 Section 4.01. Payment of Principal and Interest ........................................................................................... 50 Section 4.02. Maintenance of Office or Agency ............................................................................................ 51 Section 4.03. Appointments to Fill Vacancies in Trustee’s Office ................................................................ 51 Section 4.04. Provisions as to Paying Agent ................................................................................................. 51 (ii) Section 4.05. Existence .................................................................................................................................. 52 Section 4.06. [Reserved] ............................................................................................................................... 52 Section 4.07. [Reserved] ............................................................................................................................... 52 Section 4.08. Reports .................................................................................................................................... 52 Section 4.09. Resale of Certain Notes ........................................................................................................... 54 Section 4.10. [Reserved] ............................................................................................................................... 54 Section 4.11. Book-Entry System................................................................................................................... 54 Section 4.12. [Reserved] ............................................................................................................................... 54 Section 4.13. [Reserved] ............................................................................................................................... 54 Section 4.14. Stay; Extension and Usury Laws ............................................................................................. 54 Section 4.15. Compliance Certificate ............................................................................................................ 55 Section 4.16. Taxes ........................................................................................................................................ 55 Section 4.17. Restricted Payments ................................................................................................................ 55 Section 4.18. Dividend and Other Payment Restrictions Affecting Subsidiaries .......................................... 56 Section 4.19. Incurrence of Indebtedness and Issuance of Preferred Stock .................................................. 58 Section 4.20. Asset Sales ............................................................................................................................... 61 Section 4.21. Transactions with Affiliates ..................................................................................................... 62 Section 4.22. Liens ........................................................................................................................................ 64 Section 4.23. [Reserved] ............................................................................................................................... 65 Section 4.24. Additional Note Guarantees .................................................................................................... 65 Section 4.25. No Impairment of Security Interests ........................................................................................ 65 Section 4.26. Advances to Subsidiaries ......................................................................................................... 65 Section 4.27. Real Estate Mortgages and Filings ......................................................................................... 65 Section 4.28. Further Assurances; Insurance ............................................................................................... 66 Section 4.29. No Investment Company Act Registration ............................................................................... 67 Section 4.30. No Transfers of Material Property .......................................................................................... 67 Section 4.31. Anti-layering Covenant ........................................................................................................... 67 Article 5. REDEMPTION ........................................................................................................................................... 67 Section 5.01. Right to Redeem ....................................................................................................................... 67 Section 5.02. Notice of Redemption .............................................................................................................. 68 Section 5.03. Effect of Notice of Redemption ................................................................................................ 68 Section 5.04. Deposit of Redemption Price ................................................................................................... 68 Article 6. [RESERVED] .............................................................................................................................................. 69 Article 7. CONVERSION ........................................................................................................................................... 69 Section 7.01. Right to Convert ...................................................................................................................... 69 Section 7.02. Conversion Procedure ............................................................................................................. 69 Section 7.03. Settlement upon Conversion .................................................................................................... 70 Section 7.04. Adjustment of Conversion Rate ............................................................................................... 72 (iii) Section 7.05. Effect of Reclassification, Consolidation, Merger or Sale ...................................................... 79 Section 7.06. Adjustments of Prices .............................................................................................................. 79 Section 7.07. Adjustment upon Conversion in connection with (i) a Make-Whole Fundamental Change or (ii) the Delivery of a Notice of Redemption ............................................................................. 80 Section 7.08. Taxes on Shares Issued ............................................................................................................ 81 Section 7.09. Reservation of Shares; Shares to be Fully Paid; Compliance with Governmental Requirements ........................................................................................................................... 81 Section 7.10. Responsibility of Trustee and Conversion Agent ..................................................................... 81 Section 7.11. Notice to Holders Prior to Certain Actions ............................................................................. 82 Section 7.12. Stockholder Rights Plan .......................................................................................................... 82 Section 7.13. Company Determination Final ................................................................................................ 82 Section 7.14. Listing Standards ..................................................................................................................... 83 Article 8. PURCHASE AT OPTION OF HOLDERS UPON A FUNDAMENTAL CHANGE ................................. 83 Section 8.01. Purchase at Option of Holders upon a Fundamental Change ................................................ 83 Section 8.02. Withdrawal of Fundamental Change Purchase Notice ........................................................... 84 Section 8.03. Deposit of Fundamental Change Purchase Price ................................................................... 85 Section 8.04. Notes Purchased in Whole or in Part ...................................................................................... 85 Section 8.05. Covenant to Comply With Securities Laws upon Purchase of Notes ....................................... 85 Section 8.06. Repayment to the Company ..................................................................................................... 85 Article 9. EVENTS OF DEFAULT; REMEDIES ....................................................................................................... 85 Section 9.01. Events of Default ..................................................................................................................... 85 Section 9.02. Acceleration of Maturity: Waiver of Past Defaults and Rescission ......................................... 87 Section 9.03. [Reserved] ............................................................................................................................... 88 Section 9.04. Collection of Indebtedness and Suits for Enforcement by Trustee .......................................... 88 Section 9.05. Trustee May File Proofs of Claim ........................................................................................... 88 Section 9.06. Application of Money Collected .............................................................................................. 88 Section 9.07. Limitation on Suits ................................................................................................................... 89 Section 9.08. Unconditional Right of Holders to Receive Payment .............................................................. 89 Section 9.09. Restoration of Rights and Remedies ........................................................................................ 89 Section 9.10. Rights and Remedies Cumulative ............................................................................................ 89 Section 9.11. Delay or Omission Not Waiver ................................................................................................ 89 Section 9.12. Control by Holders .................................................................................................................. 90 Section 9.13. Undertaking for Costs ............................................................................................................. 90 Article 10. MERGER, CONSOLIDATION OR SALE OF ASSETS ......................................................................... 90 Section 10.01. Company May Consolidate, etc., only on Certain Terms ...................................................... 90 Section 10.02. Successor Substituted ............................................................................................................ 90 Article 11. THE TRUSTEE ......................................................................................................................................... 91

(iv) Section 11.01. Duties and Responsibilities of Trustee .................................................................................. 91 Section 11.02. Notice of Defaults .................................................................................................................. 92 Section 11.03. Reliance on Documents, Opinions, Etc ................................................................................. 92 Section 11.04. No Responsibility for Recitals, Etc. ....................................................................................... 93 Section 11.05. Trustee, Paying Agents, Conversion Agents or Registrar May Own Notes ........................... 93 Section 11.06. Monies to be Held in Trust .................................................................................................... 93 Section 11.07. Compensation and Expenses of Trustee ................................................................................ 93 Section 11.08. Officer’s Certificate as Evidence ........................................................................................... 94 Section 11.09. Conflicting Interests of Trustee ............................................................................................. 94 Section 11.10. Eligibility of Trustee .............................................................................................................. 94 Section 11.11. Resignation or Removal of Trustee........................................................................................ 94 Section 11.12. Acceptance by Successor Trustee .......................................................................................... 95 Section 11.13. Succession by Merger, Etc. .................................................................................................... 96 Section 11.14. Preferential Collection of Claims .......................................................................................... 96 Section 11.15. Trustee’s Application for Instructions from the Company .................................................... 96 Article 12. HOLDERS’ LISTS AND REPORTS BY TRUSTEE ............................................................................... 96 Section 12.01. Company to Furnish Trustee Names and Addresses of Holders ........................................... 96 Section 12.02. Preservation of Information; Communications to Holders ................................................... 96 Section 12.03. Reports By Trustee ................................................................................................................ 97 Article 13. COLLATERAL AND SECURITY ........................................................................................................... 97 Section 13.01. Security Documents ............................................................................................................... 97 Section 13.02. Release of Liens ..................................................................................................................... 97 Section 13.03. Certificates of the Company .................................................................................................. 98 Section 13.04. Statements Required in Certificate or Opinion ...................................................................... 98 Section 13.05. Authorization of Actions to Be Taken by the Trustee Under the Security Documents ........... 99 Section 13.06. Authorization of Receipt of Funds by the Trustee Under the Security Documents ................ 99 Section 13.07. Termination of Security Interest ............................................................................................ 99 Section 13.08. Collateral Trustee Not a Fiduciary ....................................................................................... 99 Section 13.09. Limitation on Duty of Collateral Trustee in Respect of Collateral ........................................ 99 Article 14. NOTE GUARANTEES ........................................................................................................................... 100 Section 14.01. Note Guarantees .................................................................................................................. 100 Section 14.02. Limitation on Subsidiary Guarantor Liability ..................................................................... 101 Section 14.03. Execution and Delivery of Note Guarantee ......................................................................... 101 Section 14.04. Subsidiary Guarantors May Consolidate, etc., on Certain Terms....................................... 101 Section 14.05. Releases ............................................................................................................................... 102 Article 15. SATISFACTION AND DISCHARGE ................................................................................................... 102 Section 15.01. Discharge of Indenture ........................................................................................................ 102 (v) Section 15.02. Deposited Monies to be Held in Trust by Trustee ............................................................... 103 Section 15.03. Paying Agent to Repay Monies Held ................................................................................... 103 Section 15.04. Return of Unclaimed Monies ............................................................................................... 103 Section 15.05. Reinstatement ...................................................................................................................... 103 Article 16. SUPPLEMENTAL INDENTURES ........................................................................................................ 104 Section 16.01. Supplemental Indentures without Consent of Holders......................................................... 104 Section 16.02. Supplemental Indentures with Consent of Holders .............................................................. 104 Section 16.03. Execution of Supplemental Indentures ................................................................................ 105 Section 16.04. Effect of Supplemental Indentures ....................................................................................... 105 Section 16.05. [Reserved] ........................................................................................................................... 105 Section 16.06. Reference in Notes to Supplemental Indentures .................................................................. 105 Section 16.07. Notice to Holders of Supplemental Indentures .................................................................... 105 Article 17. MISCELLANEOUS ................................................................................................................................ 105 Section 17.01. [Reserved] ........................................................................................................................... 105 Section 17.02. Notices ................................................................................................................................. 105 Section 17.03. [Reserved] ........................................................................................................................... 106 Section 17.04. Certificate and Opinion as to Conditions Precedent ........................................................... 106 Section 17.05. When Notes Are Disregarded .............................................................................................. 107 Section 17.06. Rules by Trustee, Paying Agent and Registrar .................................................................... 107 Section 17.07. Legal Holidays .................................................................................................................... 107 Section 17.08. Governing Law .................................................................................................................... 107 Section 17.09. No Recourse against Others ................................................................................................ 107 Section 17.10. Successors ........................................................................................................................... 107 Section 17.11. Multiple Originals ............................................................................................................... 107 Section 17.12. Benefits of Indenture ............................................................................................................ 107 Section 17.13. Table of Contents; Headings ............................................................................................... 107 Section 17.14. Severability Clause .............................................................................................................. 108 Section 17.15. Calculations ......................................................................................................................... 108 Section 17.16. Waiver of Jury Trial ............................................................................................................ 108 Section 17.17. Consent to Jurisdiction ........................................................................................................ 108 Section 17.18. Force Majeure ..................................................................................................................... 108 Section 17.19. U.S.A. Patriot Act ................................................................................................................ 108 1 INDENTURE, dated as of August 4, 2025, among INNOVATE Corp., a Delaware corporation, as issuer (the “Company”), the Subsidiary Guarantors (as defined herein), and U.S. Bank Trust Company, National Association, a national banking association, as trustee (in such capacity, the “Trustee”) and collateral trustee (in such capacity, the “Collateral Trustee”). RECITALS OF THE COMPANY WHEREAS, the Company has duly authorized the creation of an issue of 9.5% Convertible Senior Secured Notes due 2027 (each a “Note” and collectively, the “Notes”) of the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture; and WHEREAS, all things necessary to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid and legally binding obligations of the Company, and to make this Indenture a valid and legally binding agreement of the Company, in accordance with the terms of the Notes and the Indenture, have been done. NOW, THEREFORE, THIS INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Notes, as follows: ARTICLE 1. DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION Section 1.01. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires: a) the terms defined in this Article 1 have the meanings assigned to them in this Article and include the plural as well as the singular; b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and c) the words “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. “1L/2L/3L/4L Intercreditor Agreement” means that certain First Lien/Second Lien/Third Lien/Fourth Lien Intercreditor Agreement, dated as of the date hereof, by and among the Company, the Subsidiary Guarantors from time to time party thereto, the Collateral Trustee, the collateral trustee on behalf of the New Senior Secured Notes, Continental General Insurance Company, the collateral trustee on behalf of the Existing Senior Secured Notes and each of the other representatives and/or other parties from time to time party thereto, as amended, restated, amended and restated, supplemented or otherwise modified or replaced from time to time. “Acquired Debt” means Debt of a Person or any of its Subsidiaries (i) existing at the time such Person becomes a Subsidiary or at the time it merges or consolidates with the Company or any of its Subsidiaries or is assumed in connection with the acquisition of assets from such Person, (ii) that is not created in anticipation or contemplation of such person becoming a Subsidiary and (iii) is not directly or indirectly recourse to any of the Company or the Subsidiary Guarantors or any of their respective assets, other than to the Equity Interests or assets of the Person that becomes a Subsidiary and such Person’s Subsidiaries. Such Debt will be deemed to have been Incurred at the time such Person becomes a Subsidiary or at the time it merges or consolidates with the Company or a Subsidiary or at the time such Debt is assumed in connection with the acquisition of assets from such Person. “Act,” when used with respect to any Holder, has the meaning specified in Section 1.04. “Additional Notes” means any Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 3.01 hereof, with the same terms as the Initial Notes (other than issue price and, in some cases, the date from which interest shall accrue), which will not carry the Restricted Notes Legend and will carry the Non-Affiliate Legend. 2 “Additional Shares” has the meaning specified in Section 7.07(a). “Advances” means all indebtedness of the Company and its Affiliates for borrowed money provided, however, that notwithstanding the foregoing, Advances shall be deemed not to include common equity capital or Preferred Stock. “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. “Agent Members” has the meaning specified in Section 3.06(b). “Applicable Conversion Price” means the Conversion Price in effect at any given time. “Applicable Conversion Rate” means the Conversion Rate in effect at any given time. “Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or any beneficial interest therein, the rules and procedures of the Depositary for such Note, in each case to the extent applicable to such transfer or transaction and as in effect from time to time. “Asset Sale” means any sale, lease, transfer, contribution, abandonment or other disposition of any assets by the Company or any Subsidiary, including by means of a merger, consolidation or similar transaction and including any sale, transfer, contribution or other disposition by the Company or any Subsidiary of the Equity Interests of any Subsidiary (each of the above referred to as a “disposition”), provided that the following are not included in the definition of “Asset Sale”: (1) a disposition (i) to the Company or a Subsidiary Guarantor, including the sale or issuance by the Company or any Subsidiary of any Equity Interests of any Subsidiary to the Company or any Subsidiary Guarantor or (ii) from any Subsidiary that is not a Subsidiary Guarantor to any other Subsidiary that is not a Subsidiary Guarantor, including the sale or issuance by any Subsidiary that is not a Subsidiary Guarantor of any Equity Interests of any Subsidiary that is not a Subsidiary Guarantor to any other Subsidiary that is not a Subsidiary Guarantor; (2) the disposition by the Company or any Subsidiary in the ordinary course of business and for a bona fide business purpose (and for the avoidance of doubt, not in connection with any Liability Management Transaction) of (i) cash, Cash Equivalents and cash management investments, (ii) damaged, worn out, uneconomical or obsolete assets, (iii) rights granted to others pursuant to leases or licenses, or (iv) inventory and other assets acquired and held for resale in the ordinary course of business (it being understood that any Equity Interests of any direct Subsidiary of the Company or any Subsidiary and the assets of an operating business, unit, division or line of business shall not constitute inventory or other assets acquired and held for resale in the ordinary course of business); (3) the sale or discount of accounts receivable arising in the ordinary course of business and for a bona fide business purpose (and for the avoidance of doubt, not in connection with any Liability Management Transaction); (4) a transaction covered by Section 10.01 hereof or that constitutes a Fundamental Change; (5) a Restricted Payment permitted under Section 4.17 hereof or a Permitted Investment; (6) the issuance of Disqualified Equity Interests pursuant to Section 4.19; (7) any disposition in a transaction, series of related transactions or pattern of similar transactions with; provided that the fair market value of the subject assets is less than (x) $2.0 million for any such single transaction, series of related transactions or pattern of similar transactions and (y) $2.0 million in

3 the aggregate when taken together with the fair market value of all other assets disposed in reliance on this clause (7) since the Issue Date. (8) any disposition of Equity Interests of a Subsidiary pursuant to an agreement or other obligation with or to a Person from whom such Subsidiary was acquired or from whom such Subsidiary (having been newly formed in connection with such acquisition) acquired its business and assets, made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition; (9) any surrender or waiver of contract rights pursuant to a settlement, release, recovery on or surrender of contract, tort or other claims of any kind; (10) foreclosure or any similar action with respect to any property or other asset of the Company or any of its Subsidiaries; (11) the incurrence of a Permitted Lien; (12) leases of real or personal property in the ordinary course of business, for a bona fide business purpose (and for the avoidance of doubt, not in connection with any Liability Management Transaction) and in accordance with the applicable Security Documents; (13) licenses or sublicenses of Intellectual Property (other than Material Property) in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Company and the Subsidiary Guarantors; (14) [reserved]; (15) [reserved]; (16) dispositions of Investments by any Insurance Subsidiary (other than any of its Investments in Subsidiaries engaged in insurance lines of business) consistent with the investment policy approved by the Board of Directors of such Insurance Subsidiary or the Company, as the case may be; (17) dispositions by Insurance Subsidiaries and their Subsidiaries pursuant to Reinsurance Agreements so long as such disposition is entered into in the ordinary course of business for the purpose of managing insurance risk consistent with industry practice; (18) Permitted Transactions; (19) any termination of leases by the Company or any Subsidiary as lessee that is, in the reasonable and good faith judgment of the Company, no longer commercially practicable to maintain or useful in the conduct of business of the Company and the Subsidiaries taken as a whole; (20) dispositions completed prior to the Issue Date; (21) [reserved]; (22) to the extent allowable under Section 1031 of the Code (or any comparable or successor provision), any exchange of like property (excluding any boot thereon); and (23) dispositions of Equity Interests (other than Disqualified Equity Interests) of R2 for fair market value (as determined by the Company in good faith) to any Person that is not an Affiliate of the Company for cash consideration not to exceed $10.0 million in the aggregate for all such dispositions. “Asset Sale Offer” has the meaning specified in Section 3.15. “Authorized Representative” shall have the meaning assigned to such term in the Collateral Trust Agreement. 4 “Average Life” means, with respect to any Debt or Disqualified Equity Interests, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Debt or such redemption or similar payment with respect to such Disqualified Equity Interests and (y) the amount of such principal, or redemption or similar payment by (ii) the sum of all such principal, or redemption or similar payments. “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. “Board of Directors” means: (1) with respect to a corporation, the board of directors of the corporation or, except with respect to the definition of Fundamental Change, any duly authorized committee thereof having the authority of the full board with respect to the determination to be made; (2) with respect to a limited liability company, any managing member thereof or, if managed by managers, the board of managers thereof, or any duly authorized committee thereof having the authority of the full board with respect to the determination to be made; (3) with respect to a partnership, the Board of Directors of the general partner of the partnership; (4) with respect to any other Person, the board or committee of such Person serving a similar function; and (5) unless the context otherwise requires, “Board of Directors” refers to the Board of Directors of the Company. “Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary or the General Counsel of such Person to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee. “Business Combination Event” has the meaning specified in Section 10.01. “Business Day” means any day other than a Legal Holiday. “Capital Lease” means, with respect to any Person, any lease of any property which, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person; provided that all leases of such Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance on February 25, 2016 of the Accounts Standards Update (“ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purposes of the Note Documents (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as capitalized lease obligations in the financial statements to be delivered pursuant to the Note Documents. “Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests, membership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person. “Cash Equivalents” means, as of any date of determination and as to any person, any of the following (a) marketable securities issued, or directly, unconditionally and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition by such person, (b) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia having, capital and surplus aggregating in excess of $500.0 million and a rating of “A” (or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) with maturities of not more than one year from the date of acquisition by such person, (c) repurchase 5 obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with any person meeting the qualifications specified in clause (b) above, which repurchase obligations are secured by a valid perfected security interest in the underlying securities, (d) commercial paper issued by any person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s, and in each case maturing not more than one year after the date of acquisition by such person, (e) investments in money market funds at least 95% of whose assets are comprised of securities of the types described in clauses (a) through (d) above, (f) direct obligations of any sovereign nation (or any agency thereof), and obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), in which either (i) any Foreign Subsidiary is organized or (ii) the Company or any of its Subsidiaries is conducting business, (g) instruments equivalent to those referred to in clauses (c) and (d) above denominated in Singapore Dollars, HK Dollars, Yuan, and GB pounds comparable in credit quality and customarily used by multinational companies with operations in Singapore, Hong Kong, the People’s Republic of China and Great Britain, respectively, for cash management purposes, (h) short-term investments denominated in Singapore Dollars, HK Dollars, Yuan, and GB pounds and (i) demand or time deposits, certificates of deposit or money market mutual funds issued by any commercial bank having, or which is the principal banking subsidiary of a bank holding company having capital, surplus and undivided profits aggregating in excess of $500.0 million. “Cash Settlement” has the meaning specified in Section 7.03(a). “CBOs” means notes or other instruments (other than CMOs) secured by collateral consisting primarily of debt securities and/or other types of debt obligations, including loans. “CGIC Note” means that certain Subordinated Promissory Note, dated as of May 9, 2023 between the Company, as borrower, and Continental General Insurance Company, as noteholder, as in effect on the Issue Date, which shall include the issuance of an additional note as a result of the conversion of preferred stock on the Issue Date on a dollar for dollar basis equal to approximately one-half of the accrued value thereof. “Close of Business” means 5:00 p.m. New York City time. “CMOs” means notes or other instruments secured by collateral consisting primarily of mortgages, mortgage-backed securities and/or other types of mortgage-related obligations. “Code” means the Internal Revenue Code of 1986, as amended. “Collateral” means, collectively, (i) the Pledged Collateral and (ii) any rights, assets or property of whatever kind and nature, whether now existing or hereafter acquired, pledged or purported to be pledged as collateral or otherwise subject to a security interest or purported to be subject to a security interest under any Security Document to secure the Obligations under this Indenture, the Notes, the Notes Documents or any Note Guarantee. “Collateral Trust Agreement” means the collateral trust agreement dated August 4, 2025 among the Company, the grantors party thereto, the Collateral Trustee and the Trustee, as amended, restated, amended and restated, supplemented or otherwise modified or replaced from time to time. “Combination Settlement” has the meaning specified in Section 7.03(a). “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act. “Common Stock” means the shares of common stock, $0.001 par value per share, of the Company as they exist on the date of this Indenture, subject to the provisions of Section 7.05. “Common Stock Change Event” has the meaning specified in Section 7.05. “Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person. 6 “Company Order” means a written request or order signed in the name of the Company (a) by its Chief Executive Officer, its President, or its Chief Financial Officer or any of its Vice Presidents, and (b) by its Treasurer, any Assistant Treasurer, its Secretary, any Assistant Secretary or any of its Vice Presidents, and delivered to the Trustee. “Consolidated Amortization Expense” shall mean, for any Person for any period, the amortization expense of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP. “Consolidated Depreciation Expense” shall mean, for any Person for any period, the depreciation expense of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP. “Consolidated Interest Expense” shall mean, for any Person for any period, the total consolidated interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP plus, without duplication: (1) imputed interest on Capital Leases of such Person and its Subsidiaries for such period; (2) commissions, discounts and other fees and charges owed by such Person and its Subsidiaries with respect to letters of credit securing financial obligations, bankers’ acceptance financing, receivables financings and similar credit transactions for such period; (3) amortization of debt issuance costs, debt discount or premium and other financing fees and expenses incurred by such Person and its Subsidiaries for such period; (4) cash contributions to any employee stock ownership plan or similar trust made by such Person and its Subsidiaries to the extent such contributions are used by such plan or trust to pay interest or fees to any person (other than such Person or any of its Wholly Owned Subsidiaries) in connection with Debt incurred by such plan or trust for such period; (5) all interest paid or payable with respect to discontinued operations of such Person and its Subsidiaries for such period; (6) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock made during such period; (7) the interest portion of any payment obligations of such Person and its Subsidiaries for such period deferred for payment at any future time, whether or not such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions of Debt and/or contingent obligations, “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any person or business; and (8) all interest on any Debt of such Person and its Subsidiaries of the type described in clause (6) or (7) of the definition of “Debt” for such period; provided that Consolidated Interest Expense shall be calculated after giving effect to Hedging Agreements (including associated costs) intended to protect against fluctuations in interest rates, but excluding unrealized gains and losses with respect to any such Hedging Agreements. “Consolidated Net Income” means, for any Person (the “CNI Person”) for any period, the aggregate net income (or loss) of such CNI Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP; provided that the following (without duplication) will be excluded in computing Consolidated Net Income: (1) any net income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition;

7 (2) any net after-tax gains or losses attributable to or associated with the extinguishment of Debt or Hedging Agreements; (3) the cumulative effect of a change in accounting principles; (4) any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights; (5) to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption; (6) any expenses or charges related to any acquisition, disposition, recapitalization or issuance, repayment, refinancing, amendment or modification of Equity Interests or Debt (including amortization or write offs of debt issuance or deferred financing costs, premiums and prepayment penalties), in each case, whether or not successful, including any such expenses or charges attributable to the issuance and sale of any Notes; (7) any expenses or reserves for liabilities to the extent that such CNI Person or any of its Subsidiaries is entitled to indemnification therefor under binding agreements; provided that any liabilities for which such CNI Person or such Subsidiary is not actually indemnified shall reduce Consolidated Net Income in the period in which it is determined that such CNI Person or such Subsidiary will not be indemnified; (8) to the extent specifically included in the unconsolidated statement of operations of the Company, (a) unrealized gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP shall be excluded (until realized, at which time such gains or losses shall be included); and (b) unrealized gains and losses with respect to hedging obligations for currency exchange risk shall be excluded (until realized, at which time such gains or losses shall be included); (9) to the extent specifically included in the unconsolidated statement of operations of the Company, any charges resulting from the application of FASB ASC 350, Intangibles—Goodwill and Other, ASC 815, Accounting for Derivative Instruments and Hedging Activities, Accounting Standards Codification Topic 360-10-35-15, Impairment or Disposal of Long-Lived Assets, Accounting Standards Codification Topic 480-10-25-4, Distinguishing Liabilities from Equity—Overall Recognition, or Accounting Standards Codification Topic 820 Fair Value Measurements and Disclosures, the amortization of intangibles arising pursuant to FASB ASC 805, Business Combinations, non-cash interest expense resulting from the application of Accounting Standards Codification Topic 470-20 Debt—Debt with Conversion Options—Recognition, and any non-cash income tax expense that results from the inability to include deferred tax liabilities related to indefinite lived intangible assets as future reversals of temporary differences under FASB ASC 740-10- 30-18, non-cash charges arising from the springing maturity feature of any debt, and restructuring and related charges and acquisition and related integration charges; (10) the aggregate amount of gain or loss from any sale or disposal of assets, including the sale of any Subsidiary; (11) the aggregate amount of any contingent consideration; and (12) other income or expense, net. “Consolidated Tax Expense” means, for any Person for any period, the tax expense (including federal, state, local and foreign income taxes) of such Person and its Subsidiaries, for such period, determined on a consolidated basis in accordance with GAAP. 8 “continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived. “Control Agreement” shall have the meaning assigned to such term in the Pledge and Security Agreement. “Conversion Agent” means the Trustee or such other office or agency designated by the Company where Notes may be presented for conversion. “Conversion Date” has the meaning specified in Section 7.02(b). “Conversion Notice” shall have the meaning specified in Section 7.02(b). “Conversion Obligation” has the meaning specified in Section 7.01(a). “Conversion Price” means, per share of Common Stock, $1,000 divided by the Applicable Conversion Rate. “Conversion Rate” means initially 23.6327 shares of Common Stock per $1,000 Principal Amount of Notes (equivalent to an initial Conversion Price of approximately $42.3143), subject to adjustment as set forth herein. “Convertible Notes” means the Existing Convertible Notes and the Notes. “Convertible Preferred Stock” means the Existing Convertible Preferred Stock and any convertible preferred stock issued in connection with a Permitted Preferred Refinancing, and any shares of the foregoing issued as pay-in-kind dividends thereon. “Convertible Preferred Stock Documents” shall mean, collectively, (i) that certain Certificate of Designation of Series A-3 Convertible Participating Preferred Stock of the Company relating to the Company’s Series A-3 Convertible Participating Preferred Stock adopted by the Company on July 1, 2021, (ii) that certain Certificate of Designation of Series A-4 Convertible Participating Preferred Stock of the Company relating to the Company’s Series A-4 Convertible Participating Preferred Stock adopted by the Company on July 1, 2021, and, in each case the other documents entered into in connection therewith and (iii) any similar documentation entered into in connection with a Permitted Preferred Refinancing. “Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee with respect to this Indenture shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at 60 Livingston Avenue, St. Paul, MN 55107-2292, Attention: Global Corporate Trust, or such other address in the United States as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office in the United States of any successor Trustee (or such other address in the United States as such successor Trustee may designate from time to time by notice to the Holders and the Company). “Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto. “Daily Conversion Value” means, for each of the 40 consecutive Trading Days during the relevant Observation Period, one-fortieth of the product of (a) the Conversion Rate on such Trading Day and (b) the Daily VWAP on such Trading Day. “Daily Measurement Value” means the Specified Dollar Amount (if any), divided by 40. “Daily Settlement Amount,” for each of the 40 consecutive Trading Days during the relevant Observation Period, shall consist of: (a) cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value on such Trading Day; and 9 (b) if the Daily Conversion Value on such Trading Day exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the closing sale price of the Common Stock for such Trading Day. “Daily VWAP” means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “VATE <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours. “DBM Global” means DBM Global Inc., a Delaware corporation. “DBM Global Credit Agreement” means that certain amended and restated credit agreement, dated as of May 20, 2025 by and among DBM Global, as holdings, the borrowers and lenders party thereto, and UMB Bank, N.A., as administrative agent, as in effect on the Issue Date. “Debt” means, with respect to any Person, without duplication: (1) all indebtedness of such Person for borrowed money; (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (3) all non-contingent obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments, excluding obligations in respect of trade letters of credit or bankers’ acceptances issued in respect of trade payables; (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services which would have been recorded as liabilities under GAAP, excluding trade payables arising in the ordinary course of business; (5) all obligations of such Person as lessee under Capital Leases (other than the interest component thereof); (6) all Debt of other Persons Guaranteed by such Person to the extent so Guaranteed; (7) to the extent not otherwise included, all Debt of other Persons secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; (8) all non-contingent obligations of such Person under Hedging Agreements (excluding Obligations of Insurance Subsidiaries with respect to Hedging Agreements entered into in the ordinary course of business and consistent with the investment policy approved by the Board of Directors of such Insurance Subsidiary); (9) Preferred Stock of Subsidiaries (but excluding any accrued dividends); and (10) all Disqualified Equity Interests of such Person; provided, however, that notwithstanding the foregoing, Debt shall be deemed not to include (1) deferred or prepaid revenues, (2) any liability for federal, state, local or other taxes owed or owing to any governmental entity, (3) contingent obligations incurred in the ordinary course of business and not in respect of borrowed money or (4) any obligations with respect to insurance policies, annuities, guaranteed investment contracts and similar policies underwritten by an Insurance Subsidiary, in each case, in the ordinary course of business, and the obligations of any Person under Reinsurance Agreements; provided, further, that notwithstanding the foregoing, Debt shall not be deemed to include the following transactions: (a) mortgage-backed security 10 transactions in which an investor sells mortgage collateral, such as securities issued by the Government National Mortgage Association and the Federal Home Loan Mortgage Corporation, for delivery in the current month while simultaneously contracting to repurchase “substantially the same” (as determined by the Public Securities Association and GAAP) collateral for a later settlement, (b) transactions in which an investor lends cash to a primary dealer and the primary dealer collateralizes the borrowing of the cash with certain securities, (c) transactions in which an investor lends securities to a primary dealer and the primary dealer collateralizes the borrowing of the securities with cash collateral, (d) transactions in which an investor makes loans of securities to a broker-dealer under an agreement requiring such loans to be continuously secured by cash collateral or United States government securities, (e) transactions structured as, and submitted to the NAIC Security Valuation Office for approval as, Replication (Synthetic Asset) Transactions (RSAT) (provided that, to the extent that such approval is not granted in respect of any such transaction, such transactions shall constitute an Incurrence of Debt 30 days following the date of such rejection, denial or non-approval) and (f) transactions in which a federal home loan mortgage bank (an “FHLMB”) makes loans to an Insurance Subsidiary, that are sufficiently secured by appropriate assets of such Insurance Subsidiary in accordance with the rules, regulations and guidelines of such FHLMB for its loan programs. The amount of Debt of any Person will be deemed to be: (a) with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; (b) with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the fair market value of such asset on the date the Lien attached and (y) the amount of such Debt; (c) with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt; (d) with respect to any Hedging Agreement, the net amount payable if such Hedging Agreement terminated at that time due to default by such Person; and (e) otherwise, the outstanding principal amount thereof (for the avoidance of doubt, which shall not include any unused amounts with respect to revolving Debt). “Default” means any event that is or with the passage of time or the giving of notice or both would become an Event of Default. “Deferral Exception” has the meaning specified in 7.04(i). “Depositary” means DTC until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean such successor Depositary. “Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes of the applicable series (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value or cash flows of which (or any material portion thereof) are materially affected by the value or performance of the notes of the applicable series or the creditworthiness of the Company or any one or more of the Subsidiary Guarantors. “Disqualified Equity Interests” means Equity Interests that by their terms or upon the happening of any event are: (1) required to be redeemed or redeemable at the option of the holder prior to the Stated Maturity of the Notes for consideration other than Qualified Equity Interests, or (2) convertible at the option of the holder into Disqualified Equity Interests or exchangeable for Debt; provided that (i) only the portion of the Equity Interests which is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to the Stated Maturity of the Notes shall be

11 deemed to be Disqualified Equity Interests, (ii) if such Equity Interests are issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability and (iii) Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require repurchase or redemption upon an “asset sale” or “change of control” occurring prior to the Stated Maturity of the Notes if those provisions: (A) are no more favorable to the holders of such Equity Interests than Section 4.20 and Article VIII hereof, and (B) specifically state that repurchase or redemption pursuant thereto will not be required prior to the Company’s repurchase of the Notes as required by this Indenture. Notwithstanding anything to the contrary, the Existing Convertible Preferred Stock shall not constitute Disqualified Equity Interests. “Distributed Property” has the meaning specified in Section 7.04(c). “Dividend Restriction” has the meaning specified in Section 4.20(d). “Domestic Subsidiary” means any Subsidiary other than a Foreign Subsidiary. “DTC” means The Depository Trust Company. “EBITDA” shall mean, for any Person for any period, Consolidated Net Income of such Person for such period, adjusted by (x) adding thereto, without duplication: (1) Consolidated Interest Expense for such period to the extent deducted in determining such Consolidated Net Income; (2) Consolidated Amortization Expense for such period to the extent deducted in determining such Consolidated Net Income; (3) Consolidated Depreciation Expense for such period to the extent deducted in determining such Consolidated Net Income; (4) Consolidated Tax Expense for such period to the extent deducted in determining such Consolidated Net Income; (5) business optimization or integration expenses and other restructuring charges, reserves or expenses (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory optimization programs, facility consolidations, retention, systems establishment costs, contract termination costs, future lease commitments and excess pension charges); (6) any costs or expense incurred pursuant to any stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of such Person or net cash proceeds of an issuance of Equity Interests of such person (other than Disqualified Equity Interests) solely to the extent that such net cash proceeds are excluded from the calculation in Section 4.17(a)(3) hereof; (7) the amount of cost savings, operational expense improvements and synergies projected by such person in good faith to be realized as a result of actions taken or expected to be taken during such period (calculated on a Pro Forma Basis as though such cost savings, operational expense improvements and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings, operational expense improvements and synergies are reasonably identifiable and factually supportable and (y) such cost savings, operational expense improvements and synergies being added pursuant to this clause (7) are expected to be realized within 18 months of the date thereof in connection with such actions; 12 (8) the aggregate amount of all other non-cash charges reducing Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period or the amortization of a prepaid cash item that was paid in a prior period or any write-down or write-off of assets for such period to the extent deducted in determining such Consolidated Net Income); (9) increases in any change in LIFO reserves for such period determined on a consolidated basis in accordance with GAAP to the extent deducted in determining such Consolidated Net Income; (10) all current and future charges, losses or expenses attributable to, and payments of, legal settlements, fines, judgments or orders (to the extent deducted in determining such Consolidated Net Income); and (11) the aggregate amount of fees and expenses related to acquisitions and dispositions of assets (whether or not consummated or a binding agreement with respect thereto is entered into and only to the extent deducted in determining such Consolidated Net Income); (y) subtracting therefrom the aggregate amount of all non-cash charges increasing Consolidated Net Income (other than the accrual of revenue or recording of receivables in the ordinary course of business) for such period. “Effective Date” has the meaning specified in Section 7.07(b). “Equity Interests” means Capital Stock and warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Debt convertible into equity. “Equity Offering” means a primary offering, whether by way of private placement or registered offering, after the Issue Date, of Qualified Stock of the Company other than an issuance registered on Form S-4 or S-8 or any successor thereto or any issuance pursuant to employee benefit plans or otherwise in compensation to officers, directors or employees. “Event of Default” has the meaning specified in Section 9.01. “Excess First-Out Obligations” means Obligations (including for this purpose any Debt that, but for having been incurred in an amount exceeding the principal amount of First-Out Debt permitted under Section 4.19(b)(1) would otherwise constitute First-Out Obligations) for the principal amount of loans, letters of credit and reimbursement obligations incurred under a credit agreement or other instrument governing such Debt in excess of the principal amount of First-Out Debt permitted to be incurred under Section 4.19(b)(1), together with all interest and fees thereon. “Ex-Dividend Date” means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of the shares of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market. “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended. “Excluded Accounts” means: (1) any deposit accounts and securities accounts with an average daily balance throughout a month of less than $250,000 individually and less than $1 million for all such accounts in the aggregate; (2) accounts used solely for payroll, employee benefits (including any flexible spending accounts) or withholding tax; (3) any deposit account or securities account established by the Company or any Subsidiary for the sole purpose of depositing funds (or Cash Equivalents) or securities in connection with the redemption, refinancing, defeasance or discharge of the Senior Obligations, the Pari Passu Obligations or Subordinated Debt in accordance with this Indenture; 13 (4) any deposit account, the balance of which consists exclusively of (a) withheld income taxes and federal, state, local and foreign employment taxes in such amounts as are required to be paid to the U.S. Internal Revenue Service or any other applicable governmental authority and (b) amounts required to be paid over to an employee benefit plan on behalf of or for the benefit of employees of the Company or any Subsidiary; and (5) accounts that have zero balance at the end of each day. “Excluded Assets” means: (1) any motor vehicle or other asset subject to a certificate of title and any letter of credit rights (except to the extent perfection can be obtained by filing of Uniform Commercial Code financing statements in the relevant jurisdiction); (2) any lease, license or other similar agreement or any property subject to a purchase money security interest or similar arrangement to the extent that a grant of a security interest therein is prohibited by or a violation of any law, rule or regulation applicable to such grantor or would violate or invalidate such lease, license or similar agreement or purchase money arrangement or create a right of termination in favor of any other party thereto (other than the Company or a Subsidiary) after giving effect to the applicable anti- assignment provisions of the Uniform Commercial Code, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code and other applicable laws notwithstanding such prohibition; (3) any “intent-to-use” trademark application to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application or any registration issuing from such application under applicable law; (4) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code; (5) Cash Equivalents deposited for the purpose of securing leases of office space, furniture or equipment in the ordinary course of business; (6) any equity interests (but not the proceeds of such equity interests) of any person that is not a Wholly Owned Subsidiary to the extent that a pledge thereof is prohibited by such person’s organizational documents or any other contractual obligation with a third party (subject to applicable law) in effect on the Issue Date and not created in contemplation of or for the purposes of avoiding such pledge and for only so long as such prohibition exists or cannot be waived; (7) any property of a person existing at the time such person is acquired or merged with or into or consolidated with the Company or any Subsidiary that is subject to a Lien permitted under Section 4.22 hereof to the extent and for so long as the contract or other agreement in which such Lien is granted validly prohibits the creation of any other Lien on such property; (8) any leasehold interests in real property held by the Company or any Subsidiary; (9) any Excluded Account (other than any account designated as an Excluded Account under clause (1) or (5) of the definition thereof); (10) any letter of credit rights to the extent the Company or any Subsidiary is required by applicable law or regulation to apply the proceeds of a drawing of such letter of credit for specified purposes; and (11) any other assets mutually agreed in writing between the Company and the Collateral Trustee. 14 Notwithstanding anything herein or the other Notes Documents to the contrary, to the maximum extent permitted by law, Excluded Assets shall not include any Proceeds (as defined in the UCC), dividends, distributions, income, economic value, economic interest, products substitutions or replacements of any Excluded Assets (unless such items would otherwise expressly constitute Excluded Assets referred to above). “Excluded Contributions” means the net cash proceeds received by the Company after the Issue Date from: (1) contributions to its common equity capital; (2) the sale (other than to the Company or to a Subsidiary of the Company or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company or any Subsidiary of the Company) of Capital Stock (other than Disqualified Equity Interests) of the Company; in each case designated as Excluded Contributions pursuant to an Officer’s Certificate delivered to the Trustee. “Excluded Subsidiary” means (1) any Subsidiary that is not a Wholly Owned Subsidiary of the Company or a Subsidiary Guarantor, (2) any Foreign Subsidiary, (3) any Immaterial Subsidiary, (4) any Insurance Subsidiary, (5) any Subsidiary, including any regulated entity that is subject to net worth or net capital or similar capital and surplus restrictions, that is prohibited or restricted by applicable law or by contractual obligation (including in respect of assumed Debt permitted hereunder) existing on the Issue Date (or, with respect to any Subsidiary acquired by the Company or a Subsidiary after the Issue Date (and so long as such contractual obligation was not incurred in contemplation of such acquisition), on the date such Subsidiary is so acquired) from providing a Notes Guarantee, or if such Notes Guarantee would require governmental (including regulatory) or third party (other than the Company, any of the Subsidiary Guarantors or any of their Subsidiaries) consent, approval, license or authorization, (6) any other Subsidiary with respect to which, in the reasonable judgment of the Company set forth in a notice delivered to the Trustee, the burden or cost (including any adverse tax consequences) of providing the Notes Guarantee will outweigh the benefits to be obtained by the Holders therefrom and (7) any Operating Subsidiary. “Existing Convertible Notes” means the Company’s 7.5% Convertible Senior Notes due 2026 issued pursuant to the Existing Convertible Notes Indenture. “Existing Convertible Notes Indenture” means the Indenture, dated as of February 1, 2021, by and among Company and U.S. Bank Trust Company, National Association, as trustee, as such document may be amended, restated, supplemented or otherwise modified from time to time. “Existing Convertible Preferred Stock” shall mean, collectively, (x) the Series A-3 Convertible Participating Preferred Stock and (y) the Series A-4 Convertible Participating Preferred Stock, in each case outstanding as of the Issue Date, and any shares of the foregoing issued as pay-in-kind dividends thereon. “Existing Senior Secured Notes” means the Company’s 8.500% Senior Secured Notes due 2026 issued pursuant to the Existing Senior Secured Notes Indenture. “Existing Senior Secured Notes Indenture” means the Indenture, dated as of February 1, 2021, by and among the Company, the guarantors from time to time party thereto, and U.S. Bank Trust Company, National Association, as trustee and collateral trustee, as such document may be amended, restated, supplemented or otherwise modified from time to time. “Existing Spectrum GAIC Promissory Note” means that certain Amended and Restated Secured Note, dated as of October 24, 2019, issued by HC2 Station Group, Inc., a Delaware corporation, HC2 Broadcasting Inc., a Delaware corporation, HC2 Network, Inc., a Delaware corporation, DTV America Corporation, a Delaware corporation, HC2 Broadcasting Intermediate Holdings Inc., a Delaware corporation and HC2 Broadcasting Holdings Inc., a Delaware corporation, in favor of MassMutual Ascend Life Insurance Company and Great American Insurance Company, as in effect on the Issue Date. “Existing Spectrum MSD Promissory Note” means that certain Secured Note, dated as of October 24, 2019, issued by HC2 Station Group, Inc., a Delaware corporation, HC2 Broadcasting Inc., a Delaware corporation,

15 HC2 Network, Inc., a Delaware corporation, DTV America Corporation, a Delaware corporation, HC2 Broadcasting Intermediate Holdings Inc., a Delaware corporation and HC2 Broadcasting Holdings Inc., a Delaware corporation, in favor of MSD PCOF Partners XVIII, LLC, as in effect on the Issue Date. “Existing Spectrum Promissory Notes” means, collectively, the Existing Spectrum GAIC Promissory Note and the Existing Spectrum MSD Promissory Note. “First Interest Payment Date” means February 1, 2026. “First Interest Period” means the period commencing on and including August 1, 2025, and ending on and including the day immediately preceding February 1, 2026. “First-Out Debt” means Debt secured on a pari passu basis with the Obligations under the New Senior Secured Notes Indenture, which Debt was permitted to be incurred under Section 4.19(b)(1). “First-Out Obligations” means the First-Out Debt and all other “Obligations” (or equivalent term) in connection with a series of First-Out Debt under a credit agreement or other instrument governing such First-Out Debt. For the avoidance of doubt, Excess First-Out Obligations shall not constitute First-Out Obligations. “Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person (i) that is formed under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia, (ii) that for U.S. federal income tax purposes holds no material assets other than equity interests of one or more entities described in clause (i) or (iii) that is a Subsidiary of any Person described in clause (i). “Fundamental Change” means the occurrence of any of the following events at any time after the Notes are originally issued: (1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Company, the Company’s Subsidiaries or a Permitted Holder has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s common equity representing more than 50% of the voting power of all outstanding classes of the Company’s common equity entitled to vote generally in the election of the Company’s directors; (2) consummation of (A) any share exchange, consolidation or merger involving the Company pursuant to which the Common Stock will be converted into cash, securities or other property or (B) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole, to any person other than one or more of the Company’s Subsidiaries; provided, however, that neither (a) a transaction described in clause (A) in which the holders of all classes of the Company’s common equity immediately prior to such transaction own, directly or indirectly, more than 50% of the voting power of all classes of the Company’s common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction nor (b) any merger primarily for the purpose of changing the jurisdiction of incorporation of the Company to another state within the United States of America or the District of Columbia and resulting in a reclassification, conversion or exchange of outstanding shares of the Common Stock into shares of common stock of the surviving entity shall be a Fundamental Change pursuant to this clause (2); (3) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or (4) the Common Stock (or other Capital Stock into which the Notes are then convertible pursuant to the terms of this Indenture) ceases to be listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors). 16 Notwithstanding the foregoing, a Fundamental Change as a result of clauses (1) or (2) above will not be deemed to have occurred if at least 90% of the consideration received or to be received by holders of shares of Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in connection with the transaction or transactions constituting the Fundamental Change consists of Publicly Traded Securities and as a result of such transaction or transactions, the Notes become convertible into such Publicly Traded Securities, excluding cash payments for fractional shares. “Fundamental Change Company Notice” has the meaning specified in Section 8.01(b). “Fundamental Change Purchase Date” has the meaning specified in Section 8.01(a). “Fundamental Change Purchase Notice” has the meaning specified in Section 8.01(a). “Fundamental Change Purchase Price” has the meaning specified in Section 8.01(a). “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time. “Global Note” means a Note in global form registered in the Register in the name of a Depositary or a nominee thereof. “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take- or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term “Guarantee” does not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. “Hedging Agreement” means (i) any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement, (ii) any foreign exchange forward contract, currency swap agreement or other agreement designed to manage fluctuations in foreign exchange rates or (iii) any commodity swap, forward contract or other agreement designed to manage fluctuations in commodity prices. “Holder” means a Person in whose name a Note is registered in the Register. “Immaterial Subsidiary” means, at any date of determination, each Subsidiary of the Company that has Total Assets together with all other Immaterial Subsidiaries and EBITDA together with all Immaterial Subsidiaries of less than 2.5% of the Company’s Total Assets and EBITDA, measured, in the case of Total Assets, at the end of the most recent fiscal period for which internal financial statements are available and, in the case of EBITDA, for the most recently ended four consecutive fiscal quarters ended for which internal consolidated financial statements are available, in each case measured on a Pro Forma Basis. “Incur” and “Incurrence” means, with respect to any Debt or Capital Stock, to incur, create, issue, assume or Guarantee such Debt or Capital Stock. If any Person becomes a Subsidiary Guarantor on any date after the date of this Indenture, the Debt and Capital Stock of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date for purposes of Section 4.19, but will not be considered the sale or issuance of Equity Interests for purposes of Section 4.20. The accrual of interest, accretion of original issue discount or payment of interest in kind or the accretion, accumulation or payment in kind of dividends on any Equity Interests, will not be considered an Incurrence of Debt. 17 “Indebtedness” means, at any date, without duplication, all of the Company’s and its Subsidiaries’ obligations (including all Debt) for borrowed money and any guarantee by the Company or any of its Subsidiaries of obligations (including any Debt) of another Person for borrowed money. “Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture. “Initial Notes” has the meaning specified in Section 3.01. “Insurance Regulatory Authority” means, with respect to any Insurance Subsidiary, the governmental or regulatory authority or agency charged with regulating the insurance business of insurance companies or insurance holding companies, in its jurisdiction of legal domicile. “Insurance Subsidiary” means any Subsidiary of the Company that is required to be licensed as an insurer or reinsurer by an Insurance Regulatory Authority. “Intellectual Property” has the meaning assigned to such term in the Pledge and Security Agreement. “Intercompany Subordination Agreement” means an intercompany subordination agreement, in form and substance reasonably satisfactory to the Trustee and the Collateral Trustee and pledged as Collateral pursuant to the Security Documents; provided that the Company and its Subsidiaries shall enter into any Intercompany Subordination Agreements pursuant to arrangements existing on the Issue Date within 30 days of the Issue Date. “Interest Payment Date” means each February 1 and August 1 of each year, beginning February 1, 2026. “Interest Period” means the applicable period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next succeeding Interest Payment Date, with the exception that the First Interest Period shall commence on August 1, 2025. “Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act. “Investment” means (1) any direct or indirect advance, loan or other extension of credit to another Person, (2) any capital contribution to another Person, by means of any transfer of cash or other property or in any other form, (3) any purchase or acquisition of Equity Interests, bonds, notes or other Debt, or other instruments or securities issued by another Person, including the receipt of any of the above as consideration for the disposition of assets or rendering of services, (4) the acquisition, in one transaction or a series of related transactions, of (x) all or substantially all of the property and assets or business of another Person or (y) assets constituting a business unit, line of business or division of such Person, or (5) any Guarantee of any obligation of another Person. “Issue Date” means the date the Notes are originally issued as set forth on the face of the Note under this Indenture. “Junior Debt” has the meaning specified in Section 4.17(a). “Last Reported Sale Price” means, on any Trading Day, the closing sale price per share of Common Stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and/or the average ask prices) of the Common Stock on that Trading Day as reported in 18 composite transactions for the principal United States national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a United States national or regional securities exchange on the relevant Trading Day, the “Last Reported Sale Price” will be the last quoted bid price per share of Common Stock in the over-the-counter market on the relevant Trading Day as reported by OTC Markets Group Inc. or similar organization selected by the Company. If the Common Stock is not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and ask prices per share of Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period. “Liability Management Transaction” means (a) any debt tender offer or exchange, repayment, maturity extension, refinancing, reprioritization or any similar transaction (either in a single transaction or in a series of related transactions) of or for any existing Debt (for borrowed money or in respect of a grant of credit) of the Company or a Subsidiary (“Modified Debt”) with any other Debt (or the proceeds of any other Debt) where such transaction includes (i) as a significant component thereof temporal, contractual or structural (including as to Lien priority or additional collateral) seniority with respect to any of the Obligations with respect to the Notes and/or Notes Guarantees (except in relation to Modified Debt that immediately prior to such transaction (x) is permitted under this Indenture and (y) is similarly temporally, contractually or structurally (including as to lien priority, additional collateral or proceeds of enforcement of collateral) senior to the Obligations with respect to the Notes and/or Notes Guarantees) or (ii) the payment of cash interest, fees or other amounts to the holders of such Modified Debt not otherwise available to the holders of such existing Debt or (b) any transaction or series of transactions that would have the effect of materially (x) reducing the value of any of the Collateral for the benefit of other creditors or holders of Equity Interests or Equity Interest equivalents of the Company and the Subsidiary Guarantors or (y) disadvantaging any of the Holders in respect of their rights as creditors relative to other creditors or holders of Equity Interests or Equity Interest equivalents of the Company and the Subsidiary Guarantors, in each case, solely with respect to this clause (b), unless such transaction or series of transactions is consummated for a bona fide business purpose and in good faith. “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or Capital Lease). “Market Disruption Event” means, if the Common Stock is listed for trading on The New York Stock Exchange or listed on another U.S. national or regional securities exchange, the occurrence or existence during the one-half-hour period ending on the scheduled close of trading on any Trading Day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock. For the purposes of determining amounts due upon conversion only pursuant to Section 7.03, “Market Disruption Event” means (1) a failure by the primary exchange or quotation system on which the Common Stock trades or is quoted to open for trading during its regular trading session or (2) the occurrence or existence, prior to 1:00 p.m., New York City time, on any Trading Day for the Common Stock, of an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock. “Material Debt” means any Debt (other then the Obligations with respect to the Notes and the Notes Guarantees) of the Company and its Subsidiaries in an aggregate principal amount exceeding $20.0 million. For purposes of determining the amount of Material Debt at any time, (a) undrawn committed or available amounts shall be included and (b) all amounts owing to all creditors under any combined or syndicated credit arrangement shall be included. “Material Tax Consequences” has the meaning specified in Section 4.20(d). “Maturity Date” means March 1, 2027.

19 “Make-Whole Fundamental Change” means any transaction or event that would constitute a Fundamental Change (determined after giving effect to any exceptions or exclusions to such definition, but (x) without regard to the exception contained in the proviso in clause (2) of the definition thereof and (y) excluding clause (4) of the definition thereof). “Material Property” means assets, including Intellectual Property, owned by the Company or its Subsidiaries that are material to the business, operations, assets or financial condition of the Company and its Subsidiaries, taken as a whole both prior to and pro forma for any applicable transfer or disposition; provided that cash and Cash Equivalents held by the Company and/or its Subsidiaries shall not constitute “Material Property”. “Minimum Specified Amount” has the meaning specified in Section 7.03(b). “Moody’s” means Moody’s Investors Service, Inc. and its successors. “Mortgage” shall mean an agreement, including a mortgage, deed of trust or any other document, creating and evidencing a first priority Lien on a Mortgaged Property, which in the case of real property owned in fee, shall in form and substance, with such schedules and including such provisions, as shall be necessary to conform such document to applicable local or foreign law or as shall be customary under applicable local or foreign legal requirements. “Mortgaged Property” shall mean (i) each Real Property located in the United States owned in fee as of the Issue Date that, together with any improvements thereon, has a fair market value of at least $5.0 million and (ii) each Real Property located in the United States owned in fee following the Issue Date that, together with any improvements thereon, has a fair market value of at least $5.0 million. “Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash (including (i) payments in respect of deferred payment obligations to the extent corresponding to, principal, but not interest, when received in the form of cash, and (ii) proceeds from the conversion of other consideration received when converted to cash), net of: (1) brokerage commissions, underwriting commissions and other fees and expenses related to such Asset Sale, including fees and expenses of counsel, accountants, consultants and investment bankers; (2) provisions for taxes as a result of such Asset Sale taking into account the consolidated results of operations of the Company and its Subsidiaries; (3) payments required to be made to holders of minority interests in Subsidiaries as a result of such Asset Sale or (except in the case of Collateral) to repay Debt outstanding at the time of such Asset Sale that is secured by a Lien on the property or assets sold; (4) appropriate amounts to be provided as a reserve against liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Asset Sale, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash; (5) payments of unassumed liabilities (not constituting Debt) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; (6) in the case of an Asset Sale by an Insurance Subsidiary or any of its Subsidiaries, proceeds that are not permitted to be paid as a dividend or distribution by such Insurance Subsidiary pursuant to restrictions imposed by applicable law, rule, regulation, order, permit or grant to the extent and until such time as such proceeds are permitted to be so paid; and (7) proceeds that are used to permanently repay, reduce, prepay or redeem (a) Debt of a Subsidiary that is not a Subsidiary Guarantor that either (i) directly or indirectly owned the assets sold in such Asset Sale or (ii) had its equity interests sold in such Asset Sale, (b) debt of the Company or a Subsidiary 20 Guarantor that is secured by a Lien that is senior in priority to the Liens securing the Notes or the Guarantees or (c) First-Out Obligations, in each case, other than Debt owed to the Company or another Subsidiary. “New Senior Secured Notes” means the Company’s 10.500% Senior Secured Notes due 2027 issued under the New Senior Secured Notes Indenture on the Issue Date plus the amount of PIK Interest thereon pursuant to the terms of the New Senior Secured Notes Indenture. “New Senior Secured Notes Indenture” means the Indenture, dated as of August 4, 2025, by and among the Company, the guarantors from time to time party thereto, and U.S. Bank Trust Company, National Association, as trustee and collateral trustee, as such document may be amended, restated, supplemented or otherwise modified from time to time. “Non-Affiliate Legend” has the meaning specified in Section 2.02. “Non-Permitted Asset Transaction” means the transfer (whether as an Investment, Restricted Payment, Asset Sale, disposition, contribution, sale, exclusive license or other transfer or assignment) by the Company or any Subsidiary Guarantor of any Material Property to any (x) Subsidiary that is not a Subsidiary Guarantor or (y) Person that is an Affiliate of the Company or any Subsidiary Guarantor (other than the Company and any Subsidiary Guarantor); provided that “Non-Permitted Asset Transaction” shall not include (i) any transfer (whether as an Investment, Restricted Payment, Asset Sale, disposition, contribution, sale, exclusive license or other transfer or assignment) of any Material Property by a Subsidiary that is not a Subsidiary Guarantor to the Company, one or more Subsidiary Guarantors or one or more Subsidiaries that are not Subsidiary Guarantors, (ii) any transfer (whether as an Investment, Restricted Payment, Asset Sale, disposition, contribution, sale, exclusive license or other transfer or assignment) of any Material Property to an Affiliate of the Company or any Subsidiary Guarantor that is not a Subsidiary of the Company permitted pursuant to Section 4.20 or (iii) the grant of a non-exclusive license of Intellectual Property on arms’ length terms, in the ordinary course of business for a bona fide business purpose (and for the avoidance of doubt, not in connection with any Liability Management Transaction). “Non-Recourse Debt” means Debt: (1) as to which neither the Company nor any of its Subsidiaries (other than any Insurance Subsidiary) (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt) or (b) is directly or indirectly liable as a guarantor or otherwise; and (2) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Subsidiaries (other than the Equity Interests of an Insurance Subsidiary). “Note Guarantee” means the guarantee of the Notes by a Subsidiary Guarantor pursuant to this Indenture. “Notes” has the meaning assigned to it in the recitals to this Indenture. For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes that may be issued, any PIK Notes and any increases in principal balance as a result of a PIK Payment. The Initial Notes, the Additional Notes and any PIK Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes, any Additional Notes and any PIK Notes. “Notes Documents” means this Indenture, the Notes, the Note Guarantees and the Security Documents. “Notice of Default” means written notice provided to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in aggregate Principal Amount of Notes outstanding of a Default by the Company, which notice must specify the Default, demand that it be remedied and expressly state that such notice is a “Notice of Default.” “Notice of Redemption” has the meaning specified in Section 5.02. “Obligations” means, with respect to any Debt, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), 21 premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Debt, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding. “Observation Period” with respect to any Note surrendered for conversion means: (i) if the relevant Conversion Date occurs prior to December 1, 2026, the 40 consecutive Trading Day period beginning on, and including, the second Trading Day immediately succeeding such Conversion Date; and (ii) if the relevant Conversion Date occurs on or after December 1, 2026, the 40 consecutive Trading Days beginning on, and including, the 41st Scheduled Trading Day immediately preceding the Maturity Date. “Offer Amount” has the meaning specified in Section 3.15. “Offer Period” has the meaning specified in Section 3.15. “Offer to Purchase” has the meaning specified in Section 4.20(c). “Officer” means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer (which, for the avoidance of doubt, shall include any interim Chief Executive Officer), the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person. “Officer’s Certificate” means a certificate signed by the Chief Executive Officer, the President, the Chief Financial Officer or any of the Vice Presidents of the Company and delivered to the Trustee. “Open of Business” means 9:00 a.m., New York City time. “Operating Subsidiaries” means, collectively, DBM Global and its Subsidiaries, HC2 Broadcasting Holdings Inc., a Delaware corporation, and its Subsidiaries, Pansend Life Sciences, LLC, a Delaware limited liability company, and its Subsidiaries, in each case solely to the extent such Persons are obligors with respect to any of the DBM Global Credit Agreement, the Existing Spectrum GAIC Promissory Note, the Existing Spectrum MSD Promissory Note and/or the R2 Note on the Issue Date. “Opinion of Counsel” means a written opinion of counsel, who may be external or in-house counsel for the Company. “outstanding” when used with reference to Notes, shall, subject to the provisions of Section 17.05, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except: (1) Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation; (2) Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent); (3) Notes that have been paid pursuant to Section 3.09 and Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 3.09 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in whose hands such Notes are valid obligations of the Company; and (4) Notes converted pursuant to Article 7 and required to be cancelled pursuant to Section 3.12. For the avoidance of doubt, unless represented by applicable PIK Notes, the aggregate principal amount outstanding under any Note (as reflected in the books and records of the Depositary and the Trustee) shall include any increase in the aggregate principal amount of such Note as a result of an applicable PIK Payment. 22 “Pari Passu Obligations” means, collectively, Debt constituting Obligations secured equally and ratably by Liens on the Collateral. “Paying Agent” means any Person (including the Company) authorized by the Company to pay the Principal Amount of and interest on the Redemption Price or the Fundamental Change Purchase Price of, any Notes on behalf of the Company. U.S. Bank Trust Company, National Association shall initially be the Paying Agent. “Permitted Debt” has the meaning specified in Section 4.19(b). “Permitted Holders” means: (1) Avram Glazer, his immediate family (including any spouse, ex-spouse, children, step- children and their respective lineal descendants), the estate of the foregoing, or any trust or other legal entity the beneficiary, beneficial owner, of controlling party of which is any of the foregoing and (b) Lancer Capital LLC and any investment fund or vehicle managed or controlled by Lancer Capital LLC or Avram Glazer; (2) Any Affiliate of any Person specified in clause (1), other than another portfolio company of any investment fund or vehicle (which means a company actively engaged in providing goods and services to unaffiliated customers) or a company controlled by a “portfolio company”; (3) Any Person or group whose acquisition of beneficial ownership constitutes a Fundamental Change in respect of which a Fundamental Change Purchase Notice is delivered in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder; or (4) any Person both the Capital Stock and the Voting Stock of which (or in the case of a trust, the beneficial interests in which) are owned 50% or more by Persons specified in clauses (1), (2) or (3) or any group in which the Persons specified in clauses (1), (2) or (3) own more than a majority of the Voting Stock and Capital Stock held by such group. “Permitted Investments” means: (1) Investments outstanding on, or made pursuant to binding agreements existing on, the Issue Date; (2) the acquisition of accounts receivables owing to the Company or any of its Subsidiaries if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms; provided that such acquisition is for a bona fide business purpose and not in connection with any Liability Management Transaction; (3) investments in cash and Cash Equivalents; (4) negotiable instruments held for collection in the ordinary course of business; (5) the making of lease, utility and other similar deposits in the ordinary course of business; (6) Hedging Obligations; (7) [reserved]; (8) Investments (i) between and among the Company and any Subsidiary Guarantor, (ii) by any Subsidiary in the Company or any Subsidiary Guarantor or (iii) by any Subsidiary that is not a Subsidiary Guarantor in any other Subsidiary that is not a Subsidiary Guarantor; (9) Investments in securities of trade creditors or customers in the ordinary course of business that are received in settlement of bona fide disputes or pursuant to any plan of

23 reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (10) mergers and consolidations in compliance with Sections 10.01 and 14.04 hereof; (11) Investments consisting of licensing of Intellectual Property made in the ordinary course of business, for a bona fide business purpose, not in connection with any Liability Management Transaction and not interfering in any material respect with the ordinary conduct of business of the Company and its Subsidiaries; (12) [reserved]; (13) [reserved]; (14) so long as no Default or Event of Default has occurred and is continuing or would result at the time of making of any such Investment, Investments to acquire Equity Interests in DBM Global held by minority holders in an aggregate amount not to exceed $1.0 million at any one time outstanding; (15) Investments by any Insurance Subsidiary (including by any Subsidiary of such Insurance Subsidiary that is not itself an Insurance Subsidiary) in the ordinary course of business and consistent with the investment policy approved by the Board of Directors of such Insurance Subsidiary or otherwise consistent with Investment guidelines approved by the applicable Insurance Regulatory Authority; (16) so long as no Default or Event of Default has occurred and is continuing or would result at the time of making of any such Investment, Investments in R2 and/or any of its subsidiaries in an aggregate amount not to exceed $3.0 million at any one time outstanding; provided, however, that such Investment may only be used for bona fide business operations and, for the avoidance of doubt, not to directly or indirectly repay, prepay, redeem, discharge or otherwise satisfy any Debt; provided that notwithstanding anything to the contrary in this Indenture or the other Notes Documents to the contrary, (x) the aggregate amount of Investments (excluding Investments made pursuant to clause (14) and clause (16) of the definition of Permitted Investments) by the Company and/or one or more Subsidiary Guarantor(s) in Subsidiaries that are not Subsidiary Guarantors (including Investments in Persons who become Subsidiaries that are not Subsidiary Guarantors in connection with such Investments) shall not exceed $1.0 million at any one time outstanding, (y) any Investment by the Company or any Subsidiary Guarantor in the form of an Advance shall be unsecured and subordinated in right of payment to the Obligations pursuant to the Intercompany Subordination Agreement. “Permitted Liens” means: (1) Liens existing on the Issue Date; (2) Liens on the Collateral to secure Obligations in respect of the Notes (excluding any Additional Notes); (3) Liens on the Collateral that rank pari passu with or junior to the Liens securing the Obligations in respect of the Notes and that secure Obligations in respect of Debt (including any Additional Notes) Incurred pursuant to clause (1) of the definition of Permitted Debt, provided that the Authorized Representative of the holders of such Debt shall have executed a joinder to the Collateral Trust Agreement as described in Section 4.19(b)(1) hereof; (4) Liens to secure any Permitted Refinancing Debt (or successive Permitted Refinancing Debt) as a whole, or in part, of any Obligations secured by any Lien referred to in clauses (2) or (3) of this definition; (5) pledges or deposits under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases, or to secure 24 public or statutory obligations, surety bonds, customs duties and the like, or for the payment of rent, in each case incurred in the ordinary course of business and not securing Debt; (6) Liens imposed by law, such as carriers’, vendors’, warehousemen’s and mechanics’ liens, in each case for sums not yet due or being contested in good faith and by appropriate proceedings; (7) Liens in respect of taxes and other governmental assessments and charges which are not yet due or which are being contested in good faith by appropriate proceedings and for which adequate reserves are made in accordance with GAAP; (8) Liens incurred in the ordinary course of business not securing Debt and not in the aggregate materially detracting from the value of the properties or their use in the operation of the business of the Company and the Subsidiaries; (9) Liens on property of a Person at the time such Person becomes a Subsidiary, provided such Liens were not created in contemplation thereof and do not extend to any other property of the Company or any other Subsidiary; (10) Liens on property or the Equity Interests of any Person at the time the Company or any Subsidiary acquires such property or Person, including any acquisition by means of a merger or consolidation with or into the Company or a Subsidiary of such Person, provided such Liens were not created in contemplation thereof and do not extend to any other property of the Company or any Subsidiary; (11) Liens securing Debt or other obligations of (x) the Company or a Subsidiary to the Company or a Subsidiary Guarantor or (y) a Subsidiary that is not a Subsidiary Guarantor to another Subsidiary that is not a Subsidiary Guarantor; (12) Liens securing Hedging Agreements so long as such Hedging Agreements relate to Debt for borrowed money that is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Agreements; (13) extensions, renewals or replacements of any Liens referred to in clauses (1), (9) or (10) in connection with the refinancing of the obligations secured thereby, provided that such Lien does not extend to any other property and, except as contemplated by the definition of “Permitted Refinancing Debt”, the amount secured by such Lien is not increased; and (14) other Liens securing obligations in an aggregate amount not exceeding $1.25 million; provided that if such Liens are on the Collateral, (i) such Liens shall rank junior to the Liens securing the Obligations in respect of the Notes and (ii) the authorized representative of the holders of such Debt shall be subject to the 1L/2L/3L/4L Intercreditor Agreement; (15) licenses or leases or subleases as licensor, lessor or sublessor of any of its property, including intellectual property, in the ordinary course of business, for a bona fide business purpose and not in connection with any Liability Management Transaction; (16) Liens securing office leases and office furniture and equipment in the ordinary course of business; (17) Liens on property securing Debt permitted pursuant to Sections 4.19(b)(14) or (15); provided, however, that (i) with respect to Section 4.19(b)(14), such Liens only extend to the property that is the subject of the Capital Lease; and (ii) with respect to Section 4.19(b)(15), such Liens only extend to the property of such target and its Subsidiaries; (18) Liens consisting of deposits made in the ordinary course of business to secure liability to insurance carriers; (19) Liens arising by virtue of any statutory or common law provisions relating to bankers’ Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a 25 depository or financial institution, or Liens arising by virtue of any statutory or common law provisions or arising by operation of contract on insurance policies and the proceeds thereof to secure premiums thereunder; (20) Liens securing Debt of any Subsidiary that is not a Subsidiary Guarantor permitted to be incurred under Section 4.19 hereof; provided that such Liens only extend to the assets of (i) such Subsidiary, (ii) any Subsidiary that is directly or indirectly owned by such Subsidiary or any parent included in clause (iii) of this clause (20) or (iii) any direct or indirect parent of such Subsidiary that is a Subsidiary but is not a Subsidiary Guarantor and in any event, for the avoidance of doubt, do not extend to any property of the Company or any Subsidiary Guarantor; and (21) Liens on the Collateral securing Debt (and any Permitted Refinancing Debt thereof) permitted pursuant to (i) clause (ii) of Section 4.11(b)(19) on a pari passu basis with the Liens on the Collateral securing the Obligations pursuant to the Notes Documents and (ii) (I) clause (iii) of Section 4.19(b)(19) and (II) Section 4.19(b)(21), in each case, on a junior basis to the Liens on the Collateral securing the Obligations pursuant to the Notes Documents; provided that, in each case, the authorized representative of the holders of such Debt shall be subject to the 1L/2L/3L/4L Intercreditor Agreement. “Permitted Preferred Refinancing” means the exchange of Existing Convertible Preferred Stock for one or more new series of convertible preferred stock of the Company or unsecured Debt; provided that the aggregate amount payable in cash under such new series of convertible preferred stock or principal amount of new unsecured Debt does not exceed the aggregate amount payable in cash under the series of Existing Convertible Preferred Stock being exchanged (with such maximum aggregate amount calculated based on the aggregate amounts (including PIK amounts) payable pursuant to the Convertible Preferred Stock Documents as of the Issue Date (without giving effect to any reduction of the outstanding Convertible Preferred Stock that has been redeemed, repurchased or exchanged on or after the Issue Date)). “Permitted Refinancing Debt” has the meaning specified in Section 4.19(b)(5). “Permitted Transactions” means (a) mortgage-backed security transactions in which an investor sells mortgage collateral, such as securities issued by the Government National Mortgage Association and the Federal Home Loan Mortgage Corporation, for delivery in the current month while simultaneously contracting to repurchase “substantially the same” (as determined by the Public Securities Association and GAAP) collateral for a later settlement, (b) transactions in which an investor lends cash to a primary dealer and the primary dealer collateralizes the borrowing of the cash with certain securities, (c) transactions in which an investor lends securities to a primary dealer and the primary dealer collateralizes the borrowing of the securities with cash collateral, (d) transactions in which an investor makes loans of securities to a broker-dealer under an agreement requiring such loans to be continuously secured by cash collateral or United States government securities, (e) transactions structured as, and submitted to the NAIC Security Valuation Office for approval as, Replication (Synthetic Asset) Transactions (RSAT) (provided that, to the extent that such approval is not granted in respect of any such transaction, such transaction shall cease to constitute a Permitted Transaction 30 days following the date of such rejection, denial or non-approval) and (f) transactions in which a FHLMB makes loans to an Insurance Subsidiary, that are sufficiently secured by appropriate assets of such Insurance Subsidiary in accordance with the rules, regulations and guidelines of such FHLMB for its loan programs. “Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof. “Physical Notes” means permanent Notes in registered form issued in denominations of integral $1,000 Principal Amount and integral multiples of $1.00 in excess thereof. “Physical Settlement” has the meaning specified in Section 7.03(a). “PIK Interest” has the meaning specified in Section 2.03. “PIK Notes” has the meaning specified in Section 2.01. 26 “PIK Payment” has the meaning specified in Section 2.03. “Pledge and Security Agreement” means the second lien pledge and security agreement dated as of August 4, 2025, among the Company, the Collateral Trustee and the grantors party thereto, as amended, restated, amended and restated, supplemented or otherwise modified or replaced from time to time. “Pledged Collateral” means: (1) all Equity Interests owned by the Company or a Subsidiary Guarantor, but excluding (i) Equity Interests of Insurance Subsidiaries, to the extent the pledge thereof is deemed a “change of control” under applicable insurance regulations and (ii) solely to the extent the pledge thereof would result in adverse tax consequences that are material to the value of the Collateral that would otherwise be provided (as determined by the Company in good faith), Equity Interests of Foreign Subsidiaries in excess of 65% of the issued and outstanding Equity Interests of each class of each such Subsidiary; (2) all equipment, goods, inventory and fixtures owned by the Company or a Subsidiary Guarantor; (3) all accounts, cash, deposit accounts and investment securities owned by the Company or a Subsidiary Guarantor; (4) all documents, books and records, instruments and chattel paper owned by the Company or a Subsidiary Guarantor; (5) all intellectual property and other general intangibles owned by the Company or a Subsidiary Guarantor; and (6) any proceeds and supporting obligations thereof. Notwithstanding anything to the contrary contained in clauses (1) through (6) above, the Pledged Collateral shall not extend to, and the term “Collateral” shall not include, any Excluded Assets. “Preferred Stock” means, with respect to any Person, any and all Capital Stock which is preferred as to the payment of dividends or distributions, upon liquidation or otherwise, over another class of Capital Stock of such Person. “Premises” shall have the meaning assigned thereto in the applicable Mortgage. “Principal Amount” of a Note means the principal amount as set forth on the face of the Note. “Pro Forma Basis” means, with respect to any determination under this definition as of any date, that pro forma effect shall be given to each acquisition, Investment, Equity Offering, issuance, incurrence, assumption, refinancing, amendment or permanent repayment of Equity Interests or Debt (including Equity Interests or Debt issued, incurred, assumed, refinanced or amended as a result of, or to finance, any relevant transaction and for which the financial effect is being calculated) and each Asset Sale that have occurred at the Company or any Subsidiary or any Person that has become a Subsidiary during the applicable four consecutive fiscal quarter period (with respect to any calculation of EBITDA) or subsequent to the end of such four consecutive fiscal quarter period or such balance sheet date, as applicable, but prior to or simultaneously with the event for which a determination under this definition is being made, as if each such event had occurred on the first day of such four consecutive fiscal quarter period or on such balance sheet date, as applicable. “Publicly Traded Securities” means shares of Capital Stock that are listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors) or which will be so listed or quoted when issued or exchanged in connection with the transaction that would otherwise be a Fundamental Change. “Purchase Date” has the meaning specified in Section 3.15.

27 “Qualified Equity Interests” means all Equity Interests of a Person other than Disqualified Equity Interests. For the avoidance of doubt, the Company’s Qualified Equity Interests shall include, but are not limited to, the Convertible Preferred Stock. “Qualified Stock” means all Capital Stock of a Person other than Disqualified Equity Interests. “R2” means R2 Technologies, Inc., a Delaware corporation. “R2 Note” means that certain Senior Secured Promissory Note, dated as of January 31, 2024, between R2, as company, and Lancer Capital LLC, as investor, as in effect on the Issue Date. “Real Property” shall mean, collectively, all right, title and interest (including any leasehold, fee, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof. “Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or other applicable security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or a duly authorized committee thereof, statute, contract or otherwise). “Redemption” has the meaning specified in Section 5.01(a). “Redemption Date” means, when used with respect to any Note to be redeemed, the date fixed for redemption pursuant to this Indenture. “Redemption Price” means, when used with respect to any Note to be redeemed, the price at which it is to be redeemed pursuant to this Indenture. “Reference Property” has the meaning specified in Section 7.05. “Register” and “Registrar” have the respective meanings specified in Section 3.06. “Regular Record Date” means, with respect to the payment of interest on the Notes, Close of Business on January 15 and July 15 (whether or not such date is a Business Day), as the case may be, immediately preceding the relevant Interest Payment Date. “Reinsurance Agreements” means any agreement, contract, treaty, certificate or other arrangement by which any Insurance Subsidiary agrees to transfer or cede to another insurer all or part of the liability assumed or assets held by it under one or more insurance, annuity, reinsurance or retrocession policies, agreements, contracts, treaties, certificates or similar arrangements. Reinsurance Agreements shall include, but not be limited to, any agreement, contract, treaty, certificate or other arrangement that is treated as such by the applicable Insurance Regulatory Authority. “Related Party Transaction” has the meaning specified in Section 4.21(a). “Requisite Stockholder Approval” means the stockholder approval contemplated by NYSE Listing Standard Rule 312.03(c) with respect to the issuance of shares of Common Stock upon conversion of the Notes in excess of the limitations imposed by such rule; provided, however, that the Requisite Stockholder Approval will be deemed to be obtained if, due to any amendment or binding change in the interpretation of the applicable listing standards of The New York Stock Exchange, such stockholder approval is no longer required. “Restricted Note” has the meaning specified in Section 3.07(a). “Restricted Investment” means an Investment other than a Permitted Investment. 28 “Restricted Notes Legend” has the meaning specified in Section 2.02. “Restricted Payments” has the meaning specified in Section 4.17(a). “Restricted Stock” has the meaning specified in Section 3.07(a). “Restricted Stock Legend” means a legend substantially in the form set forth in Exhibit A hereto. “Revolving Credit Agreement” means that certain Revolving Credit Agreement, dated as of March 13, 2020, by and among, the Company, DBM Global Intermediate Holdco, Inc., a Delaware corporation, INNOVATE 2 Corp., a Delaware corporation, the other guarantors from time to time party thereto and MSD PCOF Partners IX, LLC, as the lender, as in effect on the Issue Date. “Rule 144” means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time. “Rule 144A Note” means that certain Global Note with CUSIP number 45784J AA3, which shall bear the Restricted Notes Legend and the Non-Affiliate Legend. “S&P” means S&P Global Ratings or any successor thereto. “Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not listed or admitted for trading, “Scheduled Trading Day” means a Business Day. “Screened Affiliate” means any Affiliate of a holder (i) that makes investment decisions independently from such holder and any other Affiliate of such holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such holder and any other Affiliate of such holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Company or its Subsidiaries, (iii) whose investment policies are not directed by such holder or any other Affiliate of such holder that is acting in concert with such holder in connection with its investment in the Notes, and (iv) whose investment decisions are not influenced by the investment decisions of such holder or any other Affiliate of such holder that is acting in concert with such holders in connection with its investment in the Notes. “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder. “Security Documents” means (i) the Pledge and Security Agreement, (ii) the Mortgages and (iii) any other mortgages, deeds of trust, deeds to secure debt, security agreements, security trust agreements, pledge agreements, joinders, agency agreements, control agreements, financing statements, intercreditor agreements and other instruments and documents pursuant to which a security interest in any assets of any Person is granted or Collateral is pledged, assigned or granted to the Collateral Trustee, in each case, to secure the Obligations under the Notes Documents, as each may be amended, restated, amended and restated, supplemented or otherwise modified from time to time. “Senior Obligations” means, collectively, Debt constituting Obligations secured by senior Liens on the Collateral. “Senior Secured Notes” means the Existing Senior Secured Notes and the New Senior Secured Notes. “Settlement Amount” has the meaning specified in Section 7.03(c). “Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company. “Settlement Notice” has the meaning specified in Section 7.03(b). “Share Price” has the meaning specified in Section 7.07(b). 29 “Significant Subsidiary” means any Subsidiary, or group of Subsidiaries, that would, taken together, be a “significant subsidiary” as defined in Article 1, Rule 1-02 (w)(1) or (2) of Regulation S-X promulgated under the Securities Act, as such regulation is in effect on the Issue Date. “Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion as specified (or otherwise deemed to have been specified) in the Settlement Notice related to any converted Notes. “Spin-Off” has the meaning specified in Section 7.04(c). “Stated Maturity” means (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment other than the required redemption of the Convertible Preferred Stock at the maturity date thereof. “Subordinated Debt” means any Debt of the Company or any Subsidiary Guarantor which is subordinated in right of payment to the Notes or the Note Guarantee, as applicable, either (a) pursuant to a written agreement to that effect or (b) by virtue of such Debt consisting of preferred stock of the Company. “Subsidiary” means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned or controlled, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof). Unless otherwise specified herein, references to a “Subsidiary” refer to Subsidiaries of the Company. “Subsidiary Guarantor” means each Subsidiary that executes a supplemental indenture providing for the guarantee of the payment of the Notes, or any successor obligor under its Note Guarantee pursuant to Section 14.04 hereof, in each case unless and until such Subsidiary Guarantor is released from its Note Guarantee pursuant to Section 14.05 hereof. “Successor Corporation” has the meaning specified in Section 10.01. “Term Sheet” means the Comparison of Principal Terms dated July 11, 2025, relating to the Notes. “Total Assets” means, as of any date, the total consolidated assets of the Company and its Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Company and its Subsidiaries, determined on a Pro Forma Basis. “Trading Day” means a day during which (i) trading in securities generally occurs on the principal United States national or regional securities exchange on which the Common Stock is then listed or admitted for trading or, if the Common Stock is not then listed or admitted for trading on a United States national or regional securities exchange, on the principal other market on which the Common Stock is then traded, (ii) a Last Reported Sale Price for the Common Stock is available on such securities exchange or market and (iii) there is no Market Disruption Event. If the Common Stock is not so listed or traded, “Trading Day” means a Business Day. Notwithstanding the foregoing, for the purposes of determining amounts due upon conversion pursuant to Section 7.03, “Trading Day” means a day during which (i) trading in the Common Stock generally occurs on the primary exchange or quotation system on which the Common Stock then trades or is quoted and (ii) there is no Market Disruption Event. “Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee. “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the 30 date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended. “Trust Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture. “U.S.” means the United States of America. “Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral. “Valuation Period” has the meaning set forth in Section 7.04(c). “Vice President” means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.” “Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person. “Wholly Owned” means, with respect to any Subsidiary, a Subsidiary of such Person all of the outstanding Capital Stock of which (other than any director’s qualifying shares) is owned by the Company and one or more Wholly Owned Subsidiaries (or a combination thereof). Section 1.02. Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required pursuant to Section 17.04. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include: a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto; b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; c) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with. In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers Certificate or certificates of public officials. Section 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

31 Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument. Section 1.04. Acts of Holders; Record Dates. a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by their agents duly appointed in writing and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as an “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 11.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee reasonably deems sufficient. c) The Company may, in the circumstances permitted by this Indenture, fix any day as the Record Date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the Record Date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 12.01) prior to such first solicitation or vote, as the case may be. With regard to any Record Date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action. d) The ownership of Notes shall be proved by the Register. e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note. Section 1.05. Notices, Etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with: (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its applicable Corporate Trust Office; or 32 (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument, with a copy to the address specified in Section 17.02, or at any other address previously furnished in writing to the Trustee by the Company, Attention: Chief Financial Officer. Section 1.06. Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder’s address as it appears in the Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. Notwithstanding anything to the contrary in this Indenture, notices given to Holders of Global Notes may be given electronically through the facilities of the Depositary. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. Whenever under this Indenture the Trustee is required to provide any notice by mail, in all cases the Trustee may alternatively provide notice by overnight courier or by facsimile, with confirmation of transmission. Section 1.07. [Reserved]. Section 1.08. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof, and all Article and Section references are to Articles and Sections, respectively, of this Indenture unless otherwise expressly stated. ARTICLE 2. SECURITY FORMS Section 2.01. Forms Generally. The Notes and the Trustee’s certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor, the Code and regulations thereunder, or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof. The Notes shall initially be issued in the form of permanent Global Notes in registered form in substantially the form set forth in this Article. The aggregate Principal Amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided. In connection with the payment of PIK Interest in respect of the Notes, the Company is entitled to, without the consent of the Holders, issue additional Notes (the “PIK Notes”) under this Indenture having the same terms and conditions as the applicable outstanding Notes or increase the outstanding principal amount of the Notes in the amount of such PIK Interest. For the avoidance of doubt, references in this Indenture to the principal amount of Notes shall include any PIK Notes and any increases of principal as a result of a PIK Payment, as applicable. The Initial Notes, any Additional Notes and any PIK Notes, to the maximum extent possible, shall be considered collectively as a single class for all purposes of this Indenture, including waivers, amendments, redemptions and offers to repurchase. Section 2.02. Form of Face of Note. 33 Include the following legend on all Notes other than Physical Notes (the “Non-Affiliate Legend”): NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF INNOVATE CORP. DURING THE IMMEDIATELY PRECEDING 90 DAYS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS NOTE OR A BENEFICIAL INTEREST HEREIN. Include the following legend for Global Notes only: THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. BY ACCEPTANCE OF A NOTE, EACH HOLDER WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (A) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THE NOTES CONSTITUTES THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS, RULES OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE “SIMILAR LAWS”), OR ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT OR (B) THE PURCHASE AND HOLDING OF THE NOTES BY SUCH HOLDER WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS. Include the following legend on all Notes that are Restricted Notes (the “Restricted Notes Legend”): THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, THE HOLDER: Include the following legend (which shall be part of the Restricted Notes Legend) on any Physical Note required to bear the Restricted Notes Legend that is issued to an Institutional Accredited Investor: (1) REPRESENTS THAT IT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a)(4) UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT PRIOR TO THE DATE ONE YEAR, OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE 9.5% CONVERTIBLE SENIOR SECURED NOTES DUE 2027 OF INNOVATE CORP. (THE “COMPANY”) RESELL OR OTHERWISE 34 TRANSFER THE SECURITY EVIDENCED HEREBY OR ANY COMMON STOCK THAT MAY BE ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR (C) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, INCLUDING UNDER RULE 144, IF AVAILABLE, SUBJECT (IN THE CASE OF CLAUSE (C)) TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH TRANSFER, TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY AND THE TRUSTEE; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSES 2(A) OR (B) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. Include the following legend (which shall be part of the Restricted Notes Legend) on the Rule 144A Note: (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT PRIOR TO THE DATE ONE YEAR, OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE 9.5% CONVERTIBLE SENIOR SECURED NOTES DUE 2027 OF INNOVATE CORP. (THE “COMPANY”) RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR ANY COMMON STOCK THAT MAY BE ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR (D) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, INCLUDING UNDER RULE 144, IF AVAILABLE, SUBJECT (IN THE CASE OF CLAUSE (D)) TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH TRANSFER, TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY AND THE TRUSTEE; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSES 2(A) OR (C) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

35 9.5% Convertible Senior Secured Notes due 2027 No. [ ] U.S. $[ ] CUSIP NO. [ ] ISIN NO. [ ] INNOVATE Corp., a company duly incorporated and validly existing under the laws of the state of Delaware in the United States of America (herein called the “Company”), which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [ ], or registered assigns, the principal sum of [ ] UNITED STATES DOLLARS (U.S. $[ ]) (which amount may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, in accordance with the rules and procedures of the Depositary and in accordance with the below referred Indenture) on March 1, 2027. The Principal Amount of Physical Notes and interest thereon, as provided on the reverse hereof, shall be payable at the Corporate Trust Office and at any other office or agency maintained by the Company for such purpose. The Paying Agent will pay principal of any Global Note and interest thereon, as provided on the reverse hereof, in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the registered holder of such global note, on each Interest Payment Date, Redemption Date, Fundamental Change Purchase Date or other payment date, as the case may be. Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder the right to convert this Note into cash, shares of Common Stock or a combination thereof, at the election of the Company, and to the ability and obligation of the Company to purchase this Note upon certain events, in each case, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used but not defined herein shall have such meanings as are ascribed to such terms in the Indenture. In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control. This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture. IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed. INNOVATE CORP. By: Name: Title: Date: 36 Section 2.03. Form of Reverse of Note. INNOVATE CORP. 9.5% Convertible Senior Secured Notes due 2027 This Note is one of a duly authorized issue of Notes of the Company, designated as its 9.5% Convertible Senior Secured Notes due 2027 (the “Notes”), initially limited in aggregate principal amount to $53,455,930, which amount may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, in accordance with the rules and procedures of the Depositary and in accordance with the below referred Indenture, all issued or to be issued under and pursuant to an Indenture dated as of August 4, 2025 (the “Indenture”) between the Company and U.S. Bank Trust Company, National Association, as Trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. The Indenture provides that Additional Notes and PIK Notes may be issued thereunder, if certain conditions are met. In the event of a conflict or inconsistency between this Note and the Indenture, the Indenture shall govern. Interest. The Notes will bear interest at a rate of 9.5% per year. Interest on the Notes will accrue from, and including, August 1, 2025, or from the most recent date to which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on each Interest Payment Date, beginning February 1, 2026. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 2.00% higher than the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful. Interest on the Notes with respect to the First Interest Period shall be payable, by increasing the aggregate principal amount of one or more outstanding Notes or issuing PIK Notes (“PIK Interest” and any payment of PIK Interest, a “PIK Payment”). PIK Interest on the Notes, for the First Interest Period, will be payable (x) with respect to Notes represented by one or more Global Notes registered in the name of, or held by, DTC or its nominee on the relevant record date, by increasing the principal amount of the outstanding Global Notes by an amount equal to the amount of PIK Interest for the First Interest Period (rounded up to the nearest whole Dollar) and (y) with respect to Notes represented by Physical Notes, by issuing Notes in registered form in an aggregate principal amount equal to the amount of PIK Interest for the First Interest Period (rounded up to the nearest whole Dollar), and the Trustee will, at the request of the Company, authenticate and deliver such Notes in registered form for original issuance to the Holders on the applicable record date, as shown by the records of the register of Holders. Following an increase in the principal amount of the outstanding Global Notes as a result of a PIK Payment, the Global Notes will bear interest on such increased principal amount from and after the date of such PIK Payment. Any Notes issued in registered form will be dated as of February 1, 2026, and will bear interest from and after such date. All PIK Notes issued pursuant to a PIK Payment will mature on March 1, 2027, and will be governed by, and subject to the terms, provisions and conditions of, the Indenture and shall have the same rights and benefits as the Notes issued on the Issue Date. Any Physical Notes will be issued with the description “THIS IS A PIK NOTE” on the face of such Notes, and references to the “principal amount” of the Notes shall include any increase in the principal amount of the outstanding Notes as a result of any PIK Payment. The calculation of PIK Interest will be made by the Company or on behalf of the Company by such Person as the Company shall designate, and such calculation and the correctness thereof shall not be a duty or obligation of the Trustee. Notwithstanding anything in the Indenture or this Note to the contrary, the payment of accrued interest (including interest that would be PIK Interest when paid) in connection with any redemption of Notes as described under Article 5 of the Indenture, any repurchase of the Notes as described under Sections 4.20 and Article 8 of the Indenture and at maturity shall be made solely in cash. PIK Interest on the Notes will be paid in denominations of $1,000 and integral multiples of $1.00 in excess thereof. Interest on the Notes for any Interest Period other than the First Interest Period shall be paid solely in cash. Interest will be paid to the person in whose name a Note is registered at the Close of Business on the January 15 and July 15 (whether or not such date is a Business Day), as the case may be, immediately preceding the relevant Interest Payment Date. Interest on the Notes will be computed on the basis of a 360-day year composed of twelve 30- day months. Payment of PIK Interest, if any, shall be paid in accordance with Section 3.14 of the Indenture and the immediately preceding paragraph of this Note. 37 Interest will cease to accrue on a Note upon its maturity, conversion, redemption or repurchase in connection with a Fundamental Change and interest payable upon its maturity, conversion, redemption or repurchase in connection with a Fundamental Change shall be payable solely in cash. Ranking. The Notes constitute a secured and second-priority lien obligation of the Company. Redemption at the Option of the Company. The Notes are redeemable in whole or in part, at any time and from time to time, at the option of the Company at a redemption price equal to 100% of the Principal Amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the Redemption Date. Purchase at the Option of the Holder Upon a Fundamental Change. Subject to the terms and conditions of the Indenture, the Company shall become obligated, at the option of the Holder, to repurchase the Notes if a Fundamental Change occurs at any time prior to the Maturity Date at 100% of the Principal Amount together with accrued and unpaid interest to, but excluding, the Fundamental Change Purchase Date, which amount will be paid in cash. Withdrawal of Fundamental Change Purchase Notice. Holders have the right to withdraw, in whole or in part, any Fundamental Change Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture. The right to withdraw the Fundamental Change Purchase Notice will terminate at the Close of Business on the Business Day immediately preceding the relevant Fundamental Change Purchase Date. Payment of Redemption Price and Fundamental Change Purchase Price. If money sufficient to pay the Redemption Price or Fundamental Change Purchase Price, as the case may be, of all Notes or portions thereof to be redeemed or purchased on a Redemption Date or on a Fundamental Change Purchase Date, respectively, is deposited with the Paying Agent on the Redemption Date or the Fundamental Change Purchase Date, respectively, such Notes will cease to be outstanding and interest will cease to accrue on such Notes (or portions thereof) immediately after such Redemption Date or immediately after the Close of Business on such Fundamental Change Purchase Date, as the case may be, and the Holder thereof shall have no other rights as such (other than the right to receive the Redemption Price or Fundamental Change Purchase Price, as the case may be, upon surrender of such Note). Conversion. Subject to and upon compliance with the provisions of the Indenture (including without limitation the conditions of conversion of this Note set forth in Article 7 thereof), the Holder hereof has the right, at its option, to convert the Principal Amount hereof or any portion of such principal which is $1,000 or an integral multiple of $1.00 in excess thereof, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, at the Applicable Conversion Rate. The Conversion Rate is initially 23.6327 shares of Common Stock per $1,000 Principal Amount of Notes (equivalent to an initial Conversion Price of approximately $42.3143), subject to adjustment in certain events described in the Indenture. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock as set forth in the Indenture, subject to the provisions of Section 7.07(f) for conversions in connection with a Make-Whole Fundamental Change or a redemption notice. No fractional shares will be issued upon any conversion, but a payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Notes for conversion. Notes in respect of which a Holder is exercising its right to require repurchase on a Fundamental Change Purchase Date may be converted only if such Holder validly withdraws the related election to exercise such right in accordance with the terms of the Indenture. In the event of a deposit or withdrawal of an interest in this Note, including an exchange, transfer, repurchase or conversion of this Note in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of the Depositary. Acceleration of Maturity. Subject to certain exceptions in the Indenture, if an Event of Default shall occur and be continuing, the Principal Amount plus interest through such date on all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. Supplement Indentures with Consent of Holders; Waiver of Past Defaults. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee 38 with the consent of the Holders of not less than a majority in aggregate Principal Amount of the outstanding Notes. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate Principal Amount of the outstanding Notes, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of any provision of or applicable to this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note. Registration of Transfer and Exchange. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in the United States, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate Principal Amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company and the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and the Registrar and any agent of the Company or the Trustee shall treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary. Denominations. The Notes are issuable only in registered form in denominations of $1,000 and any integral multiple of $1.00 in excess thereof, as provided in the Indenture and subject to certain limitations therein set forth. Notes are exchangeable for a like aggregate Principal Amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same. This Note and any claim, controversy or dispute arising under or related to this Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York. All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

39 ASSIGNMENT FORM For value received _______________________ hereby sell(s), assign(s) and transfer(s) unto____________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints ________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises. Include the following with respect to any Restricted Note, including the Rule 144A Note and any Physical Note issued to an Institutional Accredited Investor: In connection with any transfer of the within Note, the undersigned confirms that such Note is being transferred: ☐ To INNOVATE Corp. or a subsidiary thereof; or ☐ Under, and in accordance with, a registration statement that is effective under the Securities Act at the time of such transfer; or ☐ Under any other available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act (including, if available, the exemption provided by Rule 144 under the Securities Act). Unless one of the above boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof, provided that if the third box is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Company or the Trustee may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.11 of the Indenture shall have been satisfied. Dated: Signature(s) Signature Guarantee Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad- 15 if Notes are to be delivered, other than to and in the name of the registered holder. NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever. 40 CONVERSION NOTICE The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple of $1.00 in excess thereof) below designated, into cash, Common Stock or a combination of cash and Common Stock, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name and address has been indicated below. If any Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. Dated: Signature(s) Signature Guarantee Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Ordinary Shares are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder. Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder: (Name) (Street Address) (City, State and Zip Code) Please print name and address Principal amount to be converted (if less than all): $ ,000 NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever. Social Security or Other Taxpayer Identification Number 41 [Form of Fundamental Change Repurchase Notice] To: U.S. Bank Trust Company, National Association Global Corporate Trust Services Mailcode: EP MN S3MC 60 Livingston Avenue St. Paul, MN 55107-2292 Attention: [__] The undersigned registered owner of this Note hereby acknowledges receipt of a notice from INNOVATE Corp. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple of $1.00 in excess thereof) below designated, and (2) if such Fundamental Change Purchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Purchase Date. In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below: Dated: Signature(s) Social Security or Other Taxpayer Identification Number Principal amount to be repaid (if less than all): $______ NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever. ARTICLE 3. THE SECURITIES Section 3.01. Title and Terms; Payments. The aggregate Principal Amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $53,455,930 (the “Initial Notes”), except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 3.05, 3.06, 3.07, 3.08, 3.09, 3.11, 3.12 or 8.04. The Company may, from time to time after the execution of this Indenture, execute and deliver to the Trustee for authentication Additional Notes of an unlimited aggregate principal amount, and the Trustee shall thereupon authenticate and deliver said Additional Notes to or upon the written order of the Company, without any further action by the Company hereunder; provided, however, that no such Additional Notes may be issued unless fungible with the Initial Notes (other than Physical Notes, the Rule 144A Note and the PIK Notes) under U.S. securities laws and for U.S. federal income tax purposes. Additional Notes shall have the same terms as Initial Notes (other than issue price, and in some cases, the date from which interest shall accrue). The Notes shall be known and designated as the “9.5% Convertible Senior Secured Notes due 2027” of the Company. The Principal Amount shall be payable on the Maturity Date. The Principal Amount of, and interest on, Physical Notes shall be payable at the Corporate Trust Office and at any other office or agency maintained by the Company for such purpose in the continental United States of America. Interest on Physical Notes will be payable (i) to Holders having an aggregate Principal Amount of $1,000,000 or less of Notes, by check mailed to such Holders at the address set forth in the Register and (ii) to Holders having an aggregate Principal Amount of more than $1,000,000 of Notes, either by check mailed to such Holders or, upon 42 application by a Holder to the Registrar not later than the relevant Regular Record Date for such interest payment, by wire transfer in immediately available funds to such Holder’s account within the United States, which application shall remain in effect until the Holder notifies the Registrar to the contrary in writing. The Company will pay principal of and interest on Global Notes in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the registered holder of such global note, on each Interest Payment Date, Redemption Date, Fundamental Change Purchase Date or other payment date, as the case may be. Payment of PIK Interest, if any, shall be paid in accordance with Section 3.14 of this Indenture and as set forth in the Note. Any Notes repurchased by the Company will be retired and no longer outstanding hereunder. Section 3.02. Ranking. The Notes constitute a secured and second-priority lien obligation of the Company. Section 3.03. Denominations. The Notes shall be issuable only in registered form without coupons and in minimum denominations of $1,000 and any integral multiple of $1.00 in excess thereof. Section 3.04. Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Company by at least one Officer of the Company. Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes. The Company Order shall specify the amount of Notes to be authenticated, and shall further specify the amount of such Notes to be issued as a Global Notes or as Physical Notes. The Trustee in accordance with such Company Order shall authenticate and deliver such Notes as in this Indenture provided and not otherwise. On the Issue Date, the Trustee will, upon receipt of a Company Order, authenticate and deliver the Initial Notes. In addition, at any time, from time to time, the Trustee shall, upon receipt of a Company Order, authenticate and deliver (i) any Additional Notes and (ii) any PIK Notes issued in payment of PIK Interest, in each case in an aggregate principal amount specified in such Company Order. On any Interest Payment Date on which the Company pays PIK Interest with respect to a Global Note, the Trustee shall increase the principal amount of such Global Note by an amount equal to the interest payable, rounded up to the nearest whole Dollar, for the relevant Interest Period on the principal amount of such Note as of the relevant record date for such Interest Payment Date, to the credit of the Holders on such record date, pro rata in accordance with their interests, and an adjustment shall be made on the books and records of the Trustee (if it is then the Custodian for such Note) with respect to such Note, by the Trustee or the Custodian, to reflect such increase. On any Interest Payment Date on which the Company pays PIK Interest by issuing definitive Notes, the principal amount of any such PIK Notes issued to any Holder for the relevant Interest Period as of the relevant record date for such Interest Payment Date shall be rounded up to the nearest whole Dollar. Each Note shall be dated the date of its authentication. No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Section 3.05. Temporary Notes. Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes; provided, that any such temporary Notes shall bear legends on the face of such Notes as set forth in Section 2.02.

43 If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency of the Company designated pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount of Physical Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Physical Notes. Section 3.06. Registration; Registration of Transfer and Exchange. a) The Company shall cause to be kept at the applicable Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 4.02 being herein sometimes collectively referred to as the “Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby appointed “Registrar” (the “Registrar”) for the purpose of registering Notes and transfers of Notes as herein provided. Upon surrender for registration of transfer of any Note at an office or agency of the Company designated pursuant to Section 4.02 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate Principal Amount and tenor, bearing such restrictive legend as may be required by this Indenture (including Sections 2.02, 3.07 and 3.11). At the option of the Holder and subject to Section 3.07 and Section 3.11, Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate Principal Amount and tenor, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive. All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange. Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing. As a condition to the registration of transfer of any Restricted Notes, the Company or the Trustee may require evidence satisfactory to them as to the compliance with the restrictions set forth in the legend on such Notes. No service charge shall be made for any registration of transfer or exchange of Notes, but the Company and the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 3.05 not involving any transfer. Unless the Company specifies otherwise, neither the Company nor the Registrar shall be required to exchange or register a transfer of any Note (i) that has been surrendered for conversion, (ii) that has been called for redemption or (iii) as to which a Fundamental Change Purchase Notice has been delivered and not withdrawn, in each case, except to the extent any portion of such Note is not subject to the foregoing. b) Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf any Agent Member may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, or under any such Global Note, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. The Trustee shall have no responsibility or obligation to any Agent Members or any other Person on whose behalf Agent Members may act with respect to (i) any ownership interests in the Global Note, (ii) the accuracy of the records of the Depositary or its nominee, (iii) any notice required hereunder or (iv) any payments 44 under or with respect to the Global Note. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Note. The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes. Section 3.07. Transfer Restrictions. a) Restricted Notes. The Physical Notes issued to an Institutional Accredited Investor and the Rule 144A Note (and all securities issued in exchange therefor or substitution thereof, except any shares of Common Stock issued upon conversion thereof), each of which bears the Restricted Notes Legend, will each be deemed to be a “Restricted Note.” Each Restricted Note will be subject to the restrictions on transfer set forth in this Indenture (including in the Restricted Notes Legend) and will bear the restricted CUSIP number for the Notes unless such restrictions on transfer are eliminated or otherwise waived by written consent of the Company, and each Holder of a Restricted Note, by such Holder’s acceptance of such Restricted Note, will be deemed to be bound by the restrictions on transfer applicable to such Restricted Note. Any Note (or any security issued in exchange therefor or substitution thereof, except any shares of Common Stock issued upon the conversion thereof) will bear the Restricted Notes Legend unless: (1) such Note, since last held by the Company or an affiliate of the Company (within the meaning of Rule 144), if ever, was transferred (1) to a Person other than (x) the Company or (y) an affiliate of the Company (within the meaning of Rule 144) or a Person that was an affiliate of the Company within the 90 days immediately preceding such transfer and (2) pursuant to a registration statement that was effective under the Securities Act at the time of such transfer; (2) such Note was transferred (1) to a Person other than (x) the Company or (y) an affiliate of the Company (within the meaning of Rule 144) or a Person that was an affiliate of the Company within the 90 days immediately preceding such transfer and (2) pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act; or (3) the Company delivers written notice to the Trustee and the Registrar stating that the Restricted Notes Legend may be removed from such Note. In addition: (4) no transfer of any Note will be registered by the Registrar unless the transferring Holder delivers the form of assignment set forth on the Note, with the appropriate box checked, to the Trustee; and (5) the Registrar will not register any transfer of any Note that is a Restricted Note to a Person that is an affiliate of the Company or has been an affiliate of the Company (within the meaning of Rule 144) within the 90 days immediately preceding the date of such proposed transfer. Any Note (or any security issued in exchange therefor or substitution thereof, except any shares of Common Stock issued upon the conversion thereof) will bear the Restricted Notes Legend at any time the Company reasonably determinates that, to comply with law, such Note (or such securities issued in exchange for or substitution of a Note) must bear the Restricted Notes Legend. b) Restricted Stock. Every share of Common Stock that bears, or that is required under this Section 3.07 to bear, the Restricted Stock Legend will be deemed to be “Restricted Stock.” Each share of Restricted Stock will be subject to the 45 restrictions on transfer set forth in this Indenture (including in the Restricted Stock Legend) and will bear a restricted CUSIP number unless such restrictions on transfer are eliminated or otherwise waived by written consent of the Company, and each Holder of Restricted Stock, by such Holder’s acceptance of Restricted Stock, will be deemed to be bound by the restrictions on transfer applicable to such Restricted Stock. Any share of Common Stock issued upon the conversion of a Restricted Note will be issued in definitive form and will bear the Restricted Stock Legend unless: (1) such share of Common Stock was transferred (1) to a Person other than (x) the Company or (y) an affiliate of the Company (within the meaning of Rule 144) or a Person that was an affiliate of the Company within the 90 days immediately preceding such transfer and (2) pursuant to a registration statement that was effective under the Securities Act at the time of such conversion; (2) such share of Common Stock was transferred (1) to a Person other than (x) the Company or (y) an affiliate of the Company (within the meaning of Rule 144) or a Person that was an affiliate of the Company within the 90 days immediately preceding such transfer and (2) pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act; (3) such Restricted Note, regardless of whether bearing the Restricted Notes Legend, was not, at the time of its conversion, required to bear the Restricted Notes Legend pursuant to Section 3.07(a) and such Common Stock was issued to a Person other than (1) the Company or (2) an affiliate of the Company; (4) the Company, at its election, qualifies restricted Common Stock for delivery through the Depositary; or (5) the Company delivers written notice to the Trustee, the Registrar and the transfer agent for the Common Stock stating that such share of Common Stock need not bear the Restricted Stock Legend. Any share of Common Stock will be issued in definitive form and will bear the Restricted Stock Legend at any time the Company reasonably determinates that, to comply with law, such share of Common Stock must bear the Restricted Stock Legend. c) As used in this Section 3.07, the term “transfer” means any sale, pledge, transfer, loan, hypothecation or other disposition whatsoever of any Restricted Note, any interest therein or any Restricted Stock. Section 3.08. [Reserved]. Section 3.09. Mutilated, Destroyed, Lost and Stolen Notes. If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and Principal Amount and bearing a number not contemporaneously outstanding. If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and Principal Amount and bearing a number not contemporaneously outstanding. In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note. Upon the issuance of any new Note under this Section 3.09, the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. 46 Every new Note issued pursuant to this Section 3.09 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes. Section 3.10. Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee, the Registrar and any agent of the Company, the Trustee or the Registrar shall treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of the principal of such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee, the Registrar nor any agent of the Company, the Trustee or the Registrar shall be affected by notice to the contrary. Section 3.11. Transfer and Exchange. a) Provisions Applicable to All Transfers and Exchanges. Subject to the restrictions set forth in this Section 3.11, Physical Notes and beneficial interests in Global Notes may be transferred or exchanged from time to time as desired, and each such transfer or exchange will be noted by the Registrar in the Register. All Notes issued upon any registration of transfer or exchange in accordance with this Indenture will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange. No service charge will be imposed on any Holder of a Physical Note or any owner of a beneficial interest in a Global Note for any exchange or registration of transfer, but each of the Company, the Trustee or the Registrar may require such Holder or owner of a beneficial interest to pay a sum sufficient to cover any transfer tax, assessment or other governmental charge imposed in connection with such registration of transfer or exchange. Unless the Company specifies otherwise, none of the Company, the Trustee, the Registrar or any co-Registrar will be required to exchange or register a transfer of any Note (i) that has been surrendered for conversion, (ii) that has been called for redemption or (iii) as to which a Fundamental Change Purchase Notice has been delivered and not withdrawn, in each case, except to the extent any portion of such Note is not subject to the foregoing. The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee nor any Conversion Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary. b) In General; Transfer and Exchange of Beneficial Interests in Global Notes. So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, except to the extent required by Section 3.11(c): (1) all Notes will be represented by one or more Global Notes; (2) every transfer and exchange of a beneficial interest in a Global Note will be effected through the Depositary in accordance with the Applicable Procedures and the provisions of this Indenture (including, in the case of a Restricted Note, the restrictions on transfer set forth in Section 3.07); and (3) each Global Note may be transferred only as a whole and only (A) by the Depositary to a nominee of the Depositary, (B) by a nominee of the Depositary to the Depositary or to another

47 nominee of the Depositary, or (C) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. c) Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture, each Global Note will be exchanged for Physical Notes if the Depositary delivers notice to the Company that: (1) the Depositary is unwilling or unable to continue to act as Depositary; or (2) the Depositary is no longer registered as a clearing agency under the Exchange Act; (3) and, in each case, the Company promptly delivers a copy of such notice to the Trustee and the Company fails to appoint a successor Depositary within 90 days after receiving notice from the Depositary. In each such case, each Global Note will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause each Global Note to be cancelled in accordance with the Applicable Procedures, and the Company, in accordance with Section 3.04, will promptly execute, and, upon receipt of a Company Order, the Trustee, in accordance with Section 3.04, will promptly authenticate and deliver, for each beneficial interest in each Global Note so exchanged, an aggregate principal amount of Physical Notes equal to the aggregate principal amount of such beneficial interest, registered in such names and in such authorized denominations as the Depositary specifies, and bearing any legends that such Physical Notes are required to bear under Section 3.07. In addition, if (x) the Company, in its sole discretion, determines that any Global Note will be exchangeable for Physical Notes or (y) an Event of Default has occurred and is continuing, in each case, any owner of a beneficial interest in a Global Note may exchange such beneficial interest for Physical Notes by delivering a written request to the Registrar. In such case, (A) the Registrar will deliver notice of such request to the Company and the Trustee, which notice will identify the owner of the beneficial interest to be exchanged, the aggregate principal amount of such beneficial interest and the CUSIP of the relevant Global Note; (B) the Company will, in accordance with Section 3.04, promptly execute, and, upon receipt of a Company Order, the Trustee, in accordance with Section 3.04, will promptly authenticate and deliver, to such owner, for the beneficial interest so exchanged by such owner, Physical Notes registered in such owner’s name having an aggregate principal amount equal to the aggregate principal amount of such beneficial interest and bearing any legends that such Physical Notes are required to bear under Section 3.07, and (C) the Registrar, in accordance with the Applicable Procedures, will cause the principal amount of such Global Note to be decreased by the aggregate principal amount of the beneficial interest so exchanged. If all of the beneficial interests in a Global Note are so exchanged, such Global Note will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Note to be cancelled in accordance with the Applicable Procedures. d) Transfer and Exchange of Physical Notes. If Physical Notes are issued, a Holder may transfer a Physical Note by: (A) surrendering such Physical Note for registration of transfer to the Registrar, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar; (B) if such Physical Note is a Restricted Note, delivering any documentation that the Company, the Trustee or the Registrar reasonably require to ensure that such transfer complies with Section 3.07 and applicable securities laws; and (C) satisfying all other requirements for such transfer set forth in this Section 3.11 and Section 3.07. Upon the satisfaction of conditions (A), (B) and (C), the Company, in accordance with Section 3.04, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, will, in accordance with Section 3.04, promptly authenticate and deliver, in the name of the designated transferee or transferees, one or more new Physical Notes, of any authorized denominations, having like aggregate Principal Amount and bearing any restrictive legends required by Section 3.07. If Physical Notes are issued, a Holder may exchange a Physical Note for other Physical Notes of any authorized denominations and aggregate Principal Amount equal to the aggregate Principal Amount of the Notes to 48 be exchanged by surrendering such Notes, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar, at any office or agency maintained by the Company for such purposes pursuant to Section 4.02. Whenever a Holder surrenders Notes for exchange, the Company, in accordance with Section 3.04, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, will, in accordance with Section 3.04, promptly authenticate and deliver the Notes that such Holder is entitled to receive, bearing registration numbers not contemporaneously outstanding and any restrictive legends that such Physical Notes are to bear under Section 3.07. If Physical Notes are issued, a Holder may transfer or exchange a Physical Note for a beneficial interest in a Global Note by (A) surrendering such Physical Note for registration of transfer or exchange, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar, at any office or agency maintained by the Company for such purposes pursuant to Section 4.02; (B) if such Physical Note is a Restricted Note, delivering any documentation the Company, the Trustee or the Registrar reasonably require to ensure that such transfer complies with Section 3.07 and applicable securities laws; (C) satisfying all other requirements for such transfer set forth in this Section 3.11 and Section 3.07; and (D) providing written instructions to the Trustee to make, or to direct the Registrar to make, an adjustment in its books and records with respect to the applicable Global Note to reflect an increase in the aggregate Principal Amount of the Notes represented by such Global Note, which instructions will contain information regarding the Depositary account to be credited with such increase. Upon the satisfaction of conditions (A), (B), (C) and (D), the Trustee will cancel such Physical Note and cause, or direct the Registrar to cause, in accordance with the Applicable Procedures, the aggregate Principal Amount of Notes represented by such Global Note to be increased by the aggregate Principal Amount of such Physical Note, and will credit or cause to be credited the account of the Person specified in the instructions provided by the exchanging Holder in an amount equal to the aggregate Principal Amount of such Physical Note. If no Global Notes are then outstanding, the Company, in accordance with Section 3.04, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, will, in accordance with Section 3.04, authenticate, a new Global Note in the appropriate aggregate Principal Amount. In all cases, certificated notes will be maintained in registered form under Treasury Regulations section 5f.103-1(c), and may be transferred only in accordance with such provisions. Section 3.12. Cancellation. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, purchase, repurchase, conversion (pursuant to Article 7 hereof) or cancellation in accordance with its customary practices. If the Company shall acquire any of the Notes, such acquisition shall not operate as a Redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation. The Notes so acquired, while held by or on behalf of the Company or any of its Subsidiaries, shall not entitle the Holder thereof to convert the Notes. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation. The Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to this Section 3.12. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar. Section 3.13. CUSIP Numbers. In issuing the Notes, the Company may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a Redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers. Section 3.14. PIK Interest. 49 As further set forth in Section 2.03, interest on the Notes with respect to the First Interest Period shall be payable in the form of PIK Interest on the then-outstanding principal amount of Notes. In connection with a PIK Payment in respect of the Notes, the Company will, without the consent of Holders, either increase the aggregate principal amount of an outstanding Note or issue PIK Notes under this Indenture. Pursuant to this Section 3.14 and Section 2.03, and as further set forth in Section 4.01, on the First Interest Payment Date, the Company shall deliver to the Trustee (i) a written order of the Company to increase the aggregate principal amount of an outstanding Note as a result of such PIK Payment in the amount set forth in such order or (ii) PIK Notes duly executed by the Company together with a Company Order pursuant to Section 3.04 requesting the authentication of such PIK Notes by the Trustee. If the Company makes the PIK Payment by increasing the aggregate principal amount of an outstanding Note, the Trustee, or the Depositary at the direction of the Trustee, shall increase the outstanding aggregate principal amount of such Note by an amount equal to the PIK Interest payable, rounded up to the nearest whole dollar, for the First Interest Period on the principal amount of such Note, to the credit of the Holders on the applicable record date and an adjustment will be made on the register maintained with the Registrar with respect to such Note to reflect such increase and thereafter shall be part of the outstanding principal amount of the Notes for all purposes of this Indenture and the Security Documents. If the Company makes the PIK Payment by issuing PIK Notes, the principal amount of such PIK Notes issued to any Holder, for the First Interest Period, as of the applicable record date, will be rounded up to the nearest whole dollar. For the avoidance of doubt, following the increase in the aggregate principal amount of any outstanding Note as a result of a PIK Payment, such Note will bear interest on such increased aggregate principal amount from and after the date of such PIK Payment at the rate applicable to the Notes in the manner set forth in Section 2.03. Any PIK Notes issued in the form of definitive notes will be dated as of the First Interest Payment Date and will bear interest from and after such date at the rate applicable to the Notes in the manner set forth in Section 2.03. All Notes issued pursuant to a PIK Payment will mature on March 1, 2027, and will be governed by, and subject to the terms, provisions and conditions of, this Indenture and shall have the same terms as the applicable Initial Notes, subject to the terms of Sections 2.02 and 2.03. Any certificated PIK Notes will be issued with the description “THIS IS A PIK NOTE” on the face of such PIK Note, but shall be treated for all purposes under this Indenture with the same rights and obligations as the Notes. Interest on the Notes for any Interest Period other than the First Interest Period shall be paid solely in cash. Section 3.15. Offer to Purchase by Application of Net Cash Proceeds. In the event that, pursuant to Section 4.20 hereof, the Company is required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer”), it will follow the procedures specified below. The Asset Sale Offer shall be made to all Holders. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company will apply the Net Cash Proceeds as required by Section 4.20 (the “Offer Amount”) to the purchase of Notes or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made. If the Purchase Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer. Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state: (1) that the Asset Sale Offer is being made pursuant to this Section 3.15 and Section 4.20 hereof and the length of time the Asset Sale Offer will remain open; (2) the Offer Amount, the purchase price and the Purchase Date; 50 (3) that any Note not tendered or accepted for payment will continue to accrue interest; (4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date; (5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in denominations of $1,000 or an integral multiple of $1.00 in excess thereof; (6) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date; (7) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; (8) that, if the aggregate principal amount of Notes surrendered by Holders thereof exceeds the Offer Amount, the Company will select the Notes to be purchased on a pro rata basis based on the principal amount of Notes surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or an integral multiple of $1.00 in excess thereof, will be purchased); and (9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer). On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.15. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date. Other than as specifically provided in this Section 3.15, any purchase pursuant to this Section 3.15 shall be made pursuant to the provisions of Sections 5.01 through 5.04 hereof. ARTICLE 4. PARTICULAR COVENANTS OF THE COMPANY Section 4.01. Payment of Principal and Interest. The Company covenants and agrees that it shall duly and punctually pay or cause to be paid the principal of and interest on each of the Notes (including, if applicable, PIK Interest) at the places, at the respective times and in the manner provided herein and in the Notes. If any Interest Payment Date, the Maturity Date, any Redemption Date or any Fundamental Change Purchase Date is not a Business Day, payment will be made on the next succeeding Business Day, and no penalty or default interest will accrue thereon for the intervening period in respect of such delay. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 2.00% higher than the then applicable interest rate on the Notes to the extent

51 lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful. Section 4.02. Maintenance of Office or Agency. The Company shall maintain an office or agency in the United States, where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands. The Company may also from time to time designate co-Registrars and one or more offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates the Trustee as Paying Agent, Registrar and Conversion Agent. So long as the Trustee is the Registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 11.11(a) and the third paragraph of Section 11.12. If co-Registrars have been appointed in accordance with this Section, the Trustee shall mail such notices only to the Company and the Holders of Notes it can identify from its records. Section 4.03. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 11.12, a Trustee, so that there shall at all times be a Trustee hereunder. Section 4.04. Provisions as to Paying Agent. a) The Company may designate additional Paying Agents, rescind the designation of any Paying Agent, or approve a change in the office through which any Paying Agent acts. If the Company shall appoint a Paying Agent other than the Trustee, or if the Trustee shall appoint such a Paying Agent, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04: (1) that it will hold all sums held by it as such agent for the payment of the principal of or interest on the Notes (whether such sums have been paid to it by the Company or by any other obligor on the Notes) in trust for the benefit of the Holders of the Notes; (2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Notes) to make any payment of the principal of or interest on the Notes when the same shall be due and payable; and (3) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust. The Company shall, on or before each due date of the principal of or interest on the Notes, deposit with the Paying Agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided, however, that if such deposit is made on the due date, such deposit shall be received by the Paying Agent by 12:00 p.m. noon New York City time, on such date. In the event that the Paying Agent receives funds in advance of the due date, the Paying Agent shall be entitled to invest such funds in the U.S. Bank money market deposit account, any earnings on which shall be for the account of the Company. With respect to 52 the First Interest Period, the Company shall deliver to the Trustee the documentation necessary to increase the principal balance of the Notes to pay PIK Interest or to issue the PIK Notes. b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of or interest on the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal or interest so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the Notes) to make any payment of the principal of or interest on the Notes when the same shall become due and payable. Upon any Event of Default under Sections 9.01(i) or 9.01(j), the Trustee shall automatically be the Paying Agent. c) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums. d) Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.04 is subject to Section 15.03 and Section 15.04. The Trustee shall not be responsible for the actions of any other Paying Agents (including the Company if acting as its own Paying Agent) and shall have no control of any funds held by such other Paying Agents. Section 4.05. Existence. Subject to Article 10, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect: a) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and b) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes. Section 4.06. [Reserved]. Section 4.07. [Reserved]. Section 4.08. Reports. a) If the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company must provide the Trustee and Holders with, or electronically file with the Commission, within the time periods specified in the Commission’s rules and regulations: (1) all quarterly and annual reports on Forms 10-Q and 10-K, beginning with the quarterly report on Form 10-Q for the quarter ended June 30, 2025, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to annual information only, a report thereon by the Company’s certified independent accountants, and (2) all current reports on Form 8-K. b) If the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company must provide the Trustee and Holders with, within the time periods specified below: 53 (1) within 100 days after the end of each fiscal year, annual audited financial statements for such fiscal year, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the Company (but not for any subsidiaries on a stand- alone basis) with respect to the periods presented prepared in accordance with GAAP and a report thereon by the Company’s certified independent accountants; (2) within 50 days after the end of each of the first three fiscal quarters of each fiscal year, unaudited financial statements (including footnotes) for the interim period as of, and for the period ending on, the end of such quarter, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the Company (but not for any subsidiaries on a stand-alone basis) with respect to the periods presented prepared in accordance with GAAP; and (3) within five days after the end of the time period specified for filing current reports on Form 8-K by the Commission, current reports containing information substantially similar to the information that would be required to be filed in a Current Report on Form 8-K under the Exchange Act pursuant to Sections 1 and 4, Items 2.01, 2.03, 2.04(a), 5.01, 5.02(a)(1) (with respect to independent directors only), 5.02(b) (with respect to officers and independent directors only), 5.02(c)(1) and (3), 5.02 (d)(1), (2), (3) and (4) (in each case, with respect to independent directors only) and 5.03(b) of Form 8-K (but excluding, for the avoidance of doubt, financial statements and exhibits that would be required pursuant to Item 9.01 of Form 8-K, other than financial statements and pro forma financial information required pursuant to clauses (a) and (b) of Item 9.01 of Form 8-K (in each case relating to transactions required to be reported pursuant to Item 2.01 of Form 8- K) to the extent available (as determined in good faith by the Company)) if the Company had been a reporting company under the Exchange Act; provided that none of such reports under clause (b) will be required to (i) comply with Sections 302, 404 or 906 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the Commission, or Item 10(e) of Regulation S-K promulgated by the Commission (with respect to any non-GAAP financial measures contained therein), (ii) contain the information required by Items 201, 402, 403, 405, 406, 407, 701 or 703 of Regulations S-K, (iii) contain the separate financial information contemplated by Rules 3-09, 3-10, 3-16, 13-01 or 13- 02 of Regulation S-X promulgated by the Commission and (iv) provide financial statements in interactive data format using the eXtensible Business Reporting Language. c) The Company will, if the Commission will accept the filing, file a copy of all of the information and reports referred to in clause (a) with the Commission for public availability within the time periods specified in the Commission’s rules and regulations. The Company may satisfy its obligations referred to in clause (b) by posting such information on the Company’s website or a site maintained by the Company or a third party (which may be password protected). In addition, the Company will make the information and reports available to securities analysts and prospective investors upon request. If the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company also will arrange and participate in quarterly conference calls, beginning with the three months ended June 30, 2025, to discuss its results of operations with holders of the Notes, beneficial owners of the Notes, prospective purchasers of the Notes, securities analysts and market makers no later than 15 days following the date on which the Company releases its results for the applicable quarterly or annual period or the quarterly and annual financial statements are made available as provided above. Dial-in conference call information will be included in or provided together with such financial statements or provided in a public press release. d) For so long as any of the Notes or any shares of Common Stock delivered upon conversion of the Notes remain outstanding and constitute “restricted securities” under Rule 144, the Company will furnish to the Holders of the Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. e) Any and all Defaults or Events of Default arising from a failure to furnish or file in a timely manner a report or other information or to hold a conference call required by this covenant shall be deemed cured (and the Company shall be deemed to be in compliance with this covenant) upon furnishing or filing such report or certification or holding of such conference call as contemplated by this covenant (but without regard to the date on which such report or certification is so furnished or filed or such conference call is held); provided that such cure shall not otherwise affect the rights of the Holders under Article 9 hereof if the principal of and accrued interest on the 54 Notes have been accelerated in accordance with the terms of this Indenture and such acceleration has not been rescinded or cancelled prior to such cure. f) Any subsequent restatement of financial statements shall have no retroactive effect for purposes of calculations previously made pursuant to the covenants contained in this Indenture. g) If at any time the Notes are guaranteed by a direct or indirect parent company of the Company, and such company has furnished the financial reports described herein with respect to such company as required by this section as if such company were the Company (including any financial information required hereby), the Company shall be deemed to be in compliance with the provisions of this section. Any information filed with, or furnished to, the Commission within the time periods specified in this section shall be deemed to have been made available as required by this section, and to the extent such filings comply with the rules and regulations of the Commission regarding such filings, they will be deemed to comply with the requirements of this section. If the Company or a direct or indirect parent of the Company files with or furnishes to the Commission (a) an Annual Report on Form 10-K with respect to a fiscal year that complies in all material respects with the rules and regulations of the Commission regarding such filing, then such filing shall be deemed to comply with and satisfy the requirements of this section with respect to the relevant fiscal year; (b) a quarterly report on Form 10-Q with respect to a fiscal quarter that complies in all material respects with the rules and regulations of the Commission regarding such filing, then such filing shall be deemed to comply with and satisfy the requirements of this section with respect to the relevant fiscal quarter; and (c) a current report on Form 8-K with respect to any of the events required by the Commission to be described therein that complies in all material respects with the rules and regulations of the Commission regarding such filing, then such filing shall be deemed to comply with and satisfy the requirements of this section with respect to such event; provided, in each case of clause (a) through (c), that such filings include such disclosure as is reasonably necessary to describe any material differences between the consolidated financial information of such direct or indirect parent and the consolidated financial information of the Company. h) The Trustee shall have no responsibility to determine whether any filings have been made with the Commission or whether any reports or information have been posted to the Company’s website or any other site. i) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). Section 4.09. Resale of Certain Notes. The Company shall not, and shall not permit any of its Subsidiaries to, resell any Notes that have been reacquired by the Company or any such Subsidiary. The Trustee shall have no responsibility in respect of the Company’s performance of its agreement in the preceding sentence. Section 4.10. [Reserved]. Section 4.11. Book-Entry System. If the Notes cease to trade in the Depositary’s book-entry settlement system, the Company covenants and agrees that it shall use reasonable efforts to make such other book entry arrangements that it determines are reasonable for the Notes. Section 4.12. [Reserved]. Section 4.13. [Reserved] Section 4.14. Stay; Extension and Usury Laws. The Company and each of the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Subsidiary Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

55 Section 4.15. Compliance Certificate. a) The Company and each Subsidiary Guarantor shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate stating that in the course of the performance of his or her duties as an Officer of the Company, he or she would normally have knowledge of any Default of the Company in the performance of its obligations contained in this Indenture, a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and the Pledge and Security Agreement, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Pledge and Security Agreement and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or the Pledge and Security Agreement (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event. b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.08 above shall be accompanied by a written statement of the Company’s independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation. c) So long as any of the Notes are outstanding, the Company will deliver to the Trustee, as soon as reasonably possible, and in any event within 30 days of any Officer’s becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default. d) Any notice required to be given under this Section 4.15 shall be delivered to a Trust Officer of the Trustee at its Corporate Trust Office. Section 4.16. Taxes. The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes. Section 4.17. Restricted Payments. a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on its Equity Interests (other than dividends or distributions paid in the Company’s Qualified Equity Interests) held by Persons other than the Company or any of its Subsidiaries; (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company held by Persons other than the Company or any of its Subsidiaries; (iii) repay, redeem, repurchase, defease or otherwise acquire or retire for value, or make any payment on or with respect to, any (A) Subordinated Debt of the Company or any Subsidiary Guarantor, (B) unsecured Debt of the Company (including the Existing Convertible Notes) or any Subsidiary Guarantor and (C) Debt of the Company or any Subsidiary Guarantor that is secured by a Lien that ranks junior in priority to the Liens securing the Notes (including the Existing Senior Secured Notes and CGIC Note) (the Debt included in the foregoing clauses (A), (B) and (C), collectively, “Junior Debt”), other than, with respect to all Junior Debt, any such payments on any Junior Debt Incurred pursuant to pursuant to Section 4.19(b)(2) or (iv) make any Restricted Investment (all such payments and other actions set forth in these clauses (i) through (iv) above being collectively referred to as “Restricted Payments”). b) The provisions of Section 4.17(a) hereof will not prohibit: 56 (1) the payment of any dividend, distribution or consummation of a redemption within 60 days after the date of declaration thereof or the giving of the notice of redemption, as applicable, if, at the date of declaration or notice, such payment would comply with paragraph (a); (2) dividends or distributions by a Subsidiary payable, on a pro rata basis or on a basis more favorable than pro rata to the Company, to all holders of any class of Capital Stock of such Person; (3) the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Junior Debt with the proceeds of, or in exchange for, Permitted Refinancing Debt or in connection with any Permitted Preferred Refinancing; (4) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, (a) repurchases of Equity Interests deemed to occur upon the exercise of stock options or warrants if the Equity Interests represent all or a portion of the exercise price thereof (or related withholding taxes) (b) Restricted Payments by the Company or any Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Equity Interests of the Company or any Subsidiary in an aggregate amount under this clause (b) not to exceed $1.0 million; and (c) Restricted Payments by the Company to allow the payment in cash in lieu of the issuance of fractional shares upon the conversion of Convertible Notes into Common Stock in accordance with the terms thereof; (5) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, regularly scheduled payments of interest with respect to the Existing Senior Secured Notes pursuant to the Existing Senior Secured Notes Indenture (as in effect on the Issue Date) and the Existing Convertible Notes pursuant to the Existing Convertible Notes Indenture (as in effect on the Issue Date); (6) the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Junior Debt, in each case, within ten (10) Business Days of receipt of any such Excluded Contribution(s); and (7) the making of any Investment in R2 with Excluded Contributions, in each case, within two (2) Business Days of receipt of any such Excluded Contribution(s). c) For purposes of determining compliance with this covenant, in the event that a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (7) of paragraph (b) above, or is entitled to be incurred pursuant to Section 4.17(a), the Company will be entitled to divide or classify (but not later reclassify) such Restricted Payment (or portion thereof) in any manner that complies with this covenant and such Restricted Payment will be treated as having been made pursuant to only such clause or clauses or Section 4.17(a). Section 4.18. Dividend and Other Payment Restrictions Affecting Subsidiaries. a) Except as provided in Section 4.18(b), the Company will not, and will not permit any of its Subsidiaries to create or otherwise cause or permit to exist or become effective any encumbrance or restriction of any kind on the ability of any Subsidiary to: (1) pay dividends or make any other distributions on any Equity Interests of the Subsidiary owned by the Company or any other Subsidiary; (2) pay any Debt or other obligation owed to the Company or any other Subsidiary; (3) make loans or advances to the Company or any other Subsidiary; or (4) transfer any of its property or assets to the Company or any other Subsidiary. b) The restrictions in Section 4.18(a) hereof will not apply to any encumbrances or restrictions: 57 (1) existing on the Issue Date in this Indenture or any other agreements in effect on the Issue Date, and any extensions, renewals, replacements or refinancings of any of the foregoing; provided that the encumbrances and restrictions in the extension, renewal, replacement or refinancing of the foregoing are, in the determination of the Company, taken as a whole, no less favorable in any material respect to the Holders than the encumbrances or restrictions being extended, renewed, replaced or refinanced; (2) existing under or by reason of applicable law, rule, regulation, order, permit or grant, including for the avoidance of doubt, any encumbrance or restriction on any Insurance Subsidiary by, or included in any agreement with, any governmental authority having the power to regulate such Insurance Subsidiary; (3) existing with respect to any Person, or to the property or assets of any Person, at the time the Person is acquired by the Company or any Subsidiary, which encumbrances or restrictions are not applicable to any other Person or the property or assets of any other Person (other than Subsidiaries of such Person) and any extensions, renewals, replacements, or refinancings of any of the foregoing, provided the encumbrances and restrictions in the extension, renewal, replacement or refinancing are, in the determination of the Company, taken as a whole, no less favorable in any material respect to the Holders than the encumbrances or restrictions being extended, renewed, replaced or refinanced; (4) of the type described in clause (a)(4) above (i) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease or license or (ii) existing by virtue of any Lien on, or agreement to transfer, option or similar right (including any asset sale or stock sale agreement) with respect to any property or assets of, the Company or any Subsidiary; (5) with respect to a Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of Capital Stock of, or property and assets of, the Subsidiary (or of other Subsidiaries of the Company that own such Subsidiary) that is permitted by Section 4.20 hereof; (6) existing pursuant to provisions in partnership agreements, limited liability company organizational governance documents, joint venture and other similar agreements that (a) restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person, (b) restrict non-pro-rata dividends or other distributions on any series of Equity Interests, or subject dividends or other distributions on any Equity Interests to the satisfaction of financial tests, (c) contain restrictions of the type set forth in clause (a)(3) or (a)(4) of this Section 4.18 or (d) are not, in the determination of the Company, expected to materially adversely affect the ability of the Company to make interest, principal and redemption payments on the Notes; (7) consisting of restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords under contracts entered into in the ordinary course of business; (8) existing pursuant to purchase money and capital lease obligations for property acquired in the ordinary course of business; (9) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase or other agreement to which the Company or any of its Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance solely of the property or assets of the Company or such Subsidiary (or their respective Subsidiaries) that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Company or such Subsidiary or any other assets or property of any other Subsidiary; and (10) pursuant to agreements governing other Debt permitted to be incurred under Section 4.19 or contained or arising in connection with any Reinsurance Agreement or agreement 58 entered into by an Insurance Subsidiary and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements (i) if the encumbrances and restrictions contained in any such agreement taken as a whole are on market terms for comparable financings (as determined in good faith by the Company, which determination shall be conclusive), and (ii) either (x) the Company determines in good faith (which determination shall be conclusive) that such encumbrance or restriction will not materially affect the ability of the Company to make principal or interest payments on the Notes or (y) such encumbrance or restriction applies only if a default occurs in respect of a payment or financial covenant relating to such Debt. c) For purposes of determining compliance with this Section 4.18, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock or other Preferred Stock shall not be deemed a restriction on the ability to make distributions on Equity Interests and (ii) the subordination of loans or advances made to the Company or any Subsidiary to other Debt Incurred by the Company or any such Subsidiary shall not be deemed a restriction on the ability to make loans or advances. Section 4.19. Incurrence of Indebtedness and Issuance of Preferred Stock. a) The Company will not, nor will it permit any of its Subsidiaries, to Incur any Debt. b) Notwithstanding the provisions of Section 4.19(a), the Company and, to the extent provided below, any Subsidiary may Incur the following (“Permitted Debt”): (1) Debt (which may include letters of credit) of the Company or any Subsidiary Guarantor constituting First-Out Obligations Incurred pursuant to the Revolving Credit Agreement for which the Authorized Representative of such Debt holders has executed a joinder to the Collateral Trust Agreement as provided therein and Permitted Refinancing Debt with respect thereto in an aggregate principal amount outstanding at the date of Incurrence not to exceed $20.5 million; (2) intercompany Debt between or among the Company and any of its Subsidiaries; provided, however, that: (A) if the Company or any Subsidiary Guarantor is an obligor on such Debt and the payee is not the Company or a Subsidiary Guarantor, such Debt must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Subsidiary Guarantor, in each case pursuant to the Intercompany Subordination Agreement; and (B) (i) any subsequent issuance or transfer of Equity Interests that results in any such Debt being held by a Person other than the Company or a Subsidiary of the Company and (ii) any sale or other transfer of any such Debt to a Person that is not either the Company or a Subsidiary of the Company, will be deemed, in each case, to constitute an incurrence of such Debt by the Company or such Subsidiary, as the case may be, that was not permitted by this Section 4.19(b)(2); (3) unsecured Debt of the Company or any Subsidiary Guarantor (including without limitation Disqualified Equity Interests of such Person) and Permitted Refinancing Debt with respect thereto in an aggregate principal amount outstanding on the date of incurrence not to exceed the greater of $5.0 million; provided that such Debt has a Stated Maturity after the Stated Maturity of the Notes; (4) Debt of the Company Debt of the Company pursuant to (a) the Notes issued on the Issue Date, (b) Additional New Senior Secured Notes in an aggregate principal amount not to exceed $2,073,143, (c) PIK Notes issued in payment of interest accrued on the Notes during the First Interest Period pursuant to the terms hereof, (d) additional New Senior Secured Notes issued as payment in kind of interest accrued on the New Senior Secured Notes during the interest period thereunder ending February 15, 2026, pursuant to the terms thereof, and (e) Debt of any Subsidiary

59 Guarantor pursuant to a Note Guarantee (including of permitted Additional Notes and PIK Notes) or a guarantee of New Senior Secured Notes (including the additional New Senior Secured Notes referenced in this clause); (5) Debt constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, refinance or refund, including by way of defeasance (all of the foregoing, for purposes of this clause, “refinance”) then outstanding Debt (including, but not limited to, the CGIC Note, the DBM Global Credit Agreement, the Existing Spectrum Promissory Notes and the R2 Note) in an amount not to exceed the principal amount (including any PIK Interest thereunder) of the Debt so refinanced, plus interest, premiums, fees and expenses (“Permitted Refinancing Debt”); provided that: (A) if the Debt to be refinanced is Subordinated Debt, the new Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Debt to be refinanced is subordinated to the Notes or the Note Guarantees (as applicable), (B) if the Debt to be refinanced is Subordinated Debt or unsecured Debt of the Company or a Subsidiary Guarantor, the new Debt does not have a Stated Maturity prior to the earlier of (i) the Stated Maturity of the Notes and (ii) the Stated Maturity of the Debt to be refinanced, and the Average Life of the new Debt is at least equal to the earlier of (i) the Stated Maturity of the Notes and (ii) the remaining Average Life of the Debt to be refinanced, (C) Debt Incurred pursuant to clauses (2), (3), (4), (6), (7), (9), (11), (12), (14), (15) and (16) of this Section 4.19(b) may not be refinanced pursuant to this clause; and (D) in no event may Debt of the Company or any Subsidiary Guarantor be refinanced pursuant to this clause by means of any new Debt of a Subsidiary that is not a Subsidiary Guarantor; (6) Hedging Agreements of the Company or any Subsidiary entered into in the ordinary course of business for the purpose of managing risks associated with the business of the Company or its Subsidiaries and not for speculation; (7) Debt of the Company or any Subsidiary with respect to (A) letters of credit and bankers’ acceptances, including letters of credit supporting performance, surety or appeal bonds, workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Debt with respect to reimbursement type obligations regarding workers’ compensation claims and (B) indemnification, adjustment of purchase price, earn-out or similar obligations incurred in connection with the acquisition or disposition of any business or assets; (8) Debt of the Company and any Subsidiary outstanding on the Issue Date (and not otherwise constituting Permitted Debt under clauses (1), (4), (19), (20), (21) or (22) of this Section 4.19(b)); (9) the Guarantee by the Company or any Subsidiary of Debt of the Company or a Subsidiary of the Company, to the extent that the guaranteed Debt was permitted to be incurred by another provision of this covenant; provided that if the Debt being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Debt guaranteed; 60 (10) [reserved]; (11) Debt arising from endorsing instruments of deposit and from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds, in each case, in the ordinary course of business; provided that such Debt is extinguished within five Business Days of Incurrence; (12) Debt of the Company or any Subsidiary consisting of the financing of insurance premiums in the ordinary course of business; (13) [reserved]; (14) Debt of the Company or any Subsidiary Guarantor, which may include Capital Leases, Incurred on or after the Issue Date no later than 90 days after the date of acquisition, or completion of installation, construction, repair or improvement of property, for the purpose of financing all or any part of the cost of the acquisition, installation, construction, repair or improvement of property and Permitted Refinancing Debt with respect thereto in an aggregate principal amount outstanding on the date of Incurrence not to exceed $2.5 million at any one time outstanding; (15) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Acquired Debt in an aggregate principal amount not to exceed $2.5 million at any one time outstanding; provided that such Debt shall be incurred for a bona fide business purpose (and for the avoidance of doubt, not in connection with any Liability Management Transaction); (16) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Debt of the Subsidiaries that are not Subsidiary Guarantors in an aggregate principal amount for such Subsidiaries outstanding at the date of Incurrence not to exceed $5.0 million; provided that such Debt shall be incurred solely in the ordinary course of business and for a bona fide business purpose (and for the avoidance of doubt, not in connection with any Liability Management Transaction); (17) Debt in connection with Permitted Transactions entered into by Insurance Subsidiaries; (18) Non-Recourse Debt of Insurance Subsidiaries incurred in the ordinary course of business resulting from the sale or securitization of non-admitted assets, policy loans, CBOs and CMOs; (19) Debt of the Company and the Subsidiary Guarantors Incurred pursuant to (i) the Existing Senior Secured Notes and any related Guarantees, (ii) the New Senior Secured Notes and any related Guarantees and any Permitted Refinancing Debt thereof (which shall not be subject to the requirements of Section 4.19(b)(5)(B)) and (iii) the Existing Convertible Notes and any related Guarantees, in each case, in an aggregate principal amount outstanding not to exceed the amount outstanding on the Issue Date; (20) Debt Incurred pursuant to the DBM Global Credit Agreement and any Permitted Refinancing Debt thereof; (21) Debt Incurred pursuant to the CGIC Note and any Permitted Refinancing Debt thereof; and (22) Debt Incurred pursuant to the Existing Spectrum GAIC Promissory Note, Existing Spectrum MSD Promissory Note and R2 Note, and in each case, any Permitted Refinancing Debt thereof. c) Notwithstanding any other provision of this Section 4.19, for purposes of determining compliance with this covenant, increases in Debt solely due to fluctuations in the exchange rates of currencies will 61 not be deemed to exceed the maximum amount that the Company or a Subsidiary may Incur under this covenant. For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Debt, the U.S. dollar-equivalent principal amount of Debt or the financial measure denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Debt was Incurred; provided that if such Debt is Incurred to refinance other Debt denominated or based on a financial measure in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Debt does not exceed the principal amount of such Debt being refinanced (including, for the avoidance of doubt, interest, premium, fees and expenses). The principal amount of any Debt Incurred to refinance other Debt, if Incurred in a different currency from the Debt being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Debt is denominated that is in effect on the date of such refinancing. d) In the event that an item of Debt meets the criteria of more than one of the types of Debt described in this covenant, the Company, in its sole discretion, will classify items of Debt and will only be required to include the amount and type of such Debt in one of such clauses and the Company will be entitled to divide and classify (but not later reclassify) an item of Debt in more than one of the types of Debt described in this covenant. e) Neither the Company nor any Subsidiary Guarantor may Incur any Debt that is subordinated in right of payment to other Debt of the Company or the Subsidiary Guarantor unless such Debt is also subordinated in right of payment to the Notes or the relevant Note Guarantee, as applicable, on substantially identical terms. This does not apply to distinctions between categories of Debt that exist by reason of any Liens or Guarantees securing or in favor of some but not all of such Debt, or by reason of Liens of different seniority or priority. f) Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount or liquidation preference, the payment of interest or dividends in the form of additional Debt, shares of Preferred Stock or Disqualified Equity Interests or the reclassification of commitments or obligations not treated as Debt due to a change in GAAP will not be deemed to be an Incurrence of Debt for purposes of this covenant. g) Additionally, in the case of clauses (1), (14), (15), (16) and (19) of Section 4.19(b), the aggregate amount of Debt (including any PIK Interest thereon) permitted to be incurred under such clause shall be increased by the amount of interest, premiums, fees and expenses refinanced, paid or incurred in connection with any refinancing of Debt incurred under such clause. h) Notwithstanding anything to the contrary in this Indenture or the other Notes Documents to the contrary, (w) Debt permitted under this Section 4.19 may not be incurred for the primary purpose of influencing the voting thresholds set forth in this Indenture without the consent of each Holder directly and adversely affected (x) the aggregate amount of Debt Incurred by Subsidiaries that are not Subsidiary Guarantors (other than Debt of the type described in Section 4.19(b)(20) shall not exceed $5.0 million at any one time outstanding, (y) no Subsidiary may issue Preferred Stock or Disqualified Equity Interests other than to the Company or one of its Wholly Owned Subsidiaries and (z) any intercompany loans, Advances or other Debt owed by the Company or any Subsidiary Guarantor to any Subsidiary that is not a Subsidiary Guarantor shall be unsecured and subordinated in right of payment to the Company’s and each Subsidiary Guarantor’s Obligations under the Notes and the Note Guarantees pursuant to the Intercompany Subordination Agreement, and any Guarantee by the Company or any Subsidiary Guarantor of Debt of a Subsidiary that is not a Subsidiary Guarantor shall be unsecured and subordinated in right of payment to the Obligations pursuant to the Intercompany Subordination Agreement. Section 4.20. Asset Sales. a) Neither the Company nor any of its Subsidiaries will make any Asset Sale unless the following conditions are met: (1) The Asset Sale is for fair market value (as of the date on which the binding agreement related thereto is entered into), as determined by the Company or the applicable Subsidiary in good faith. (2) At least 75% of the consideration consists of cash or Cash Equivalents. 62 (3) Subject to clause (4) below, the Net Cash Proceeds from Asset Sales may be used in any manner not prohibited by this Indenture. (4) Within 30 days of the receipt of any Net Cash Proceeds from Asset Sales, the Company shall make an Offer to Purchase the maximum aggregate principal amount of notes that can be repurchased with such Net Cash Proceeds at a price of 101% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase; provided that in connection therewith, the Company may also make (i) a concurrent offer to holders of Senior Obligations similarly required to be repaid or redeemed in connection with an Asset Sale (in which case the principal amount of offer to the holders of the notes shall be correspondingly reduced) and (ii) a concurrent ratable offer to holders of Pari Passu Obligations similarly required to be repaid or redeemed in connection with an Asset Sale at a price of 101% if the principal amount thereof, plus accrued and unpaid interest thereon (in which case the principal amount of offer to the holders of the notes shall be correspondingly reduced). If the Offer to Purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Company will purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, by lot or any other method that is fair and appropriate with adjustments so that only Notes in denominations of $1,000 principal amount and higher integral multiples of $1.00 will remain outstanding after such purchase. b) Upon completion of the Offer to Purchase, any Net Cash Proceeds remaining after consummation of the Offer to Purchase may be used for any purpose not otherwise prohibited by this Indenture. c) An “Offer to Purchase” must be made by written offer, which will specify the principal amount of Notes subject to the offer and the purchase price. The offer must specify an expiration date (the “expiration date”) not less than 30 days or more than 60 days after the date of the offer and a settlement date for purchase (the “purchase date”) not more than five Business Days after the expiration date. The offer will also contain instructions and materials necessary to enable Holders to tender Notes pursuant to the offer. d) Notwithstanding the foregoing, (i) to the extent that the repatriation or distribution of any or all the Net Cash Proceeds of any Asset Sale by a Subsidiary to the Company (x) is prohibited, delayed or restricted by applicable U.S., foreign or local law, rule, regulation, order, permit or grant or a limitation not prohibited by Section 4.18 (a “Dividend Restriction”), or (y) would result in a material adverse tax consequence under U.S., foreign or local law or regulation (a “Material Tax Consequence”), the portion of such Net Cash Proceeds so affected will not be required to be applied in accordance with this covenant but may be retained by the applicable Subsidiary so long, but only so long, as applicable U.S., foreign or local law or regulation or a Dividend Restriction prohibits, delays or restricts such repatriation or distribution to the Company or such repatriation or distribution to the Company would result in a Material Tax Consequence (the Company hereby agreeing to cause the applicable Subsidiary to promptly take all commercially reasonable actions required by the applicable U.S., foreign or local law or regulation to permit such repatriation or distribution), and once such repatriation or distribution of any of such affected Net Cash Proceeds is not prohibited, delayed or restricted under applicable U.S., foreign or local law or regulation or a Dividend Restriction and would not result in a Material Tax Consequence, such repatriation or distribution will be effected and such repatriated or distributed Net Cash Proceeds will be promptly applied in accordance with this covenant if such Net Cash Proceeds have not already been applied in accordance with Sections 4.20(a)(3) or (4) above; and (ii) if such Subsidiary is not Wholly Owned by the Company, such Net Cash Proceeds shall be reduced by any amounts required to be paid to Persons other than the Company prior to, or in connection with, a distribution of Net Cash Proceeds to the Company. For the avoidance of doubt, “foreign or local law or regulation” shall include, without limitation, any requirement of the U.K. Pension Regulator or similar authority. e) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.20, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the provisions of this covenant by virtue of such compliance. Section 4.21. Transactions with Affiliates.

63 a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, renew or extend any transaction or arrangement including the purchase, sale, lease or exchange of property or assets, or the rendering of any service with any Affiliate of the Company or any Subsidiary (a “Related Party Transaction”), involving payments or consideration in excess of $1.0 million except upon fair and reasonable terms that taken as a whole are no less favorable to the Company or the Subsidiary than could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company. b) Any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $2.5 million must first be approved by a majority of the relevant Board of Directors who are disinterested in the subject matter of the transaction pursuant to a board resolution delivered to the Trustee. c) The foregoing Sections 4.21(a) and (b) do not apply to: (1) any transaction (i) between and among the Company and any Subsidiary Guarantor and (ii) between and among Subsidiaries that are not Subsidiary Guarantors; (2) the payment by the Company or one of its Subsidiaries of reasonable and customary regular fees and compensation to, and reasonable and customary indemnification arrangements and similar payments on behalf of, directors of the Company or any Subsidiary who are not employees of the Company or such Subsidiary; (3) any Restricted Payments permitted by Section 4.17 hereof and any Permitted Investment; (4) transactions or payments, including the award of securities, pursuant to any employee, officer or director compensation or benefit plans or arrangements by the Company or a Subsidiary entered into in the ordinary course of business, or approved by the Board of Directors of the Company or the applicable Subsidiary; (5) transactions pursuant to any contract or agreement in effect on the Issue Date, as amended, modified or replaced from time to time so long as the terms of the amended, modified or new agreements, taken as a whole, are no less favorable to the Company and any applicable Subsidiary than those in effect on the date of this Indenture as determined by the Company in good faith; (6) the entering into of a customary agreement providing registration rights to the direct or indirect stockholders of the Company or any Subsidiary and the performance of such agreements; (7) the issuance of Equity Interests (other than Disqualified Equity Interests) of the Company or a Subsidiary to any Person or any transaction with an Affiliate where the only consideration paid by the Company or any Subsidiary is Equity Interests (other than Disqualified Equity Interests) of the Company or such Subsidiary or any contribution to the capital of the Company or a Subsidiary; (8) [reserved]; (9) (A) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture or (B) transactions with joint ventures entered into in ordinary course of business and for a bona fide business purpose (and for the avoidance of doubt, not in connection with any Liability Management Transaction) or (C) any management services or support agreement entered into on terms substantially consistent with past practice or approved by a majority of the Board of Directors of the Company or the applicable Subsidiary (in each case, including a majority of the disinterested directors) in good faith; 64 (10) transactions permitted by, and complying with, the provisions of Section 10.01 hereof, or any merger, consolidation or reorganization of the Company or a Subsidiary with an Affiliate, solely for the purposes of reincorporating the Company or such Subsidiary in a new jurisdiction; (11) (a) transactions between the Company or any of its Subsidiaries and any Person that is an Affiliate solely because one or more of its directors is also a director of the Company or the Subsidiary; provided that such director abstains from voting as a director of the Company or the Subsidiary on any matter involving such other Person, (b) transactions entered into with any of the Company or its Subsidiaries or Affiliates for shared services, facilities and/or employee arrangements entered into on commercially reasonable terms (as determined in good faith by the Company or the applicable Subsidiary), (c) transactions between the Company and any of its Affiliates that is (i) not a Subsidiary of the Company and (ii) is an Affiliate solely because the Company (A) directly or indirectly holds Equity Interests in such Person and/or (B) the Company employees, acting in such capacity, are on the board of, or act in a management capacity with respect to, such Person or (d) transactions between the Company or any of its Subsidiaries and any Person that is an Affiliate solely because such Person or any of its Affiliates directly or indirectly holds Equity Interests in, is a director of or otherwise acts in a management capacity with respect to, one or more of the Company’s Subsidiaries; (12) payments by the Company or any Subsidiary to any Affiliate for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are on arms’- length terms and are approved by a majority of the members of the Board of Directors of the Company or the applicable Subsidiary (in each case, including a majority of the disinterested directors) in good faith; (13) [reserved]; (14) the entering into of customary investment management contracts between an Affiliate and any Subsidiary of the Company that, in the ordinary course of its business, makes Investments in private collective investment vehicles (including private collective investment vehicles other than those owned by such Affiliate), which investment management contacts are entered into on commercially reasonable terms and approved by a majority of the members of the Board of Directors of the Company or the applicable Subsidiary (in each case, including a majority of the disinterested directors) in good faith; (15) transactions in which the Company or any Subsidiary, as the case may be, delivers to the Trustee a letter from an independent accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Company or such Subsidiary from a financial point of view or meets the requirements of clause (a) above; and (16) payment by the Company for expenses and other amounts on behalf of its Subsidiaries that are subject to reimbursement, each in the ordinary of business; provided that such aggregate amounts shall not exceed $1.5 million in any single calendar year. Section 4.22. Liens. a) Neither the Company nor any of its Subsidiaries will, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired. b) For purposes of determining compliance with this Section 4.22, (A) a Lien securing an item of Debt need not be permitted solely by reference to one category of permitted Liens described in the definition of “Permitted Liens” but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Debt, Disqualified Equity Interests or Preferred Stock (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens described in the definition of “Permitted Liens,” the Company shall, in its 65 sole discretion, divide or classify (but not later reclassify), such Lien securing such item of Debt (or any portion thereof) in any manner that complies with this covenant and will only be required to include the amount and type of such Lien or such item of Debt secured by such Lien in one of the clauses of the definition of “Permitted Liens” and such Lien securing such item of Debt will be treated as being Incurred or existing pursuant to only one of such clauses. Section 4.23. [Reserved]. Section 4.24. Additional Note Guarantees. a) (x) upon (i) the formation or acquisition of any new direct or indirect Wholly Owned Domestic Subsidiary (other than any Excluded Subsidiary) by the Company or any Subsidiary Guarantor, (ii) any Subsidiary (other than any Excluded Subsidiary) becoming a Wholly Owned Domestic Subsidiary or (iv) any Excluded Subsidiary that is a Wholly Owned Domestic Subsidiary ceasing to be an Excluded Subsidiary but continuing as a Subsidiary of the Company, (y) upon the acquisition of any material assets by the Company or any Subsidiary Guarantor or (z) with respect to any Subsidiary at the time it becomes a Subsidiary Guarantor, for any material assets held by such Subsidiary (in each case, other than assets constituting Collateral under a Security Document that becomes subject to the Lien created by such Security Document upon acquisition thereof (without limitation of the obligations to perfect such Lien)), within 20 Business Days after such formation, acquisition or designation, cause each such Domestic Subsidiary that is required to become a Subsidiary Guarantor to (1) execute and deliver to the Trustee a supplemental indenture substantially in the form attached to this Indenture pursuant to which such Domestic Subsidiary will guarantee the Notes, and (2) execute and deliver to the Collateral Trustee joinder agreements or other similar agreements with respect the applicable Security Documents. b) If any Subsidiary of the Company (other than an Insurance Subsidiary or an Immaterial Subsidiary) Guarantees any Debt of the Company or a Subsidiary Guarantor after the date of this Indenture, then that Subsidiary will within 20 Business Days of the date on which it Guarantees any Debt of the Company or a Subsidiary Guarantor (i) execute and deliver to the Trustee a supplemental indenture substantially in the form attached to this Indenture pursuant to which such Domestic Subsidiary will guarantee the Notes, and (ii) execute and deliver to the Collateral Trustee joinder agreements or other similar agreements with respect the applicable Security Documents. c) Each Guarantee shall be automatically released as described under Section 14.05. The form of such supplemental indenture is attached as Exhibit C hereto. Section 4.25. No Impairment of Security Interests. Neither the Company nor any of the Subsidiary Guarantors shall take any action, or knowingly omit to take any action, which action or omission could reasonably be expected to have the result of materially impairing the perfection or priority of the security interest with respect to the Collateral for the benefit of the Trustee, the Collateral Trustee and the holders of Notes. Section 4.26. Advances to Subsidiaries. All Advances to Subsidiaries made by the Company after the date of this Indenture will be evidenced by the Intercompany Subordination Agreement. The Intercompany Subordination Agreement will be pledged pursuant to the Security Documents as Collateral to secure the Notes. Section 4.27. Real Estate Mortgages and Filings. With respect to any Mortgaged Property owned in fee by the Company or any Subsidiary Guarantor, the Company or such Subsidiary Guarantor shall use commercially reasonable efforts to, within 90 days of the later of (x) the Issue Date and (y) the acquisition thereof: a) deliver to the Collateral Trustee, as mortgagee, for the benefit of the Holders of the Notes, fully executed counterparts of Mortgages, duly executed by the Company or the applicable Subsidiary Guarantor, as the case may be, and corresponding UCC fixture filings, together with evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgages and corresponding UCC fixture filings as may be necessary to create a valid, perfected Lien, subject to Permitted Liens, against the Premises purported to be covered thereby; b) deliver to the Collateral Trustee, (i) mortgagee’s title insurance policies in favor of the Collateral Trustee in an amount equal to 100% of the fair market value of the Premises purported to be covered by the related Mortgages, insuring that title to such property is marketable and that the interests created by the Mortgage constitute valid Liens thereon free and clear of all Liens, defects and encumbrances other than Permitted Liens, and 66 such policies shall also include, to the extent available and issued at commercially reasonable rates, customary endorsements and shall be accompanied by evidence of the payment in full (or satisfactory arrangements for the payment in full) of all premiums thereon and (ii) such affidavits, certificates, instruments of indemnification and other items (including a so-called “gap” indemnification) as shall be reasonably required to induce the title insurer to issue the title insurance policies and endorsements referenced herein with respect to each of the Premises; c) other than with respect to any Premises owned by the Company or a Subsidiary Guarantor on the Issue Date, deliver to the Collateral Trustee either (i) new ALTA surveys or (ii) the most recent existing surveys of such Premises, together with either (y) an updated survey certification in favor of the Collateral Trustee from the applicable surveyor stating that, based on a visual inspection of the property and the knowledge of the surveyor, there has been no change in the facts depicted in the survey or (z) an affidavit and/or indemnity from the Company or the applicable Subsidiary Guarantor, as the case may be, stating that, to its knowledge, there has been no change in the facts depicted in the survey, other than, in each case, changes that do not materially adversely affect the use by the Company or such Subsidiary Guarantor, as applicable, of such Premises for the Company or such Subsidiary Guarantor’s business as so conducted at such Premises and in each case (i) and (ii), in form and substance sufficient for the title insurer issuing the title policies to remove the standard survey and survey-related exceptions from such policies and issue the survey, survey-related and other endorsements required pursuant to clause (2) above to such policy; d) deliver opinions of counsel to the Collateral Trustee in the jurisdictions where such Premises are located and the jurisdiction of the Company or the applicable Subsidiary Guarantor, as the case may be, in each case, in form and substance customary in comparable financings, including, but not limited to, opinions stating that such Mortgage (i) has been duly authorized, executed and delivered by the Company or such Subsidiary Guarantor, (ii) constitutes a legal, valid, binding and enforceable obligation of the Company or such Subsidiary Guarantor and (iii) is in proper form for recording in order to create, when recorded in the appropriate recording office, a mortgage Lien on the property and a security interest in that part of the property constituting fixtures, and upon proper recording in the appropriate recording office, the Mortgage will make effective such Lien and security interest intended to be created thereby; e) deliver to the Collateral Trustee FEMA Standard Flood Hazard Determinations with respect to each of the Premises, notice about special flood hazard area status and flood disaster assistance, and, in the event any such Premises is located in a special flood hazard area, evidence of flood insurance; f) such other information, documentation and certifications as may be necessary in order to create valid, perfected and subsisting Liens against the Premises covered by the Mortgages; and g) deliver to the Collateral Trustee an Officer’s Certificate that the foregoing requirements have been satisfied. Section 4.28. Further Assurances; Insurance. a) The Company and each Subsidiary Guarantor will take such further actions with respect to the Collateral, and execute and/or deliver to the Collateral Trustee and/or file such additional mortgages, financing statements, amendments, assignments, agreements, supplements, powers and instruments, as may be required from time to time in order to: (1) create, perfect, preserve and protect the security interest in the Collateral and the rights and interests of the Collateral Trustee under the Security Documents; (2) carry into effect the purposes of the Security Documents or better to assure and confirm the validity, enforceability and priority of the Collateral Trustee’s security interest in the Collateral as provided in the Security Documents; (3) permit the Collateral Trustee to exercise and enforce its rights, powers and remedies hereunder with respect to any Collateral in accordance with the Security Documents, including the filing of financing statements, continuation statements and other documents under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interest created

67 in the Collateral (provided, however, that it shall be the Company’s obligation to make all such filings) and, to the extent required by the Notes Documents, the execution and delivery of Control Agreements; and (4) perfect, continue and maintain the validity, enforceability and priority of the security interest in the Collateral as provided herein and to preserve the other rights and interests granted to the Collateral Trustee hereunder, as against third parties, with respect to the Collateral. b) Upon the exercise by the Trustee or any Holder of any power, right, privilege or remedy under this Indenture, or any of the Security Documents which requires any consent, approval, recording, qualification or authorization of any governmental authority, the Company will execute and deliver all applications, certifications, instruments and other documents and papers that may be required from the Company for such governmental consent, approval, recording, qualification or authorization. c) The Company and each Subsidiary Guarantor will keep their respective material properties adequately insured at all times by financially sound and reputable insurers (including title insurance), maintain such liability and other insurance as is customary for companies in the same or similar business operating in the same or similar locations and maintain such other insurance as may be required by law. Section 4.29. No Investment Company Act Registration. Neither the Company nor any Subsidiary Guarantor will register, or be required to register, as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended. Section 4.30. No Transfers of Material Property. Notwithstanding anything in any Notes Document to the contrary, (a) neither the Company nor any Subsidiary Guarantor shall make any Non-Permitted Asset Transaction and (b) no Subsidiary that is not a Subsidiary Guarantor or Affiliate of the Company or a Subsidiary Guarantor (other than the Company or a Subsidiary Guarantor) shall own or hold an exclusive license to any Material Property. Section 4.31. Anti-layering Covenant. The Company shall not, and will not permit any guarantor of the Company’s Indebtedness to, incur, directly or indirectly, or otherwise become liable for any Indebtedness which is subordinated or junior in right of payment to any other Indebtedness of the Company or any such guarantor (including the New Senior Secured Notes (or any refinancing indebtedness in respect thereof) and the guarantees thereof) or secured on a junior lien basis to the New Senior Secured Notes (or any refinancing indebtedness in respect thereof) unless such Indebtedness is also subordinated or junior in right of payment to the Notes on substantially identical terms or the Notes are secured on an equal and ratable basis with such junior lien securing such other Indebtedness. No Indebtedness shall be deemed to be subordinated or junior in right of payment to any other Indebtedness solely by virtue of being unsecured. ARTICLE 5. REDEMPTION Section 5.01. Right to Redeem. a) The Notes may be redeemed in whole or in part, at any time and from time to time, at the option of the Company at the Redemption Price equal to (i) 100% of the Principal Amount of Notes redeemed, plus (ii) accrued and unpaid interest to, but excluding, the Redemption Date (such redemption, a “Redemption”). b) If the Notes are redeemed on a date that is after a Regular Record Date and prior to the corresponding Interest Payment Date, the accrued interest payable in respect of such Interest Payment Date shall not be payable to Holders of the Notes to whom the Principal Amount of the Notes being redeemed pursuant to the Redemption is paid, and shall instead pay the full amount of the relevant interest payment on such Interest Payment Date to the Holder of record on the relevant Regular Record Date for the corresponding Interest Payment Date. c) No Notes may be redeemed by the Company pursuant to a Redemption if the Principal Amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Redemption Date. d) Except as provided in this Section 5.01, the Notes shall not be redeemable by the Company. 68 e) To the extent a Holder converts its Notes “in connection with” the Company’s election to redeem the Notes, the Company will increase the Conversion Rate as described in Section 7.07. Section 5.02. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date in connection with a Redemption, the Company shall mail a written notice of redemption (a “Notice of Redemption”) by first-class mail, postage prepaid, to the Trustee, the Paying Agent and each Holder of Notes to be redeemed. At the time that Notice of Redemption is provided, the Company will publish a notice containing the information required in the Notice of Redemption in a newspaper of general circulation in the City of New York or publish the information on the Company’s website or through such other public medium as the Company may use at that time. The Notice of Redemption shall specify the Notes to be redeemed and shall state: a) the Redemption Date; b) the Redemption Price; c) the Applicable Conversion Rate and Applicable Conversion Price; d) the name and address of the Paying Agent and Conversion Agent; e) that Notes called for redemption may be converted at any time before the Close of Business on the Business Day immediately preceding the Redemption Date unless the Company fails to pay the Redemption Price; f) that Holders who want to convert Notes must satisfy the requirements set forth therein and in this Indenture; g) that Notes called for redemption must be surrendered to the Paying Agent for cancellation to collect the Redemption Price; h) that, unless the Company defaults in making payment of such Redemption Price, interest will cease to accrue on and after the Redemption Date; and i) the CUSIP number of the Notes. At the Company’s written request delivered at least 5 days prior to the date such Notice of Redemption is to be given (unless a shorter time period shall be acceptable to the Trustee), the Trustee shall give the Notice of Redemption to each Holder of Notes to be redeemed in the Company’s name and at the Company’s expense. Section 5.03. Effect of Notice of Redemption. Once a Notice of Redemption is given, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the Notice of Redemption except for Notes that are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price stated in the Notice of Redemption. Section 5.04. Deposit of Redemption Price. Prior to 12:00 p.m. noon (New York City time) on a Redemption Date in connection with a Redemption, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Notes pursuant to Article 7. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust. If the Paying Agent holds money sufficient to pay the Redemption Price with respect to any Notes for which a Notice of Redemption has been given, then, immediately on and after the Redemption Date, interest on such Notes shall cease to accrue, whether or not the Notes are delivered to the Paying Agent, and all other rights of the Holders of such Notes shall terminate, other than the right to receive the Redemption Price of such Note. Nothing herein shall preclude the withholding of any taxes required by law to be withheld or deducted. 69 ARTICLE 6. [RESERVED] ARTICLE 7. CONVERSION Section 7.01. Right to Convert. a) Subject to and upon compliance with the provisions of this Indenture, each Holder shall have the right, at such Holder’s option, at any time prior to the Close of Business on the Business Day immediately preceding the Maturity Date, to convert the Principal Amount of any such Notes, or any portion of such Principal Amount, into cash, shares of Common Stock or a combination thereof, at the election of the Company, provided that any portion of such Principal Amount that a Holder elects to convert is equal to $1,000 or an integral multiple of $1.00 in excess thereof (the “Conversion Obligation”). b) Notwithstanding the foregoing, if a Holder’s Note is called for redemption under Article 5, such Holder may surrender such Note for conversion at any time prior to the Close of Business on the Business Day immediately preceding the Redemption Date for such Note unless the Company fails to pay the Redemption Price. If a Holder has already delivered a Fundamental Change Purchase Notice with respect to a Note under Section 8.01, such Holder may convert such Note only if such Holder first validly withdraws the related Fundamental Change Purchase Notice pursuant to Section 8.03. If a Holder has surrendered such Holder’s Note for purchase in connection with a Fundamental Change, such Holder’s right to withdraw the related Fundamental Change Purchase Notice and convert each Note that is subject thereto will terminate at the Close of Business on the Business Day prior to the relevant Fundamental Change Purchase Date. The Company shall in certain cases increase the Conversion Rate for Holders who elect to convert their notes in connection with the delivery of a Notice of Redemption as set forth under Section 7.07. c) Provisions of this Indenture that apply to conversion of all of a Note also apply to conversion of a portion of a Note. d) A Holder of Notes is not entitled to any rights of a holder of shares of Common Stock until such Holder has converted its Notes, and only to extent such Notes are deemed to have been converted into shares of Common Stock pursuant to this Article 7. Section 7.02. Conversion Procedure. a) Each Note shall be convertible at the office of the Conversion Agent. b) In order to exercise the conversion right with respect to any interest in Global Notes, the Holder must complete the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or Conversion Agent, and pay the funds, if any, required by Section 7.03(f) and any transfer taxes or duties if required pursuant to Section 7.08. However, no service charge will be imposed by the Company, the Trustee or the Registrar for any registration of transfer or exchange of notes except in compliance with the below provisions governing exercise of conversion rights. In order to exercise the conversion right with respect to any Physical Notes, the Holder of any such Notes to be converted, in whole or in part, shall: (1) complete and manually sign the conversion notice provided on the back of the Note (the “Conversion Notice”) or facsimile of the conversion notice; (2) deliver the Conversion Notice, which is irrevocable, and the Note to the Conversion Agent; (3) if required, furnish appropriate endorsements and transfer documents, (4) if required pursuant to Section 7.08, pay any transfer taxes or duties; and 70 (5) if required, pay funds equal to interest payable on the next Interest Payment Date to which the Holder is not entitled as required by Section 7.03(f). The date on which the Holder satisfies all of the applicable requirements set forth above is the “Conversion Date.” c) On the second Business Day immediately following the relevant Conversion Date, the Company shall issue and shall pay or deliver, as the case may be, to the converting Holder at the office of the Conversion Agent, the consideration due in respect of such conversion in accordance with the provisions of this Article 7. In case any Notes of a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Notes so surrendered, without charge to such Holder, new Notes in authorized denominations in an aggregate Principal Amount equal to the unconverted portion of the surrendered Notes. Each conversion shall be deemed to have been effected as to any such Notes (or portion thereof) surrendered for conversion on the Conversion Date for such Notes (or portion thereof) and the converting Holder shall be deemed to have become the record holder of any shares of Common Stock due upon such conversion (as applicable) as of the Close of Business on the relevant Conversion Date (in the case of Physical Settlement) or the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). d) Upon the conversion of an interest in a Global Note, the Trustee (or other Conversion Agent appointed by the Company) shall make a notation on such Global Note as to the reduction in the Principal Amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Notes effected through any Conversion Agent other than the Trustee. e) Each share certificate representing Common Stock issued upon conversion of the Notes that are Restricted Notes shall bear the Restricted Stock Legend as set forth in Section 3.07 Section 7.03. Settlement upon Conversion. a) With respect to any conversion of Notes, other than a conversion of Notes subject to the provisions of Section 7.07(f) hereof, the Company shall, subject to the provisions of this Article 7, pay or deliver, as the case may be, no later than (in the case of Physical Settlement) the second Business Day immediately following the relevant Conversion Date or (in the case of Cash Settlement or Combination Settlement) the second Business Day immediately following the last day of the related Observation Period, to converting Holders, in respect of each $1,000 Principal Amount of Notes being converted, cash (“Cash Settlement”), shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock pursuant to Section 7.03(g) (“Physical Settlement”) or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock pursuant to Section 7.03(g) (“Combination Settlement”), at its election, as set forth in this Section 7.03. b) If, in respect of any Conversion Date that occurs prior to December 1, 2026 (or, for any conversions for which the relevant Conversion Date occurs on or after December 1, 2026, in respect of the period from December 1, 2026 to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date), the Company elects to deliver a notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Conversion Date (or such period, as the case may be), and the Company has not already irrevocably elected a Settlement Method pursuant to this Section 7.03(b), the Company shall deliver such Settlement Notice to converting Holders (with a copy to the Trustee and the Conversion Agent) no later than the close of business on the Trading Day immediately following the relevant Conversion Date (or, in the case of any conversions for which the relevant Conversion Date occurs on or after December 1, 2026, no later than the close of business on the Scheduled Trading Day immediately preceding December 1, 2026). If the Company does not elect a Settlement Method prior to the deadline set forth in the immediately preceding sentence and has not already irrevocably elected a Settlement Method pursuant to this Section 7.03(b), the Company shall no longer have the right to elect Cash Settlement or Physical Settlement and the Company shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation with respect to any conversion on such Conversion Date or during such period, and the Specified Dollar Amount per $1,000 principal amount of Notes shall be equal to $1,000. Such Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant

71 Settlement Notice shall indicate the Specified Dollar Amount per $1,000 principal amount of Notes. If the Company delivers a Settlement Notice electing Combination Settlement in respect of its Conversion Obligation but does not indicate a Specified Dollar Amount per $1,000 principal amount of Notes in such Settlement Notice, the Specified Dollar Amount per $1,000 principal amount of Notes to be converted shall be deemed to be $1,000. By written notice to the Holders, the Trustee and the Conversion Agent, the Company may, prior to December 1, 2026, at its option, elect to irrevocably fix the Settlement Method to any Settlement Method that the Company is then permitted to elect, including Combination Settlement with a Specified Dollar Amount per $1,000 principal amount of Notes of $1,000 or with an ability to continue to set the Specified Dollar Amount per $1,000 principal amount of Notes at or above a specific amount (the “Minimum Specified Amount”) set forth in such election notice. If the Company irrevocably elects Combination Settlement with an ability to continue to set the Specified Dollar Amount per $1,000 principal amount of Notes at or above a specific amount, the Company shall, after the date of such election, send written notice to Holders converting their Notes, the Trustee and the Conversion Agent of such Specified Dollar Amount no later than the close of business on the Trading Day immediately following the related Conversion Date, or, if the Company does not timely notify Holders, the Trustee and the Conversion Agent in writing, such Specified Dollar Amount shall be the Minimum Specified Amount set forth in the election notice, unless no Minimum Specified Amount was set forth in the election notice, in which case such Specified Dollar Amount shall be $1,000 per $1,000 principal amount of Notes. The irrevocable election shall apply to all Note conversions on Conversion Dates occurring subsequent to delivery of such notice; provided that any such election that is made between the date the Company issues a Notice of Redemption but before the related Redemption Date shall not apply to any conversions of Notes called for redemption with Conversion Dates that occur after the Company issues such Notice of Redemption but prior to such Redemption Date. For the avoidance of doubt, such an irrevocable election, if made, shall be effective without the need to amend this Indenture or the Notes, including pursuant to Section 16.01(12). However, the Company may nonetheless choose to execute such an amendment at its option. c) The cash, shares of Common Stock or combination of cash and shares of Common Stock in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows: (1) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder in respect of each $1,000 principal amount of Notes being converted a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date; (2) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 40 consecutive Trading Days during the related Observation Period; and (3) if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 40 consecutive Trading Days during the related Observation Period. The amounts paid and delivered pursuant to clauses (1) through (3) shall be given pro rata effect for any principal amount of Notes that is not an integral multiple of $1,000. d) The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional share of Common Stock, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering fractional shares of Common Stock. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination. 72 e) Upon conversion, Holders shall not receive any separate cash payment for accrued and unpaid interest unless such conversion occurs between a Regular Record Date and the Interest Payment Date to which it relates and the converting Holder was the Holder on the relevant Regular Record Date. f) If Notes are converted after the Close of Business on a Regular Record Date for the payment of interest, Holders of such Notes at the Close of Business on such Regular Record Date will receive the interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the Close of Business on any Regular Record Date to the Open of Business on the immediately following Interest Payment Date, must be accompanied by funds equal to the amount of interest payable on the Notes so converted; provided that no such payment need be made (i) for conversions following the Regular Record Date immediately preceding the Maturity Date; (ii) if the Company has delivered notice specifying a Redemption Date that is after a Regular Record Date and on or prior to the first Business Day immediately following the corresponding Interest Payment Date; (iii) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the first Business Day immediately following the corresponding Interest Payment Date; or (iv) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note. g) The Company shall not issue fractional shares upon conversion of Notes. If multiple Notes shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion (and the number of fractional shares, if any, for which cash shall be delivered) shall be computed on the basis of the aggregate Principal Amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share would be issuable upon the conversion of any Notes, the Company shall make payment in an amount of cash based on the Daily VWAP on the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP on the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). For each Note surrendered for conversion, if the Company has elected (or is deemed to have elected) Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and any fractional shares remaining after such computation shall be paid in cash. h) By delivery to the Holder of the full number of shares of Common Stock, together with any cash payment for fractional shares, cash, or of a combination of cash and shares of Common Stock, as applicable, the Company will be deemed to satisfy in full its obligation to pay the Principal Amount of the Notes and all accrued and unpaid interest to, but excluding, the Conversion Date. Upon conversion of the Notes, all accrued and unpaid interest to, but excluding, the Conversion Date will be deemed to be paid in full rather than canceled, extinguished or forfeited, subject to Section 7.03(f) above. If the Company has elected (or has been deemed to elect) Combination Settlement in respect of any conversion of the Notes, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion. Section 7.04. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs as described below, except that the Company will not make any adjustment to the Conversion Rate if Holders of Notes participate (other than in the case of a share split or share combination), at the same time and on the same terms as holders of shares of Common Stock, solely as a result of holding the Notes, in any of the transactions described in this Section 7.04, without having to convert their Notes, as if such Holders held a number of shares of Common Stock equal to the Applicable Conversion Rate in effect immediately prior to the adjustment thereof in respect of such transaction, multiplied by the Principal Amount of Notes held by such Holders, divided by $1,000. a) If the Company issues solely shares of Common Stock as a dividend or distribution on the Common Stock, or the Company effects a share split or share combination (in each case excluding an issuance solely pursuant to a Common Stock Change Event, as to which the provisions described in Section 7.05 will apply), the Conversion Rate will be adjusted based on the following formula: 𝐶𝑅1 = 𝐶𝑅0 𝑋 𝑂𝑆1 𝑂𝑆0 Where, 73 CR0 = the Conversion Rate in effect immediately prior to the Open of Business on the Ex- Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or share combination, as applicable; CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex- Dividend Date or effective date; OS0 = the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date or effective date; and OS1 = the number of shares of Common Stock outstanding immediately after the Open of Business on such Ex-Dividend Date or effective date. Any adjustment made pursuant to this Section 7.04(a) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 7.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or announced. b) If the Company distributes to all or substantially all holders of shares of Common Stock any rights, options or warrants entitling them for a period of not more than 45 calendar days after the date of such distribution to subscribe for or purchase shares of Common Stock, at a price per share less than the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, the Conversion Rate will be increased based on the following formula: 𝐶𝑅1 = 𝐶𝑅0 × 𝑂𝑆0 + 𝑋 𝑂𝑆0 + 𝑌 where, CR0 = the Conversion Rate in effect immediately prior to the Open of Business on the Ex- Dividend Date for such distribution; CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex- Dividend Date; OS0 = the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date; X = the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the distribution of such rights, options or warrants. The foregoing increase in the Conversion Rate shall be successively made whenever any such rights, options or warrants are distributed and shall become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. If such rights, options or warrants are not so distributed, the Conversion Rate will be immediately readjusted to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such distribution had not occurred. In addition, to the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be immediately readjusted to the Conversion 74 Rate that would then be in effect had the increase made for the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In determining whether any rights, options or warrants entitle the holders of shares of Common Stock to subscribe for or purchase shares of Common Stock at less than such average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable upon exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors. c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire the Company’s Capital Stock or other securities (the “Distributed Property”), to all or substantially all holders of shares of Common Stock, excluding: (1) dividends or distributions of Common Stock or rights, options or warrants as to which an adjustment is required (or would be required without regard to the Deferral Exception pursuant to Section 7.04(a) or Section 7.04(b), as the case may be; (2) dividends or distributions paid exclusively in cash as to which an adjustment is required (or would be required without regard to the Deferral Exception) effected pursuant to Section 7.04(d); (3) rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided below; (4) a distribution solely pursuant to a Common Stock Change Event, as to which provisions described in Section 7.05 will apply; and (5) Spin-Offs to which the provisions set forth below in this Section 7.04(c) apply (or would apply but for the Deferral Exception); then the Conversion Rate will be increased based on the following formula: 𝐶𝑅1 = 𝐶𝑅 × 𝑆𝑃0 𝑆𝑃0 𝑆𝑃0 − 𝐹𝑀𝑉 where, CR0 = the Conversion Rate in effect immediately prior to the Open of Business on the Ex- Dividend Date for such distribution; CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex- Dividend Date; SP0 = the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and FMV = the fair market value (as determined by the Board of Directors) of the Distributed Property distributed with respect to each outstanding share of Common Stock on the Ex-Dividend Date for such distribution; provided that if “FMV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing increase, adequate provision will be made so that each Holder of a Note shall receive on the date on which the Distributed Property is distributed to holders of the Common Stock, for each $1,000 Principal Amount of the Notes, the amount and kind of Distributed Property that such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such distribution; provided

75 further that if the Board of Directors determines “FMV” for purposes of the foregoing increase by reference to the actual or when-issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the average of the Last Reported Sale Prices of the Common Stock for purposes of determining “SP0” as set forth above. An increase in the Conversion Rate made pursuant to the immediately preceding paragraph shall become effective immediately after the Close of Business on the Ex-Dividend Date for such distribution. With respect to an adjustment pursuant to this Section 7.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary, or other business unit or affiliate, of the Company, where such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the Spin-Off) on a major U.S. or non-U.S. securities exchange (a “Spin-Off”), the Conversion Rate will be increased based on the following formula: 𝐶𝑅1 = 𝐶𝑅0 × 𝐹𝑀𝑉0 + 𝑀𝑃0 𝑀𝑃0 where CR0 = the Conversion Rate in effect immediately prior to the end of the Valuation Period; CR1 = the Conversion Rate in effect immediately after the end of the Valuation Period; FMV0 =the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of shares of Common Stock applicable to one share of Common Stock (determined for purposes of the definition of “Last Reported Sale Price” as if such Capital Stock or similar equity interest were Common Stock) over the first ten consecutive Trading Day period after, and including, the effective date of the Spin-Off (the “Valuation Period”); and MP0 = the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period. The increase in the Conversion Rate under the preceding paragraph will be determined as of the Open of Business on the last Trading Day of the Valuation Period but will be given effect immediately after the Open of Business on the Ex-Dividend Date of the Spin-Off; provided that (x) in respect of any conversion for which Physical Settlement is applicable during the Valuation Period, references with respect to 10 consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date for such Spin-Off and such Conversion Date in determining the Conversion Rate and (y) in respect of any conversion for which Cash Settlement or Combination Settlement is applicable during the Valuation Period, references with respect to 10 consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date for such Spin-Off and such Trading Day in determining the Conversion Rate as of such Trading Day. In addition, if the Ex-Dividend Date for such Spin-Off is after the 10th Trading Day immediately preceding, and including, the end of any Observation Period in respect of a conversion, references to “10” or “10th” in shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, and including, the last Trading Day of such Observation Period. If any dividend or distribution that constitutes a Spin-Off is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than with respect to the Company’s right to readjust the Conversion Rate as described above). d) If any cash dividend or distribution is paid or made to all or substantially all holders of shares of Common Stock, the Conversion Rate shall be increased based on the following formula: 76 𝐶𝑅1 = 𝐶𝑅0 × 𝑆𝑃0 𝑆𝑃0 − 𝐶 where, CR0 = the Conversion Rate in effect immediately prior to the Open of Business on the Ex- Dividend Date for such dividend or distribution; CR1 = the Conversion Rate in effect immediately after the Open of Business on the Ex- Dividend Date for such dividend or distribution; SP0 = the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and C = the amount in cash per share the Company distributes to holders of shares of Common Stock. The increase in the Conversion Rate under this Section 7.04(d) will become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall be immediately decreased to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than with respect to the Company’s right to readjust the Conversion Rate as described in the immediately preceding sentence). Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 Principal Amount of Notes, at the same time and upon the same terms as holders of shares of Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for such dividend or distribution. e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the first 10 consecutive Trading Day period immediately following, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, the Conversion Rate will be increased based on the following formula: 𝐶𝑅1 = 𝐶𝑅0 × 𝐴𝐶 + (𝑆𝑃1 × 𝑂𝑆1) 0𝑆0 × 𝑆𝑃1 where CR0 = the Conversion Rate in effect immediately prior to the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender offer or exchange offer expires; CR1 = the Conversion Rate in effect immediately after the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender offer or exchange offer expires; AC = the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender offer or exchange offer; 77 OS0 = the number of shares of Common Stock outstanding immediately prior to the date such tender offer or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender offer of exchange offer); OS1 = the number of shares of Common Stock outstanding immediately after the date such tender offer or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender offer or exchange offer); and SP1 = the average of the Last Reported Sale Prices of Common Stock over the first 10 consecutive Trading Day period immediately following, and including, on the Trading Day next succeeding the date such tender offer or exchange offer expires. The increase in the Conversion Rate under this Section 7.04(e) shall occur at the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender offer or exchange offer expires but will be given effect immediately after the Close of Business on the date such tender offer or exchange offer expires; provided that (x) in respect of any conversion for which Physical Settlement is applicable within the first 10 consecutive Trading Day period immediately following, and including, the date any such tender offer or exchange offer expires, references to 10 consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the date such tender offer or exchange offer expires to, and including, the Conversion Date in determining the Conversion Rate and (y) in respect of any conversion for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the date such tender offer or exchange offer expires, references to “10” or “10th” shall be deemed replaced with such lesser number of Trading Days as have elapsed between the date such tender offer or exchange offer expires and such Trading Day in determining the Conversion Rate as of such Trading Day. In addition, if the Trading Day next succeeding the date such tender offer or exchange offer expires is after the 10th Trading Day immediately preceding, and including, the end of any Observation Period in respect of a conversion, references to “10” or “10th” in the preceding paragraph and this paragraph shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the date such tender offer or exchange offer expires to, and including, the last Trading Day of such Observation Period. Notwithstanding the foregoing, if an adjustment to the Conversion Rate becomes effective on any Ex-Dividend Date as described above, and a holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of shares of Common Stock as of the related Conversion Date based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the foregoing adjustment to the Conversion Rate, the adjustment to the Conversion Rate relating to such Ex-Dividend Date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment. f) Except as herein provided, the Company will not adjust the Conversion Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities. For the avoidance of doubt, if the application of the foregoing formulas would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than as a result of a reverse share split or share combination and subject to the Company’s right to readjust the Conversion Rate as described in this Section 7.04). g) In addition to those Conversion Rate adjustments required by Sections 7.04(a), 7.04(b), 7.04(c), 7.04(d) and 7.04(e), and to the extent permitted by applicable law and subject to the applicable rules of The New York Stock Exchange and, if applicable, any securities exchange on which the Company’s securities are then listed, the Company from time to time (i) may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest and (ii) may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of shares of Common Stock or rights to purchase shares of Common Stock in connection with any dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event. Whenever the Conversion Rate is increased pursuant to this Section 7.04(g), the Company shall mail to Holders of record of the Notes a notice of the increase at least 5 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect. 78 h) There is no requirement to adjust the Conversion Rate, except as provided herein. The Conversion Rate will not be adjusted, among other things: (1) except as stated herein, upon the issuance of any shares of Common Stock or any securities convertible or exchangeable for shares of the Company’s Common Stock or the right to purchase shares of the Company’s Common Stock or such convertible or exchangeable securities; (2) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan; (3) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee or director benefit plan or program of the Company, or assumed by the Company, or any of the Company’s Subsidiaries; (4) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the date the Notes were first issued, except as set forth in Section 7.12; (5) for a change in the par value of the Common Stock; or (6) for accrued and unpaid interest. i) Adjustments to the Conversion Rate under this Article 7 shall be calculated to the nearest cent or to the nearest one-ten thousandth (1/10,000th) of a share of Common Stock. However, no adjustment shall be made to the Conversion Rate unless such adjustment would require a change of at least 1% in the Applicable Conversion Rate. Any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any future adjustment. Notwithstanding the foregoing, upon any conversion of the Notes (solely with respect to the Notes to be converted), the Company shall give effect to all adjustments that the Company otherwise has deferred pursuant to the immediately preceding sentence, and those adjustments will no longer be carried forward and taken into account in any future adjustment. The ability to defer adjustments pursuant to this Section 7.04(i) is known as the “Deferral Exception”. j) Whenever the Conversion Rate is adjusted as herein provided, the Company shall file with the Trustee and any Conversion Agent, as soon as reasonably practicable, an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Trust Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment became effective and shall send such notice of such adjustment of the Conversion Rate to each Holder, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment. k) In any case in which this Section 7.04 provides that an adjustment shall become effective immediately after an Ex-Dividend Date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Notes converted after such Ex-Dividend Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 7.03. l) For purposes of this Section 7.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company, so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

79 m) A Holder of Notes may, in some circumstances, including a distribution of cash dividends to holders of shares of the Common Stock, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the Conversion Rate. To the extent the applicable withholding agent pays withholding taxes or backup withholding on behalf of a Holder or beneficial owner (for U.S. federal income tax purposes) of a Note, the applicable withholding agent may, at its option, set off such payments against payments on the Note (including upon conversion, repayment or maturity) or, in certain circumstances, from payments on the Common Stock received on any conversion of the Note or from sales proceeds subsequently paid or credited to the holder or beneficial owner or from other funds or assets of the holder or beneficial owner. Section 7.05. Effect of Reclassification, Consolidation, Merger or Sale. In the case of (i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination), (ii) any consolidation, merger or combination involving the Company, (iii) any sale, lease or other transfer to a third party of the consolidated assets of the Company and its Subsidiaries substantially as an entirety, or (iv) any statutory share exchange, and in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Common Stock Change Event”), then, at the effective time of the Common Stock Change Event, the Company shall execute with the Trustee a supplemental indenture permitted under Section 16.01 providing for the right to convert each $1,000 Principal Amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Common Stock Change Event would have owned or been entitled to receive (the “Reference Property”) upon such Common Stock Change Event. However, at and after the effective time of such Common Stock Change Event, (i) the Company will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Notes, (ii)(x) any amount payable in cash upon conversion of the Notes will continue to be payable in cash and (y) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes will instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in such Common Stock Change Event and (c) the Daily VWAP shall be calculated based on the value of a unit of Reference Property and the definitions of Trading Day and Market Disruption Event shall be determined by reference to the components of a unit of Reference Property. If such Common Stock Change Event causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property into which the Notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of shares of Common Stock that affirmatively make such an election. If the holders of Common Stock receive only cash in a Common Stock Change Event, then for all conversions that occur after the effective date of such Common Stock Change Event, (i) the consideration due upon conversion of each Note shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased in connection with Section 7.07) multiplied by the price paid per share of Common Stock in such Common Stock Change Event and (ii) the Company will satisfy its Conversion Obligation by paying cash to converting holders on the second Business Day immediately following the Conversion Date. The Company shall notify Holders of the Notes and the Trustee in writing of such weighted average as soon as practicable after such determination is made. The Company shall not become a party to any Common Stock Change Event unless its terms are consistent with the foregoing. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Notes maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances. If this Section 7.05 applies to any event or occurrence, Section 7.04 shall not apply. Section 7.06. Adjustments of Prices. Whenever any provision of this Indenture requires a calculation of the Last Reported Sale Prices, Daily VWAP, Daily Conversion Value or Daily Settlement Amount over a span of multiple days (including with respect to the Share Price for purposes of a Make-Whole Fundamental Change), the Company will make appropriate adjustments determined by the Company or its agents to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex- Dividend Date, Record Date, effective date or expiration date, as the case may be, of the event occurs, at any time during the period during which such Last Reported Sale Prices, Daily VWAP, Daily Conversion Value or Daily 80 Settlement Amount is to be calculated. Such adjustments will be effective as of the Ex-Dividend Date, Record Date, effective date or expiration date, as the case may be, of the event causing the adjustment to the Conversion Rate. Section 7.07. Adjustment upon Conversion in connection with (i) a Make-Whole Fundamental Change or (ii) the Delivery of a Notice of Redemption. a) If (i) a transaction that constitutes a Make-Whole Fundamental Change occurs or (ii) the Company delivers a Notice of Redemption and a Holder elects to convert its Notes in connection with (1) such Make- Whole Fundamental Change or (2) the delivery of such Notice of Redemption, then the Company will, under certain circumstances, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of the Company’s Common Stock (the “Additional Shares”), as described below. A conversion of notes will be deemed for these purposes to be “in connection with” (x) a Make-Whole Fundamental Change if the Conversion Notice of the Notes is received by the Conversion Agent during the period from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Purchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (2) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change) or (y) the delivery of a Notice of Redemption if the Conversion Notice is received by the Conversion Agent from, and including, the date of any Notice of Redemption until the Close of Business on the Business Day immediately preceding the related Redemption Date as provided under Article 5. b) Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change, the Company shall, at its option, satisfy the related Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement based on the Conversion Rate as increased by reference to the table attached as Schedule A hereto, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) or the date of the Notice of Redemption, as applicable, and the price (the “Share Price”) as determined in accordance with the two immediately following sentences. If the holders of the shares of Common Stock receive only cash in a Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change, then the Share Price shall be the cash amount paid per share of Common Stock. Otherwise, the Share Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of such Make-Whole Fundamental Change or the date of the Notice of Redemption, as applicable. c) The Share Prices set forth in the column headings of the table in Schedule A hereto shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted pursuant to Section 7.04. The adjusted Share Prices shall equal the Share Prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Share Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in such table shall be adjusted in the same manner as the Conversion Rate as set forth in Section 7.04. d) The exact Share Prices and Effective Date or the date of the Notice of Redemption, as applicable, may not be set forth in the table in Schedule A, in which case: (i) if the Share Price is between two Share Prices in the table or the relevant date is between two dates in the table, the number of Additional Shares will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Share Prices and the earlier and later dates, as applicable, based on a 365- day year; (ii) if the Share Price is greater than $297.42 per share (subject to adjustment in the same manner and as the Share Prices set forth in Schedule A), no Additional Shares will be added to the Conversion Rate; and (iii) if the Share Price is less than $36.29 per share (subject to adjustment in the same manner and at the same time as the Share Prices set forth in Schedule A), no Additional Shares will be added to the Conversion Rate. 81 Notwithstanding the foregoing, in no event will the Conversion Rate be increased on account of a Make- Whole Fundamental Change or a Redemption to exceed 27.5591 shares of Common Stock per $1,000 Principal Amount of Notes, subject to adjustments in the same manner as the Conversion Rate is required to be adjusted as set forth in Section 7.04. e) The Company shall notify Holders and the Trustee in writing of the Effective Date of any Make- Whole Fundamental Change no later than five Business Days after such effective Date. f) If a Note is to be converted in connection with a Make-Whole Fundamental Change or a Notice of Redemption, the Company will settle such conversion in the manner set forth in Section 7.03, based on a conversion rate that reflects the Additional Shares, if any, added thereto pursuant to clauses (a) through (e) of this Section 7.07. Notwithstanding anything to the contrary set forth above, if the consideration for Common Stock in any Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change is comprised entirely of cash, then the Company will settle the conversion of any Note following the Effective Date of such Make-Whole Fundamental Change by delivering, on or before the second Business Day after the Conversion Date for such conversion, an amount of cash, per $1,000 principal amount of such Note to be converted, equal to the product of (i) the Share Price for such Make-Whole Fundamental Change; and (ii) the Applicable Conversion Rate (including any increase thereto as provided in this Section 7.07). Section 7.08. Taxes on Shares Issued. Any issue of share certificates on conversions of Notes shall be made without charge to the converting Holder for any documentary, transfer, stamp or any similar tax in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes or duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the Holder of any Notes converted, and the Company shall not be required to issue or deliver any such share certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. Section 7.09. Reservation of Shares; Shares to be Fully Paid; Compliance with Governmental Requirements. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Notes from time to time as such Notes are presented for conversion (assuming that, at the time of the computation of such number of shares or securities, all such Notes would be held by a single Holder). Before taking any action that would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of any shares of Common Stock issuable upon conversion of the Notes, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such shares of Common Stock at such adjusted Conversion Price. The Company covenants that all shares of Common Stock that may be issued upon conversion of Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any lien or adverse claim. The Company shall use its reasonable efforts to list or cause to have quoted any shares of Common Stock to be issued upon conversion of Notes on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted. Section 7.10. Responsibility of Trustee and Conversion Agent. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Notes; and the Trustee 82 and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 7. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 7.05 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 7.05 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 11.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Section 7.11. Notice to Holders Prior to Certain Actions. In case: a) the Company shall declare a dividend (or any other distribution) on Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 7.04; or b) the Company shall authorize the granting to the holders of all or substantially all of the shares of Common Stock of options, rights or warrants to subscribe for or purchase any share of any class or any other options, rights or warrants; or c) of any reclassification or reorganization of the Common Stock (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale, lease or transfer of all or substantially all of the assets of the Company; or d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company or any of its Significant Subsidiaries; then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent and to be mailed to each Holder at such Holder’s address appearing on the list of Holders provided for in Section 3.06 of this Indenture, as promptly as practicable, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, reorganization, consolidation, merger, sale, lease, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Section 7.12. Stockholder Rights Plan. Each share of Common Stock issued upon conversion of Notes pursuant to this Article 7 shall be entitled to receive the appropriate number of rights, if any, and the certificates representing any shares of Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any current or subsequent stockholder rights agreement adopted by the Company, as any such agreement may be amended from time to time. Notwithstanding the foregoing, if prior to any conversion such rights have separated from the Common Stock in accordance with the provisions of the applicable stockholder rights agreement, the Conversion Rate shall be adjusted at the time of separation as if the Company had distributed, to all holders of the Common Stock, Distributed Property as described in Section 7.03(f) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. Section 7.13. Company Determination Final. Any determination that the Company or its Board of Directors must make pursuant to this Article 7 shall be conclusive if made in good faith and in accordance with the provisions of this Article 7, absent manifest error, and set forth in a Board Resolution.

83 Section 7.14. Listing Standards. The Company shall not enter into any transaction, or take any other action, that would require an increase in the Conversion Rate (whether under Section 7.04 or Section 7.07), that would result, in the aggregate, in the Notes becoming convertible for a number of shares of Common Stock in excess of any limitations imposed by the listing standards of The New York Stock Exchange, without complying, if applicable, with the stockholder approval rules contained in such listing standards. ARTICLE 8. PURCHASE AT OPTION OF HOLDERS UPON A FUNDAMENTAL CHANGE Section 8.01. Purchase at Option of Holders upon a Fundamental Change. a) Generally. If a Fundamental Change occurs at any time prior to the Maturity Date of the Notes, then each Holder shall have the right, at such Holder’s option, to require the Company to purchase any or all of such Holder’s Notes or any portion thereof that is equal to $1,000 or an integral multiple of $1.00 in excess thereof, on a date specified by the Company that is no earlier than the 20th and not later than the 35th calendar day following the date of the Fundamental Change Company Notice, subject to extension to comply with applicable law (the “Fundamental Change Purchase Date”), at a purchase price in cash equal to 100% of the Principal Amount thereof, together with accrued and unpaid interest thereon to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”); provided, however, if the Fundamental Change Purchase Date occurs after a Regular Record Date and on or prior to the Interest Payment Date to which it relates, the Company will pay accrued and unpaid interest to the Holder of record on such Regular Record Date, and the Fundamental Change Purchase Price will be equal to 100% of the Principal Amount of the Notes to be purchased. Purchases of Notes under this Section 8.01 shall be made, at the option of the Holder thereof upon delivery to the Paying Agent of a duly completed notice (the “Fundamental Change Purchase Notice”) in the form set forth on the reverse of the Notes on or prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date, subject to extension to comply with applicable law, which must specify: (1) if the Notes are Physical Notes, the certificate numbers of the Holder’s Notes to be delivered for purchase; (2) the portion of the Principal Amount of the Holder’s Notes to be purchased, which must be $1,000 or an integral multiple of $1.00 in excess thereof; and (3) that the Holder’s Notes are to be purchased by the Company pursuant to the applicable provisions of the Notes and this Indenture; and (4) delivery or book-entry transfer of the Notes to the Trustee (or other Paying Agent appointed by the Company) (together with all necessary endorsements) at any time on or prior to the Business Day immediately preceding the Fundamental Change Purchase Date, subject to extension to comply with applicable law, at the applicable Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company), such delivery being a condition to receipt by the Holder of the Fundamental Change Purchase Price therefor; provided that such Fundamental Change Purchase Price shall be so paid pursuant to this Section 8.01 only if the Notes so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Purchase Notice; provided that, if such Holder’s Notes are not Physical Notes, such Holder must comply with the Applicable Procedures. Any purchase by the Company contemplated pursuant to the provisions of this Section 8.01 shall be consummated by the delivery of the Fundamental Change Purchase Price to be received by the Holder promptly following the later of the Fundamental Change Purchase Date or the time of the book-entry transfer or delivery of the Notes. Notwithstanding anything herein to the contrary, any Holder delivering to the Trustee (or other Paying Agent appointed by the Company) the Fundamental Change Purchase Notice contemplated by this Section 8.01 shall have 84 the right to withdraw such Fundamental Change Purchase Notice (in whole or in part) at any time prior to the Close of Business on the Business Day prior to the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Trustee (or other Paying Agent appointed by the Company) in accordance with Section 8.02 below. The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof. The Company will not be required to purchase Notes upon a Fundamental Change if notice of redemption has been given with respect to all the Notes pursuant to Section 5.02 unless and until there is a default in payment of the Redemption Price. b) Fundamental Change Company Notice. On or before the 10th day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of record of the Notes and the Trustee and Paying Agent a notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the purchase right at the option of the Holders arising as a result thereof. Such mailing shall be by first class mail. Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish a notice containing the information included therein once in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at such time. Each Fundamental Change Company Notice shall specify: (1) the events causing the Fundamental Change; (2) the date of the Fundamental Change; (3) the last date on which a Holder may exercise the purchase right; (4) the Fundamental Change Purchase Price; (5) the Fundamental Change Purchase Date; (6) the name and address of the Paying Agent and the Conversion Agent, if applicable; (7) if applicable, the Applicable Conversion Rate and any adjustments to the Applicable Conversion Rate; (8) if applicable, that the Notes with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be converted only if the Holder validly withdraws the Fundamental Change Purchase Notice in accordance with Section 8.03; and (9) the procedures that Holders must follow to require the Company to purchase their Notes. No failure of the Company to give the foregoing notices and no defect therein shall limit any Holder’s purchase rights or affect the validity of the proceedings for the purchase of the Notes pursuant to this Section 8.01. c) No Payment During an Acceleration. Notwithstanding the foregoing, no Notes may be purchased by the Company at the option of the Holders pursuant to this Section 8.01 if the Principal Amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Purchase Date. d) Payment of Fundamental Change Purchase Price. The Notes to be purchased pursuant to this Section 8.01 shall be paid for in cash. Section 8.02. Withdrawal of Fundamental Change Purchase Notice. 85 A Fundamental Change Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Company Notice prior to the Close of Business on the Business Day immediately preceding the relevant Fundamental Change Purchase Date specifying: (1) the Principal Amount of the withdrawn Notes; (2) if the Notes are Physical Notes, the certificate numbers of the withdrawn Notes; and (3) the Principal Amount, if any, of such Notes that remains subject to the original Fundamental Change Purchase Notice, which must be $1,000 or an integral multiple of $1.00 in excess thereof; provided that, if such Holder’s Notes are not Physical Notes, such Holder must comply with the Applicable Procedures. Section 8.03. Deposit of Fundamental Change Purchase Price. Prior to 12:00 p.m. noon (local time in The City of New York) on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Purchase Price, of all the Notes or portions thereof that are to be purchased as of the Fundamental Change Purchase Date. The Company shall promptly notify the Trustee in writing of the amount of any deposits of cash made pursuant to this Section 8.03. If the Paying Agent holds money or securities sufficient to pay the Fundamental Change Purchase Price of any Note surrendered for purchase and not withdrawn in accordance with this Indenture as of the Close of Business on the Fundamental Change Purchase Date, then immediately following the Close of Business on the Fundamental Change Purchase Date, (a) any such Note will cease to be outstanding and interest will cease to accrue thereon on the Fundamental Change Purchase Date (whether or not book-entry transfer of the Notes is made or whether or not the Notes are delivered to the Paying Agent) and (b) all other rights of the Holder in respect thereof will terminate (other than the right to receive the Fundamental Change Purchase Price and previously accrued and unpaid interest upon delivery or book-entry transfer of such Note). Section 8.04. Notes Purchased in Whole or in Part. Any Note that is to be purchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Note so surrendered which is not purchased. Section 8.05. Covenant to Comply With Securities Laws upon Purchase of Notes. In connection with any offer to purchase Notes under Section 8.01, the Company shall, if required, comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable and file a Schedule TO or any other required schedule under the Exchange Act. Section 8.06. Repayment to the Company. Subject to the requirements of any applicable abandoned property laws, regardless of who acts as Paying Agent, the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest, if any, thereon, held by them for the payment of the Fundamental Change Purchase Price; provided that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 8.03 exceeds the aggregate Fundamental Change Purchase Price of the Notes or portions thereof which the Company is obligated to purchase as of the Fundamental Change Purchase Date, then as soon as practicable following the Fundamental Change Purchase Date, the Paying Agent shall return any such excess to the Company. ARTICLE 9. EVENTS OF DEFAULT; REMEDIES Section 9.01. Events of Default. “Event of Default,” wherever used herein, means any one of the following events): 86 a) default by the Company in any payment of interest on any Notes when due and payable and such default continues for a period of 30 consecutive days; b) default by the Company in the payment of the Principal Amount of any Note when due and payable on the Maturity Date, any Redemption Date, upon required purchase in connection with a Fundamental Change, upon declaration of acceleration or otherwise; c) failure by the Company to comply with its obligation to convert the Notes in accordance with this Indenture upon exercise of a Holder’s conversion right and such failure continues for three Business Days; d) failure by the Company to provide the Fundamental Change Company Notice to Holders required pursuant to Section 8.01(b) hereof when due; e) failure by the Company to comply with its obligations under Article 9 hereof; f) failure by the Company or any Subsidiary Guarantor to comply with the provisions of Sections 4.20, 4.30 or 4.31 hereof or failure by the Company or any of its Subsidiaries to comply with the provisions of Section 4.27, Article 10 or Section 14.04 hereof; g) failure by the Company or any Significant Subsidiary to (i) pay (regardless of amount and whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) any Material Debt (other than the Existing Spectrum Promissory Notes) prior to the expiration of any grace period provided in such Debt or (ii) observe or perform any other agreement or condition relating to any such Material Debt (other than the Existing Spectrum Promissory Notes) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Material Debt (other than the Existing Spectrum Promissory Notes) or the beneficiary or beneficiaries of any Guarantee thereof (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with or without the giving of notice, and after giving effect to any grace period, such Material Debt (other than the Existing Spectrum Promissory Notes) to be demanded, accelerated or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Material Debt (other than the Existing Spectrum Promissory Notes) to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; provided that this clause (g) shall not apply to secured Debt that becomes due as a result of the voluntary sale of transfer of the property or assets securing such Debt, if such sale or transfer is permitted hereunder; provided, further, that the failure referred to in sub-clause (g)(ii) is unremedied and is not waived by the holders of such Debt prior to any acceleration of such Debt or of the Notes pursuant to Section 9.02; h) a final judgment for the payment of $20,000,000 or more (excluding any amounts covered by insurance or bond) rendered against the Company or any Significant Subsidiary of the Company by a court of competent jurisdiction, which judgment is not discharged, stayed, vacated, paid or otherwise satisfied within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; i) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any Significant Subsidiary of the Company of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law, (ii) a decree or order adjudging the Company or a Significant Subsidiary of the Company as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary of the Company under any applicable federal, state or foreign law or (iii) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of a Significant Subsidiary of the Company of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; j) the commencement by the Company or by a Significant Subsidiary of the Company of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to

87 the entry of a decree or order for relief in respect of the Company or of a Significant Subsidiary of the Company in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of a Significant Subsidiary of the Company or of any substantial part of such entity’s property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or by a Significant Subsidiary of the Company in furtherance of any such action; k) any Note Guarantee of a Significant Subsidiary ceases to be in full force and effect, other than in accordance the terms of this Indenture, or the Company or a Subsidiary Guarantor denies or disaffirms its obligations under any Notes Document; or l) (i) the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on any material portion of the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required by this Indenture or the Security Documents), (ii) any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect (except for expiration in accordance with its terms or amendment, modification, waiver, termination or release in accordance with the terms of this Indenture) or (ii) the enforceability of the Liens created by the Security Documents shall be contested by the Company or any Subsidiary Guarantor. The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have be given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company, the Paying Agent or any Holder. Section 9.02. Acceleration of Maturity: Waiver of Past Defaults and Rescission. a) If an Event of Default (other than those specified in Section 9.01(i) and 9.01(j) involving the Company, and as otherwise provided in Section 9.03) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate Principal Amount of the outstanding Notes may declare 100% of the Principal Amount plus accrued and unpaid interest on all the outstanding Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such Principal Amount plus accrued and unpaid interest shall become immediately due and payable. Notwithstanding the foregoing, in the case of an Event of Default specified in Section 9.01(i) or Section 9.01(j) with respect to the Company, 100% of the Principal Amount plus accrued and unpaid interest on all outstanding Notes will automatically become due and payable without any declaration or other act on the part of the Trustee or any Holder. b) The Holders of a majority in aggregate Principal Amount of the outstanding Notes, by written notice to the Company and the Trustee, may (x) waive any past Default and its consequences and (y) at any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article 9 provided, rescind any such acceleration with respect to the Notes and its consequences, except, in each case, with respect to a Default described in Section 9.01(a), Section 9.01(b) or Section 9.01(c), or in respect of a covenant or provision hereof which under Article 16 cannot be modified or amended without the consent of the Holder of each outstanding Note affected, if: (1) such rescission will not conflict with any judgment or decree of a court of competent jurisdiction; and (2) all existing Events of Default have been cured or waived and all amounts owing to the Trustee have been paid. 88 Upon any such waiver, the Default which has been waived shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured, for every other purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent. No such rescission shall affect any subsequent default or impair any right consequent thereon. Section 9.03. [Reserved]. Section 9.04. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if a Default is made in the payment of the Principal Amount plus accrued and unpaid interest on the Maturity Date therefor or, as applicable, in the payment of the Fundamental Change Purchase Price, any cash amount due relating to a conversion in connection with a Make-Whole Fundamental Change or Notice of Redemption in respect of any Note, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders or Redemption Price, of such Notes, the whole amount then due and payable on such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel. If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy to collect the payment of the Principal Amount plus accrued but unpaid interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if the Trustee does not possess any of the Notes or does not produce any of the Notes in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative. Section 9.05. Trustee May File Proofs of Claim. In case of any judicial proceeding relative to the Company (or any other obligor upon the Notes), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under this Indenture and applicable law in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 11.07. No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. Section 9.06. Application of Money Collected. Subject to the 1L/2L/3L/4L Intercreditor Agreement, any money or property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property to Holders, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid: FIRST: To the payment of all amounts due the Trustee in all of its capacities under this Indenture; SECOND: To the payment of the amounts then due and unpaid on the Notes for, as applicable, the Principal Amount, Fundamental Change Purchase Price, any cash amount relating to a conversion in connection with a Make- Whole Fundamental Change or Notice of Redemption, Redemption Price or interest as the case may be, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes; and THIRD: To the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto. 89 Section 9.07. Limitation on Suits. No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder (other than in the case of an Event of Default specified in Section 9.01(a), Section 9.01(b) or Section 9.01(c)) unless: (1) such Holder has previously given written notice to the Trustee that an Event of Default is continuing; (2) the Holder or Holders of not less than 25% in aggregate Principal Amount of the outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder; (3) such Holder or Holders have offered to the Trustee security or indemnity satisfactory to it against any loss, liability, claim or expense; (4) the Trustee for 60 days after its receipt of such request and offer of security or indemnity has failed to institute any such proceeding; and (5) no direction, in the opinion of the Trustee, inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate Principal Amount of the outstanding Notes; it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders). Section 9.08. Unconditional Right of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Principal Amount (including, if applicable, the Fundamental Change Purchase Price or Redemption Price or interest in respect of the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or any Fundamental Change Purchase Date, any Redemption Date or otherwise, as applicable), any accrued and unpaid interest and to convert the Notes in accordance with Article 7 and receive if applicable, the cash amount relating to a conversion in connection with a Make-Whole Fundamental Change or Notice of Redemption”, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected without the consent of such Holder. Section 9.09. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted. Section 9.10. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 3.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Section 9.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this 90 Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be. Section 9.12. Control by Holders. The Holders of a majority in aggregate Principal Amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, if an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers vested in it by this Indenture to use the degree of care that a prudent person would use under the circumstances in the conduct of its own affairs. Furthermore, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action. Section 9.13. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, in either case in respect of the Notes, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorney’s fees and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant; but the provisions of this Section 9.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in Principal Amount of the outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the Principal Amount on any Note on or after the Maturity Date of such Note or the Fundamental Change Purchase Date. ARTICLE 10. MERGER, CONSOLIDATION OR SALE OF ASSETS Section 10.01. Company May Consolidate, etc., only on Certain Terms. The Company shall not, consolidate or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of Company’s or the Company’s subsidiaries’ assets, taken as a whole, to another person (a “Business Combination Event”), unless a) the resulting, surviving, or transferee person is the Company, or if not the Company, is a corporation (the “Successor Corporation”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and such Successor Corporation that expressly assumes (by executing and delivering to the trustee, at or before the effective time of such Business Combination Event,) an indenture supplemental hereto all obligations of the Company under this Indenture and the Notes; b) immediately after giving effect to such Business Combination Event, no Default or event of default will have occurred and be continuing; and c) the Company shall have delivered to the Trustee an Officer’s Certificate and Opinion of Counsel stating that such Business Combination Event and, if a supplemental indenture is required in connection with such event, such supplemental indenture, comply with this Article 10 and that all conditions precedent herein provided for relating to such transaction have been satisfied. At the effective time of a Business Combination Event that complies with the provisions in this Section 11.01, the Successor Corporation will succeed to, and may exercise every right and power of, the Company under this Indenture and the Notes. Section 10.02. Successor Substituted. Upon a Business Combination Event in accordance with Section 10.01, the Successor Corporation formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer, lease or other disposal is made shall succeed to, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor Corporation had been named as the Company herein, and thereafter. If the predecessor is still in existence after such transaction, it will be released from its obligations and covenants under this indenture and the Notes, except in the case of a lease of all or substantially all of its properties and assets.

91 ARTICLE 11. THE TRUSTEE Section 11.01. Duties and Responsibilities of Trustee. a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. b) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that: (1) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred: (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and applicable law, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein); (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer or Officers of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of not less than a majority in Principal Amount of the Notes at the time outstanding determined as provided in Section 1.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; (4) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section; (5) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Registrar with respect to the Notes; and (6) the Trustee (including in its capacities as Conversion Agent, Paying Agent, or Registrar) shall have no responsibility to determine whether any change or adjustment to the Conversion Rate is required, whether the Notes may be called for redemption. 92 c) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred. None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Section 11.02. Notice of Defaults. The Trustee shall give the Holders notice of any Default of which a Trust Officer of the Trustee has knowledge or is deemed to have notice under Section 11.03(j) within 90 days after the occurrence thereof so long as such Default is continuing; provided, that (except in the case of any Default in the payment of Principal Amount of, or interest on, any of the Notes or Fundamental Change Purchase Price or a default in the payment or delivery, as the case may be, of the consideration due upon conversion), the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interest of the Holders of Notes. Section 11.03. Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 11.01: a) the Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties; b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary, any Assistant Secretary or the General Counsel of the Company; c) before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both, and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel; d) the Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel; e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture (including upon the occurrence and during the continuance of an Event of Default), unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against any loss, expenses and liabilities which may be incurred therein or thereby; f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney (at the reasonable expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation); g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder; 93 h) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; i) in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; j) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and the Indenture; k) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; l) the Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care; m) the Trustee will not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within the rights or powers conferred upon it by this Indenture; n) unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company; o) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder; and p) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture. Section 11.04. No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture. The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication. Section 11.05. Trustee, Paying Agents, Conversion Agents or Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Paying Agent, Conversion Agent or Registrar. Section 11.06. Monies to be Held in Trust. Subject to the provisions of Section 15.04, all monies and properties received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee. Section 11.07. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall receive such compensation for all services rendered by it hereunder 94 in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Company and the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, willful misconduct or bad faith. The Company also covenants to indemnify the Trustee (or any officer, director or employee of the Trustee), in any capacity under this Indenture and its agents and any authenticating agent for, and to hold them harmless against, any and all loss, liability, claim or expense incurred without negligence, willful misconduct or bad faith on the part of the Trustee or such officers, directors, employees and agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim (whether asserted by a Holder, the Company or any other Person) of liability in the premises and the enforcement of this Indenture (including this Section 11.07). The obligations of the Company under this Section 11.07 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes. The obligation of the Company under this Section shall survive the satisfaction and discharge of this Indenture and any removal or resignation of the Trustee hereunder. When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 9.01(i) or Section 9.01(j) with respect to the Company occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws. Section 11.08. Officer’s Certificate as Evidence. Except as otherwise provided in Section 11.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee. Section 11.09. Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, this Indenture. Section 11.10. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.10, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. Section 11.11. Resignation or Removal of Trustee. a) The Trustee may at any time resign by giving written notice of such resignation to the Company and to the Holders of Notes. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment ninety (90) days after the mailing of such notice of resignation to the Holders, the resigning Trustee may, upon ten (10) Business Days’ notice to the Company and the Holders, appoint a successor identified in such notice or may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or, if any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months may, subject to the provisions of Section 9.13, on behalf of himself and all others similarly situated,

95 petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee. b) In case at any time any of the following shall occur: (1) the Trustee shall fail to comply with Section 11.09 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months; or (2) the Trustee shall cease to be eligible in accordance with the provisions of Section 11.10 and shall fail to resign after written request therefor by the Company or by any such Holder; or (3) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 9.13, any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided, however, that if no successor Trustee shall have been appointed and have accepted appointment ninety (90) days after either the Company or the Holders has removed the Trustee, the Trustee so removed may petition at its own expense any court of competent jurisdiction for an appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee. c) The Holders of a majority in aggregate Principal Amount of the Notes at the time outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless, within ten (10) days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any Holder, or if such Trustee so removed or any Holder fails to act, the Company, upon the terms and conditions and otherwise as in Section 11.11(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee. d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 9.11 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 11.12. Section 11.12. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 11.11 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 11.07, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 11.07. No successor trustee shall accept appointment as provided in this Section 11.12 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 11.09 and be eligible under the provisions of Section 11.10. Upon acceptance of appointment by a successor trustee as provided in this Section 11.12, the Company (or the former trustee, at the written direction of the Company) shall mail or cause to be mailed notice 96 of the succession of such trustee hereunder to the Holders of Notes at their addresses as they shall appear on the Register. If the Company fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company. Section 11.13. Succession by Merger, Etc. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be qualified under the provisions of Section 11.09 and eligible under the provisions of Section 11.10. In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Notes in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Notes or in this Indenture; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation. Section 11.14. Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor). Section 11.15. Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted. ARTICLE 12. HOLDERS’ LISTS AND REPORTS BY TRUSTEE Section 12.01. Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee: (1) semiannually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and (2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; excluding from any such list names and addresses received by the Trustee in its capacity as Registrar; provided, however, that no such list need be furnished so long as the Trustee is acting as Registrar. Section 12.02. Preservation of Information; Communications to Holders. 97 a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 12.01 and the names and addresses of Holders received by the Trustee in its capacity as Registrar. The Trustee may destroy any list furnished to it as provided in Section 12.01 upon receipt of a new list so furnished. b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and duties of the Trustee, shall be as provided under applicable law. c) Every Holder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to applicable law. Section 12.03. Reports By Trustee. The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to this Indenture at the times and in the manner provided pursuant thereto. A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Notes are listed, with the Commission and with the Company. The Company will notify the Trustee when the Notes are listed on any stock exchange or of any delisting thereof. ARTICLE 13. COLLATERAL AND SECURITY Section 13.01. Security Documents. The due and punctual payment of the principal of and interest, if any, on, the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest, if any (to the extent permitted by law), on the Notes and performance of all other obligations of the Company to the Holders of Notes or the Trustee under this Indenture and the Notes (including, without limitation, the Note Guarantees), according to the terms hereunder or thereunder, are secured as provided in the Security Documents. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Trustee and the Trustee to enter into the Security Documents to which they are a party and to perform their respective obligations and exercise their respective rights thereunder in accordance therewith. At the expense of the Company, the Company will deliver to the Trustee copies of all documents delivered to the Collateral Trustee pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents, to assure and confirm to the Trustee and the Collateral Trustee the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. At the written request of the Collateral Trustee, or as otherwise required by the Security Documents, the Company will take, and will cause each Subsidiary Guarantor to take, any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Obligations of the Company hereunder, a valid and enforceable perfected first priority Lien in and on all the Collateral (subject to Permitted Liens) to the extent provided in the Security Documents, in favor of the Collateral Trustee for the benefit of the Holders of Notes, superior to and prior to the rights of all third Persons and subject to no other Liens than Permitted Liens. Section 13.02. Release of Liens. a) The Liens on the Collateral securing the Notes and the Note Guarantees will automatically be released: (1) upon payment in full of principal, interest and all other Obligations (other than contingent indemnity obligations) on the Notes and the Note Guarantees or satisfaction and discharge of this Indenture in accordance with Article 15 hereof; 98 (2) upon release of a Note Guarantee (with respect to the Liens securing such Note Guarantee granted by such Subsidiary Guarantor); (3) in connection with any sale, transfer or other disposition of Collateral to any Person other than the Company or any Subsidiary Guarantor (but excluding any transaction subject to Sections 10.01 or 14.04 hereof) that is permitted by this Indenture (with respect to the Lien on such Collateral); provided that, except in the case of any disposition in the ordinary course of business, upon such disposition and after giving effect thereto, no Default shall have occurred and be continuing or would result therefrom; provided, further, that any products or proceeds received by the Company or such Subsidiary Guarantor in respect of any such Collateral shall continue to constitute Collateral to the extent required by this Indenture and the Security Documents; (4) in whole or in part, with the consent of the Holders of the requisite percentage of Notes in accordance with Article 16 hereof, including the release of all or substantially all of the Collateral if approved by Holders of at least 66 2/3% of the aggregate principal amount of the Notes; (5) with respect to assets that become Excluded Assets; or (6) as contemplated by Sections 4.1 and 4.4 of the Collateral Trust Agreement. Each of the releases described in clauses (1), (2), (3) and (5) shall be effected by the Collateral Trustee upon receipt of appropriate written notice of instruction, to the extent required, without the consent of Holders or any action on the part of the Trustee. b) Upon compliance by the Company or any Subsidiary Guarantor, as the case may be, with the conditions precedent required by this Indenture, the Trustee or the Collateral Trustee shall promptly cause to be released and re-conveyed to the Company or the Subsidiary Guarantor, as the case may be, the released Collateral. c) Any release of Liens on the Collateral in accordance with this Section 13.02 and the Security Documents will not be deemed to impair the security under this Indenture or the right of a Holder of a Note to receive payment of principal or interest thereon (including for purposes of Section 4.25 hereof). Section 13.03. Certificates of the Company. The Company will furnish to the Trustee and the Collateral Trustee, prior to each proposed release of Collateral pursuant to the Security Documents an Officer’s Certificate requesting such release and certifying that such release of Collateral is authorized or permitted under this Indenture. The Trustee may, to the extent permitted by Section 11.01 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Officer’s Certificate. Section 13.04. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include: a) a statement that the Person making such certificate or opinion has read such covenant or condition; b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

99 Section 13.05. Authorization of Actions to Be Taken by the Trustee Under the Security Documents. Subject to the provisions of Section 11.01 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Notes, direct, on behalf of the Holders of Notes, the Collateral Trustee to, take all actions it deems necessary or appropriate in order to: a) enforce any of the terms of the Security Documents; and b) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder. The Trustee will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee). Notwithstanding the foregoing, it is understood that the Trustee shall have no obligation to take any action whatsoever under this Section 13.05. Section 13.06. Authorization of Receipt of Funds by the Trustee Under the Security Documents. The Trustee is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Security Documents, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture. Section 13.07. Termination of Security Interest. Upon the full and final payment and performance of all Obligations (other than contingent indemnity obligations) of the Company under this Indenture and the Notes, the Trustee will, at the written request of the Company, deliver a certificate to the Collateral Trustee stating that such Obligations have been paid in full, and instruct the Collateral Trustee to release the Liens pursuant to this Indenture and the Security Documents. Section 13.08. Collateral Trustee Not a Fiduciary. Without limiting the generality of the foregoing sentences, the use of the term “trustee” in this Agreement with reference to the Collateral Trustee is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Section 13.09. Limitation on Duty of Collateral Trustee in Respect of Collateral. a) Beyond the exercise of reasonable care in the custody thereof and the accounting for moneys actually received by it hereunder, the Collateral Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Collateral Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Trustee in good faith. b) The Collateral Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Collateral Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Trustee shall have no 100 duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, the Collateral Trust Agreement or the Security Documents by the Company or any other parties. c) All of the rights, immunities and protections, including the right to indemnification, extended to the Trustee in Article 11 of this Indenture shall be applicable to the Collateral Trustee as if fully set forth herein. ARTICLE 14. NOTE GUARANTEES Section 14.01. Note Guarantees. a) Subject to this Article 14, each of the Subsidiary Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (1) the principal of and interest, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest, if any, on, the Notes, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection. b) The Subsidiary Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture. c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect. d) Each Subsidiary Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 9 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 9 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Note Guarantee. The Subsidiary Guarantors will have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee. 101 Section 14.02. Limitation on Subsidiary Guarantor Liability. Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 14, result in the obligations of such Subsidiary Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance. Section 14.03. Execution and Delivery of Note Guarantee. To evidence its Note Guarantee set forth in Section 14.01 hereof, each Subsidiary Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit B hereto will be endorsed by an Officer of such Subsidiary Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Subsidiary Guarantor by one of its Officers. Each Subsidiary Guarantor hereby agrees that its Note Guarantee set forth in Section 14.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee. If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless. The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors. In the event that the Company or any of its Subsidiaries creates or acquires any Subsidiary after the date of this Indenture, if required by Section 4.24 hereof, the Company will cause such Subsidiary to comply with the provisions of Section 4.24 hereof and this Article 14, to the extent applicable. Section 14.04. Subsidiary Guarantors May Consolidate, etc., on Certain Terms. a) Except as otherwise provided in Section 14.05 hereof, no Subsidiary Guarantor may sell, convey, transfer or dispose of, all or substantially all the assets of the Company and its Subsidiaries as an entirety or substantially as an entirety, in one transaction or a series of related transactions, to any Person, unless the resulting, surviving or transferee Person expressly assumes by supplemental indenture all of the obligations of the Subsidiary Guarantor under its Note Guarantee, this Indenture and the Security Documents on the terms set forth herein or therein, pursuant to a supplemental indenture and appropriate Security Documents in form and substance reasonably satisfactory to the Trustee; provided that any such sale, conveyance, transfer or disposition to a Person that is not a Subsidiary shall instead comply with Section 10.01 hereof. b) Subject to the proviso in the foregoing clause (a), in case of any such consolidation, merger, sale, assignment, transfer, or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person will succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof. c) Except as set forth in Articles 4 and 10 hereof, and notwithstanding clause (a) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Subsidiary Guarantor 102 with or into the Company or another Subsidiary Guarantor, or will prevent any sale, assignment, transfer, or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor. Section 14.05. Releases. a) In the event of any sale, assignment, transfer, conveyance, or other disposition of all or substantially all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company, if the sale or other disposition does not otherwise violate Section 4.20 hereof (and subject to Section 14.04 hereof), then such Subsidiary Guarantor will be released and relieved of any obligations under its Note Guarantee; b) In the event of any sale, assignment, transfer, conveyance, or other disposition of Capital Stock of any Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company and such Subsidiary Guarantor ceases to be a Subsidiary of the Company as a result of the sale or other disposition, then such Subsidiary Guarantor will be released and relieved of any obligations under its Note Guarantee; provided, in both cases, that the Net Cash Proceeds of such sale, assignment, transfer, conveyance, or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation Section 4.20 hereof. Upon delivery by the Company to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that such sale, assignment, transfer, conveyance, or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.20 hereof, the Trustee will execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under its Note Guarantee. c) [Reserved]. d) Upon satisfaction and discharge of this Indenture in accordance with Article 15 hereof, each Subsidiary Guarantor will be released and relieved of any obligations under its Note Guarantee. e) Upon the liquidation or dissolution of a Subsidiary Guarantor. f) Upon such Subsidiary Guarantor becoming an Insurance Subsidiary or an Immaterial Subsidiary, such Subsidiary Guarantor will be released and relieved of any obligations under its Note Guarantee. g) Upon such Subsidiary Guarantor consolidating with, merging into or transferring all or substantially all of its properties or assets to the Company or another Subsidiary Guarantor, such Subsidiary Guarantor will be released and relieved of any obligations under its Note Guarantee. Notwithstanding anything in this Indenture or the other Notes Documents to the contrary, a Subsidiary Guarantor will not be released from its Note Guarantee upon ceasing to be a Subsidiary or becoming an Excluded Subsidiary, unless (i) it became an Excluded Subsidiary pursuant to a transaction with a non-affiliated third party for a legitimate business purpose and not in contemplation of (x) adversely affecting the Holders’, the Trustee’s or the Collateral Trustee’s interests in the Collateral and/or (y) incurring Debt for borrowed money (including in connection with a Liability Management Transaction) and (ii) the Company is deemed to have made an Investment in such resulting Subsidiary immediately after such release in an amount equal to the value of all Investments of the Company and the Subsidiary Guarantors in such Subsidiary outstanding on such date, and such Investment is a Permitted Investment or is otherwise permitted by Section 4.17. Any Subsidiary Guarantor not released from its obligations under its Note Guarantee as provided in this Section 14.05 will remain liable for the full amount of principal of and interest, if any, on, the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article 14. ARTICLE 15. SATISFACTION AND DISCHARGE Section 15.01. Discharge of Indenture. When (a) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in

103 substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, and the Company shall deposit with the Trustee, in trust, cash or, in the case of conversions, cash, shares of Common Stock or a combination thereof sufficient to pay on the Maturity Date, upon any Redemption Date, upon any Fundamental Change Purchase Date or upon any conversion (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest or, in the case of conversions, cash, shares of Common Stock or a combination thereof due to such Maturity Date, Redemption Date, Fundamental Change Purchase Date or upon conversion, as the case may be, accompanied by a verification report, as to the sufficiency of the deposited amount, from an independent certified accountant or other financial professional satisfactory to the Trustee, and if the Company shall also pay or deliver or cause to be paid or delivered all other sums payable or deliverable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Notes, (ii) rights hereunder of Holders to receive payments of principal of and interest or, in the case of any conversion, cash, shares of Common Stock or a combination thereof on, the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel as required by Section 1.02 and at the cost and expense of the Company, shall execute such instruments reasonably requested by the Company acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes. Section 15.02. Deposited Monies to be Held in Trust by Trustee. Subject to Section 15.04, all monies and shares of Common Stock deposited with the Trustee pursuant to Section 15.01 shall be held in trust for the sole benefit of the Holders, and such monies and shares of Common Stock shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Notes for the payment or delivery upon conversion thereof have been deposited with the Trustee, of all sums and amounts due thereon for principal and interest or upon conversion. Section 15.03. Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent of the Notes (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such Monies. Section 15.04. Return of Unclaimed Monies. Subject to the requirements of applicable abandoned property laws, any monies or shares of Common Stock deposited with or paid to the Trustee for payment of the principal of or interest on Notes and not applied but remaining unclaimed by the Holders of Notes for two years after the date upon which the principal of or interest on such Notes or shares of Common Stock, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies or shares of Common Stock; and the Holder of any of the Notes shall thereafter look only to the Company for any payment or delivery that such Holder may be entitled to collect unless an applicable abandoned property law designates another Person. Section 15.05. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money or shares of Common Stock in accordance with Section 15.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 15.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money or shares of Common Stock in accordance with Section 15.02; provided, however, that if the Company makes any payment of interest on or principal of any Note or payment or delivery, as the case may be, of the consideration due upon conversion following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money, or delivery from the shares of Common Stock, as the case may be, held by the Trustee or Paying Agent. 104 ARTICLE 16. SUPPLEMENTAL INDENTURES Section 16.01. Supplemental Indentures without Consent of Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes: (1) to cure any ambiguity or correct any inconsistent or otherwise defective provision contained herein; (2) to provide for the assumption by a Successor Corporation of the obligations of the Company contained herein; (3) to provide for or confirm the issuance of Additional Notes or PIK Notes, in each case, in accordance with the terms of this Indenture; (4) to evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee; (5) to add Note guarantees with respect to the Notes; (6) to secure the Notes; (7) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; (8) to comply with the applicable procedures of the Depositary; (9) to make any change that does not materially adversely affect the rights of any Holder; (10) as expressly required by Section 7.05; (11) to conform the provisions of this Indenture to the Term Sheet (and the Trustee may conclusively rely on an Officer’s Certificate from the Company for such purpose); (12) to irrevocably elect a Settlement Method or a Specified Dollar Amount or a Minimum Specified Amount, or eliminate the Company’s right to elect a Settlement Method; or (13) to make such administrative or technical amendments as are necessary (as determined in good faith by the Company) for the issuance of PIK Notes or payment of PIK Interest in accordance with the terms of this Indenture. Section 16.02. Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in Principal Amount of the outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note affected thereby: (1) reduce the percentage in Principal Amount of Notes whose Holders must consent to an amendment of this Indenture or to waive any past default; (2) reduce the rate of, or extend the time of payment of, any interest on any Note; (3) reduce the Principal Amount of, or extend the Maturity Date of, any Note; 105 (4) make any change that impairs or adversely affects the conversion rights of any Note; (5) reduce the Redemption Price or the Fundamental Change Purchase Price of any Note or amend or modify in any manner adverse to the Holders of Notes the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise; (6) make any Note payable in a currency other than that stated in the Notes; (7) impair the right of any Holder to receive payment of principal of, and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes; (8) modify, waive or change any provision of this Indenture affecting the ranking (as to contractual right of payment) of the Notes or any Note Guarantee in a manner adverse to the Holders of the Notes; or (9) modify any of the provisions of this Section 16.02 or Section 9.02(b). It shall not be necessary for any Act of Holders under this Section 16.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof. Section 16.03. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article 16 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and (subject to Section 11.01) shall be fully protected in relying upon, in addition to the documents required by Section 1.02, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such supplemental indenture if the same does not adversely affect the Trustee’s own rights, duties or immunities under this Indenture or otherwise. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise. Section 16.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 16, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. Section 16.05. [Reserved]. Section 16.06. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 16 shall bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Notes. Section 16.07. Notice to Holders of Supplemental Indentures. The Company shall cause notice of the execution of any supplemental indenture to be sent to each Holder, at such Holder’s address appearing on the Register provided for in this Indenture, within 20 days after execution thereof. Failure to deliver such notice, or any defect in such notice, shall not impair or affect the legality or validity of such supplemental indenture. ARTICLE 17. MISCELLANEOUS Section 17.01. [Reserved]. Section 17.02. Notices. Any notice or communication shall be in writing (including telecopy promptly confirmed in writing) and delivered in person or mailed by first-class mail addressed as follows: 106 if to the Company: INNOVATE Corp. 295 Madison Ave, 12th Fl New York, NY 10017 Attention: Michael Sena with a copy to: Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, NY 10006 Attention: Sean O’Neal if to the Trustee: U.S. Bank Trust Company, National Association Global Corporate Trust Services Mailcode: EP MN S3MC 60 Livingston Avenue St. Paul, MN 55107-2292 Attention: Global Corporate Trust The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications. Any notice or communication mailed to a registered Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed; provided that, notwithstanding anything to the contrary herein, notices given to Holders of Global Notes may be given electronically through the facilities of the Depositary. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee shall be effective only upon receipt. The Trustee agrees to accept instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods; provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties, absent the gross negligence or willful misconduct of the Trustee. Section 17.03. [Reserved]. Section 17.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee in compliance with Section 1.02, as applicable:

107 a) an Officer’s Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and b) if requested by the Trustee, an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with. Section 17.05. When Notes Are Disregarded. In determining whether the Holders of the required Principal Amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination. Section 17.06. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions. Section 17.07. Legal Holidays. If an Interest Payment Date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a Regular Record Date is a Legal Holiday, the Regular Record Date shall not be affected. In any case where the Maturity Date, Fundamental Change Purchase Date or Redemption Date, as the case may be, of any Note is a Legal Holiday, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal need not be made on such date, but may be made on the next succeeding day that is not a Legal Holiday, with the same force and effect as if made on such Maturity Date, Fundamental Change Purchase Date or Redemption Date, as the case may be. Section 17.08. Governing Law. THIS INDENTURE AND THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE OR THE NOTES, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Section 17.09. No Recourse against Others. An incorporator, director, officer, employee, Affiliate or stockholder of the Company, solely by reason of this status, shall not have any liability for any obligations of the Company under the Notes, this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes. Section 17.10. Successors. All agreements of the Company in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors. Section 17.11. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. Delivery of an executed counterpart by facsimile, .pdf or other electronic means shall be effective as delivery of a manually executed counterpart thereof. All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communication sent to Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature, if applicable, in English). Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties. Section 17.12. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their respective successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture. Section 17.13. Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof. 108 Section 17.14. Severability Clause. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability. Section 17.15. Calculations. The Company (or its agents) will be responsible for making all calculations called for under this Indenture or the Notes. The Company (or its agents) will make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders. The Company (or its agents) upon request will provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of such calculations without independent verification. The Trustee will deliver a copy of such schedule to any Holder upon the written request of such Holder. Section 17.16. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SECURITIES OR THE TRANSACTION CONTEMPLATED THEREBY. Section 17.17. Consent to Jurisdiction. a) The Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States sitting in the State and City of New York, County and Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Indenture or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state court sitting in the State and City of New York, County and Borough of Manhattan or, to the extent permitted by law, in such federal court sitting in the State and City of New York, County and Borough of Manhattan. b) The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action proceeding arising out of or relating to this Indenture or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Section 17.18. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, pandemics, epidemics, recognized public emergencies, quarantine restrictions, nuclear or natural catastrophes or acts of God, interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, and hacking, cyber-attacks, or other use or infiltration of the Trustee’s technological infrastructure exceeding authorized access. Section 17.19. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee (in all of its capacities), like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act. [Remainder of the page intentionally left blank] [Signature Page to 2027 Convertible Notes Indenture] IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written. INNOVATE Corp. By: Name: Michael J. Sena Title: Chief Financial Officer INNOVATE 2 Corp. By: Name: Michael J. Sena Title: Chief Executive Officer and Chief Financial Officer DBM Global Intermediate Holdco Inc. By: Name: Michael J. Sena Title: Chief Executive Officer and Chief Financial Officer [Signature Page to Convertible Notes Indenture] U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee and Collateral Trustee By: Name: Brandon Bonfig Title: Voce President

SCHEDULE A

Effective Date/ Date of the Notice of Redemption	$36.29	$39.66	$42.33	$49.57	$55.02	$69.40	$99.14	$118.97	$148.71	$297.42
August 1, 2025	3.9264	3.8483	3.1219	1.8946	1.4052	0.8188	0.4471	0.3289	0.2202	0.0033
August 1, 2026	3.9264	1.5839	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

Schedule A-1

EXHIBIT A

[FORM OF RESTRICTED STOCK LEGEND]

THE SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY THIS SECURITY MAY NOT BE OFFERED, RESOLD, OR OTHERWISE TRANSFERRED, EXCEPT:

(A) TO INNOVATE CORP. (THE "COMPANY") OR ANY SUBSIDIARY THEREOF;

(B) PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER; OR

(C) UNDER ANY OTHER AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

WITH RESPECT TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (C), THE COMPANY AND THE COMPANY'S TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Exhibit A-1

EXHIBIT B

[FORM OF NOTATION OF GUARANTEE]

For value received, each Subsidiary Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of August 4, 2025 (the "*Indenture*") among INNOVATE Corp., (the "*Company*"), the Subsidiary Guarantors party thereto, U.S. Bank Trust Company, National Association, as trustee (the "*Trustee*"), and U.S. Bank Trust Company, National Association, as collateral trustee, (a) the due and punctual payment of the principal of and interest, if any, on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest, if any, on, the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Subsidiary Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 14 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[NAME OF SUBSIDIARY GUARANTOR(S)]

By: ______________________________
Name:
Title:

Exhibit B-1

EXHIBIT C

[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

SUPPLEMENTAL INDENTURE (this "**Supplemental Indenture**"), dated as of ________________, among __________________ (the "**Guaranteeing Subsidiary**"), a subsidiary of INNOVATE Corp. (or its permitted successor), a Delaware corporation (the "**Company**"), the Company, the other Subsidiary Guarantors (as defined in the Indenture referred to herein), U.S. Bank Trust Company, National Association, as trustee under the Indenture referred to below (the "*Trustee*"), and the Collateral Trustee (as defined in the Indenture).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "*Indenture*"), dated as of August 4, 2025 providing for the issuance of 9.5% Convertible Senior Secured Notes due 2027 (the "*Notes*");

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "*Note Guarantee*"); and

WHEREAS, pursuant to Section 15.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

1. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 14 thereof.

2. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Company or the Subsidiary Guarantors under the Notes, this Indenture, the Note Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

3. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

4. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

5. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

6. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

Exhibit C-1

Exhibit C-2 IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written. Dated: , [GUARANTEEING SUBSIDIARY] By: Name: Title: INNOVATE Corp. By: Name: Title: U.S. Bank Trust Company, National Association By: Name: Title: